Registration Statement No. 333-285508

Filed Pursuant to Rule 424(b)(2)

Amendment No. 30* dated August 21, 2026 to the Pricing Supplement dated December 2, 2020 to the Product Supplement dated December 2, 2020, the Prospectus Supplement dated March 25, 2025 and the Prospectus dated March 25, 2025

Issued by Bank of Montreal

5,000,000 Notes

MicroSectorsTM Gold Miners -3X Inverse Leveraged ETNs due June 29, 2040

This pricing supplement relates to the MicroSectorsTM Gold Miners -3X Inverse Leveraged Exchange Traded Notes due June 29, 2040 (the “notes”) that Bank of Montreal may issue from time to time. The return on the notes is linked to a three times leveraged participation in the daily inverse performance of the S-Network MicroSectorsTM Gold Miners Index (the “Index”), which is described in this pricing supplement. The Index is a total return index that tracks the performance of two exchange traded funds, the VanEck® Gold Miners ETF (the “GDX”) and the VanEck® Junior Gold Miners ETF (the “GDXJ”).

On August 21, 2026, the closing price of the notes on the NYSE Arca, Inc. (the “NYSE”) was $15.48 per note and the closing Indicative Note Value per note was $15.4943.

The notes do not guarantee any return of principal at maturity, call or upon early redemption. Instead, you will receive a cash payment in U.S. dollars at maturity, a call by us or redemption at your option, based on a daily resetting three times leveraged participation in the inverse performance of the Index, less a Daily Investor Fee, any negative Daily Interest and, upon early redemption, a Redemption Fee Amount (each as described below). We discuss in more detail below how the payments on the notes will be calculated. Because these various fees may substantially reduce the amount of your investment at maturity, call or upon redemption, the level of the Index must decrease significantly in order for you to receive at least the principal amount of your investment at maturity, call or upon redemption, or if you sell your notes. You may lose some or all of your principal. Please see the “Summary” section below for important information relating to the terms and conditions of the notes.

The notes are not intended to be “buy and hold” investments, and are not intended to be held to maturity. Instead, the notes are intended to be daily trading tools for sophisticated investors to manage daily trading risks as part of an overall diversified portfolio. The notes are designed to reflect a 3x leveraged inverse exposure to the performance of the Index on a daily basis (before taking into account the negative effect of the Daily Investor Fee, any negative Daily Interest, and the Redemption Fee Amount, if applicable). However, due to the daily resetting leverage, the returns on the notes over different periods of time can, and most likely will, differ significantly from three times the return on a direct short investment in the Index. The notes are designed to achieve their stated investment objectives on a daily basis. The performance of the notes over longer periods of time can differ significantly from their stated daily objectives. The notes are considerably riskier than securities that have intermediate- or long-term investment objectives, and are not suitable for investors who plan to hold them for a period of more than one day or who have a “buy and hold” strategy. Investors should actively and continuously monitor their investments in the notes on an intraday basis, and any decision to hold the notes for more than one day should be made with great care and only as the result of a series of daily (or more frequent) investment decisions to remain invested in the notes for the next one-day period. The notes are very sensitive to changes in the level of the Index, and returns on the notes may be negatively impacted in complex ways by the volatility of the Index on a daily or intraday basis. It is possible that you will suffer significant losses in the notes even if the long-term performance of the Index is negative. Accordingly, the notes should be purchased only by sophisticated investors who understand and can bear the potential risks and consequences of the notes that are designed to provide exposure to the inverse leveraged performance of the Index on a daily basis and that will be highly volatile and may experience significant losses, up to the entire amount invested, in a short period of time. You should proceed with extreme caution in considering an investment in the notes. Any payment on the notes is subject to the credit risk of Bank of Montreal.

The notes are unsecured and unsubordinated obligations of Bank of Montreal. Each note has a principal amount of $50,000 (after giving effect to the reverse splits described below). The notes do not bear interest. The notes are listed on the NYSE under the ticker symbol “GDXD.” The notes initially settled on December 7, 2020. The Daily Investor Fee (based on a rate of 0.95% per annum) is deducted from the closing indicative value on a daily basis. The Daily Interest (which is based on the US Federal Funds Effective Rate minus an amount that will initially be 2.00%, but which may be increased to up to 4.00% per annum), if negative, will further reduce the closing indicative value. If you elect for us to redeem your notes, your payment may be subject to a Redemption Fee Amount of 0.125%.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the notes or passed upon the accuracy or the adequacy of this pricing supplement, the accompanying product supplement, prospectus supplement and prospectus. Any representation to the contrary is a criminal offense.

Investing in the notes involves significant risks. See “Risk Factors” beginning on page PS-10 of this pricing supplement, page PS-7 of the product supplement, page S-2 of the prospectus supplement and page 9 of the prospectus.

The notes are our unsecured obligations and will not be savings accounts or deposits that are insured by the United States Federal Deposit Insurance Corporation, the Deposit Insurance Fund, the Canada Deposit Insurance Corporation or any other governmental agency or instrumentality or other entity.

BMO CAPITAL MARKETS

TABLE OF CONTENTS

Pricing Supplement

You should read this pricing supplement together with the product supplement ETN -2x-3x dated December 2, 2020, the prospectus supplement dated March 25, 2025 and the prospectus dated March 25, 2025. This pricing supplement, together with the documents listed below, contains the terms of the notes and supersedes all other prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, correspondence, trade ideas, structures for implementation, sample structures, fact sheets, brochures or other educational materials of ours or the agent. We urge you to consult your investment, legal, tax, accounting and other advisers before you invest in the notes. The contents of any website referred to in this pricing supplement are not incorporated by reference in this pricing supplement, the accompanying product supplement, prospectus supplement or prospectus.

You may access these documents on the SEC website at www.sec.gov as follows (or if such address has changed, by reviewing our filings for the relevant date on the SEC website):

•	Product Supplement ETN -2x-3x dated December 2, 2020:

https://www.sec.gov/Archives/edgar/data/927971/000121465920010110/g1125200424b5.htm

•	Prospectus Supplement and Prospectus dated March 25, 2025: https://www.sec.gov/Archives/edgar/data/927971/000119312525062081/d840917d424b5.htm

Since the date that the notes were initially issued, we have prepared a new “base” prospectus and prospectus supplement, each dated March 25, 2025. The notes are part of a series of debt securities entitled “Senior Medium-Term Notes, Series F.” When you read the accompanying prospectus supplement, please note that all references to “Series K” shall be deemed to refer instead to “Series F.” In addition, the term “indenture” as used in the accompanying prospectus supplement shall mean the Senior Indenture dated as of January 25, 2010, as amended and supplemented by the First Supplemental Indenture dated as of September 23, 2018, between the Bank and Computershare Trust Company, N.A., as successor trustee to Wells Fargo Bank, National Association. When you read the accompanying product supplement, please note that all references to the prospectus supplement dated April 20, 2020 or to the prospectus dated April 20, 2020, or to any sections therein, shall be deemed to refer to the accompanying prospectus supplement dated March 25, 2025 and the accompanying prospectus dated March 25, 2025 or to the corresponding sections of such prospectus supplement or prospectus, as applicable.

Our Central Index Key, or CIK, on the SEC website is 927971. As used in this pricing supplement, “we,” “us” or “our” refers to Bank of Montreal.

The notes described in this pricing supplement are not appropriate for all investors, and involve important legal and tax consequences and investment risks, which should be discussed with your professional advisers. You should be aware that the regulations of the Financial Industry Regulatory Authority, Inc., or FINRA, and the laws of certain jurisdictions (including regulations and laws that require brokers to ensure that investments are suitable for their customers) may limit the availability of the notes. This pricing supplement and the accompanying product supplement, prospectus supplement and prospectus do not constitute an offer to sell or a solicitation of an offer to buy the notes in any circumstances in which such offer or solicitation is unlawful.

SUMMARY

The information in this “Summary” section is qualified by the more detailed information set forth in this pricing supplement, the product prospectus supplement, the prospectus supplement, and the prospectus. You should read these documents in full, including the information in the “Risk Factors” sections, before making an investment decision.

General

Issuer:	Bank of Montreal

Principal Amount:

$50,000 per note.

The principal amount was (i) $25 per note from, and including the Initial Trade Date to, but excluding, April 29, 2024, the effective date of a 1-for-10 reverse split of the notes; (ii) $250 per note from, and including, April 29, 2024 to, but excluding, October 22, 2025, the effective date of a 1-for-20 reverse split of the notes; (iii) $5,000 per note from, and including, October 22, 2025 to, but excluding February 9, 2026. On February 9, 2026, we effected a 1-for-10 reverse split of the notes, and the principal amount from and after this date will be $50,000 per note.

Aggregate Principal Amount:	5,000,000 notes are expected to be outstanding as of the date of August 21, 2026, representing an aggregate principal amount of $250,000,000,000.

Initial Trade Date:	December 2, 2020

Initial Issue Date:	December 7, 2020

Term:	Approximately 19.5 years, subject to your right to require us to redeem your notes on any Redemption Date, our call right or our right to extend the Maturity Date, each as described below.

Maturity Date:

June 29, 2040, which is scheduled to be the third Business Day following the last Index Business Day in the Final Measurement Period. The Maturity Date for the notes may be extended at our option for up to two additional 5-year periods, as described in the product supplement. The Maturity Date is also subject to adjustment as described herein and under “Specific Terms of the Notes — Market Disruption Events” in the product supplement.

Listing:	The notes are listed on the NYSE under the ticker symbol listed below. The CUSIP and ISIN numbers, and the Intraday Indicative Value ticker symbol, for the notes are:

Ticker Symbol	CUSIP Number	ISIN Number	Intraday Indicative Value Symbol
GDXD	06368M302	US06368M3025	GDXDIV

If an active secondary market develops, we expect that investors will purchase and sell the notes primarily in this secondary market.

Index:

The return on the notes is linked to a three times leveraged participation in the inverse performance of the S-Network MicroSectorsTM Gold Miners Index, compounded daily as described in this document, minus the applicable fees. The Index is a market capitalization-weighted index that tracks the performance of two exchange traded funds, the VanEck® Gold Miners ETF (the “GDX”) and the VanEck® Junior Gold Miners ETF (the “GDXJ”). We refer to each of the GDX and the GDXJ as an “ETF.” The Index is a total return index. Please see the section below, “The Index,” for additional information as to the Index and the methodology by which it is calculated.

The ticker symbol of the Index is “MINERS”. VettaFi LLC (the “Index Sponsor”) will publish a closing level for the Index on each Index Business Day that is based on the closing prices of the ETFs on their primary exchanges. Cboe Global Indices will publish intraday levels of the Index on each Index Business Day.

PS-1

In addition to the closing level of the Index described above, the Index Sponsor will publish on each Index Business Day a separate closing level of the Index that is based on the volume weighted average prices of the ETFs during the final 15 minutes of trading. We refer to this level as the “VWAP Closing Level.” The VWAP Closing Level may be found under the following ticker: MINERSV.

The payments on the notes are initially linked to the closing levels of the Index, as published under the symbol “MINERS”. However, as discussed in more detail below, the payments on the notes may be linked during their term to the VWAP Closing Level. See “—Index Performance Factor and VWAP Closing Level” below.

The ETFs:

GDX seeks to replicate, before fees and expenses, the price and yield performance of the MarketVectorTM Global Gold Miners Index (with respect to the GDX, the “Underlying Index”). The MarketVectorTM Global Gold Miners Index is a float-adjusted modified market capitalization-weighted index designed to track the performance of the global gold and silver mining segment.

GDXJ seeks to replicate, before fees and expenses, the price and yield performance of the MVIS® Global Junior Gold Miners Index (with respect to the GDXJ, the “Underlying Index”). The MVIS® Global Junior Gold Miners Index is designed to track the performance of the global gold and silver mining small-cap segment.

We provide more information about the ETFs in the section below, “The ETFs.”

Exchange Business Day:	“Exchange Business Day” means any day on which the primary exchange or market for trading of the notes is scheduled to be open for trading.

Index Business Day:	“Index Business Day” means any day on which the Index Sponsor publishes the closing level of the Index (including the VWAP Closing Level).

Payments on the Notes

Interest Payments:	None.

Payment at Maturity/Cash Settlement Amount:	If you hold your notes to maturity, you will receive a cash payment in U.S. dollars at maturity in an amount equal to the arithmetic mean of the closing Indicative Note Values on each Index Business Day in the Final Measurement Period. This amount will not be less than $0.

Final Measurement Period:

The 10 consecutive Index Business Days from and including the Calculation Date, subject to adjustment as described under “Additional Terms of the Notes – Market Disruption Events” in the product supplement.

If the Calculation Agent determines that the “aggregate market value” of the outstanding notes is less than or equal to $25,000,000 at the close of trading on the Index Business Day immediately preceding the Calculation Date, the Final Measurement Period will consist solely of the Calculation Date.

The Calculation Agent will determine the aggregate market value for purposes of this section by multiplying the closing Indicative Note Value on the applicable date by the number of units of the notes that are outstanding on that date.

Calculation Date:	June 13, 2040

PS-2

Indicative Note Value

Indicative Note Value:	On the Initial Trade Date, the Indicative Note Value of each note was equal to the initial Principal Amount of $25. On any subsequent Exchange Business Day until maturity, call or redemption of the notes, the closing Indicative Note Value will equal (a) the Deposit Amount on that Exchange Business Day minus (b) the Short Index Amount on that Exchange Business Day; provided that if that calculation results in a value less than or equal to $0, the closing Indicative Note Value will be $0. If the closing Indicative Note Value is $0 on any Exchange Business Day, or the Intraday Indicative Value at any time during the Core Trading Session (as defined below) on an Exchange Business Day, is less than or equal to $0, then the Indicative Note Value on all future days during the term of the notes will be $0. If the Indicative Note Value is $0, the Cash Settlement Amount will be $0.

The NYSE currently defines the “Core Trading Session” as 9:30AM to 4:00PM, New York time. This definition may change during the term of the notes.

On April 29, 2024, we effected a 1-for-10 reverse split of the notes. The closing Indicative Note Value on April 26, 2024 was multiplied by 10 to determine the reverse split-adjusted Indicative Note Value. On October 22, 2025 we effected a 1-for-20 reverse split of the notes. The closing Indicative Note Value on October 21, 2025 was multiplied by 20 to determine the reverse split-adjusted Indicative Note Value. On February 9, 2026, we effected a 1-for-10 reverse split of the notes. The closing Indicative Note Value on February 6, 2026 was multiplied by 10 to determine the reverse split-adjusted Indicative Note Value.

Short Index Amount:

On the Initial Trade Date, the Short Index Amount was equal to the Daily Leverage Factor times the initial principal amount, which was equal to $75. On any subsequent Exchange Business Day until maturity, call or redemption of the notes, the Short Index Amount will equal the product of (a) the closing Indicative Note Value on the immediately preceding Exchange Business Day times (b) the Daily Leverage Factor times (c) the Index Performance Factor on that Exchange Business Day.

Daily Leverage Factor:	3

Market Disruption Events:

If a Market Disruption Event occurs or is continuing on any applicable Index Business Day on which the Index Performance Factor must be determined, the Calculation Agent will determine the Index Performance Factor for the notes on that day using an appropriate closing level of the Index (or VWAP Closing Level) for the applicable Index Business Day, taking into account the nature and duration of such Market Disruption Event. Furthermore, if a Market Disruption Event occurs and is continuing with respect to the notes on any Index Business Day (or occurred or was continuing on the immediately preceding Index Business Day), the calculation of the Index Performance Factor will be modified so that the applicable leveraged exposure does not reset until the first Index Business Day on which no Market Disruption Event with respect to the notes is continuing.

Please see the section of the product supplement, “Additional Terms of the Notes—Market Disruption Events” for additional information about Market Disruption Events.

Daily Interest

Daily Interest:	On the Initial Trade Date, the Daily Interest was $0. On any subsequent Exchange Business Day until maturity, call or redemption of the notes, the Daily Interest will equal the product of (a) the closing Indicative Note Value on the immediately preceding Exchange Business Day times (b) the Daily Deposit Factor times (c) the Daily Interest Rate divided by (d) 365 times (e) the number of calendar days since the last Exchange Business Day. Because the Daily Interest is calculated and added to the Deposit Amount on a daily basis, the net effect of the Daily Interest accrues over time. The Daily Interest Rate will vary in time and can become negative on certain days, particularly if we increase the Interest Rate Spread as described below. On such days, the Daily Interest will also be negative.

PS-3

Deposit Amount:	On the Initial Trade Date, the Deposit Amount was equal to the initial principal amount plus the Short Index Amount on the Initial Trade Date, which sum was equal to $100. On any subsequent Exchange Business Day until maturity, call or redemption of the notes, the Deposit Amount will equal (a) the closing Indicative Note Value on the immediately preceding Exchange Business Day times the Daily Deposit Factor plus (b) the Daily Interest on that Exchange Business Day minus (c) the Daily Investor Fee on that Exchange Business Day.

Daily Interest Rate:	The Daily Interest Rate will equal (a) the most recent US Federal Funds Effective Rate minus (b) the Interest Rate Spread (as defined below). The US Federal Funds Effective Rate is an interest rate that represents the rate at which U.S. banks may lend reserve balances to other depository institutions overnight, on an uncollateralized basis. The rate is released by the NY Federal Reserve each day at approximately 9:00 a.m. EST for the prior business day and published on Bloomberg L.P. (including any successor, “Bloomberg”) page “FEDL01 Index”. On the days when the US Federal Funds Effective Rate minus the Interest Rate Spread is less than 0%, the Daily Interest Rate will be negative.

Interest Rate Spread:	As of the Initial Trade Date, 2.00%. The Interest Rate Spread may be adjusted from time to time by the Calculation Agent, but in no case will it increase by more than 2.00% per annum, to a maximum amount of 4.00%. See “—Procedure for Adjusting the Interest Rate Spread” below.

Daily Deposit Factor:	4

Index Performance Factor and VWAP Closing Level

Index Performance Factor:

On the Initial Trade Date, the Index Performance Factor was set equal to 1. On any subsequent Exchange Business Day until maturity, call or redemption of the notes, the Index Performance Factor will equal (a) the Index Closing Level (or if applicable, the VWAP Closing Level) on that Exchange Business Day (or, if such day is not an Index Business Day, the Index Closing Level (or VWAP Closing Level) on the immediately preceding Index Business Day) divided by (b) the Index Closing Level (or VWAP Closing Level) on the immediately preceding Index Business Day, as determined by the Calculation Agent.

The calculation of the Index Performance Factor is subject to change as described under “—Using the VWAP Closing Level.”

Using the VWAP Closing Level:	The Calculation Agent will have the right in its discretion to calculate the Index Performance Factor based on the VWAP Closing Level on the applicable Index Business Day. For the avoidance of doubt, on the first Exchange Business Day where the VWAP Closing Level is used, for purposes calculating the Index Performance Factor, the Index Performance Factor will equal (a) the VWAP Closing Level on that Exchange Business Day divided by (b) the Index Closing Level on the immediately preceding Index Business Day. Thereafter, “(b)” will be based on the VWAP Closing Level on the preceding Index Business Day.

If the Calculation Agent elects to reference the VWAP Closing Level as described in this section, we will notify the trustee for the notes, and we will issue a press release that we will publish on our website at least five Exchange Business Days prior to the effective date of the applicable change.

PS-4

Once the VWAP Closing Level is used to calculate the Index Performance Factor, the Calculation Agent may elect to resubstitute the closing level of the Index as published under the symbol MINERS in lieu of the VWAP Closing Level by following the same procedures set forth in this section. For the avoidance of doubt, on the first Exchange Business Day where the Index Closing Level is used again, for purposes calculating the Index Performance Factor, the Index Performance Factor will equal (a) the Index Closing Level on that Exchange Business Day divided by (b) the VWAP Closing Level on the immediately preceding Index Business Day. Thereafter, “(b)” will be based on the Index Closing Level on the preceding Index Business Day.

Daily Investor Fee

Daily Investor Fee:

On the Initial Trade Date, the Daily Investor Fee was $0. On any subsequent Exchange Business Day until maturity, call or redemption of the notes, the Daily Investor Fee will equal the product of (a) the Indicative Note Value at the close of the immediately preceding Exchange Business Day times (b) the Fee Rate divided by (c) 365 times (d) the number of calendar days since the last Exchange Business Day.

Because the Daily Investor Fee is subtracted from the Deposit Amount on a daily basis, the net effect of the Daily Investor Fee accumulates over time and is subtracted at a rate per year equal to the Fee Rate specified below. Because the net effect of the Daily Investor Fee is a fixed percentage of the value of the notes, the aggregate effect of the Daily Investor Fee will increase or decrease in a manner directly proportional to the value of the notes and the amount of notes that are held.

Fee Rate:	0.95% per annum

Fee Adjustments

Procedure for Adjusting the Interest Rate Spread:	The Calculation Agent may adjust the Interest Rate Spread, subject to the limitations set forth in this document. If it elects to do so, we will notify the trustee for the notes, and issue a press release that we will publish on our website at least five Business Days prior to the effective date (a “Fee Effective Date”) of the applicable change. We refer to the date on which we publish such a press release as a “Fee Notice Date.” Notwithstanding the forgoing, the Fee Effective Date for any increase to the Interest Rate Spread may be any date after the Fee Notice Date that is designated in the applicable press release.

Call Right

Call Right:

On any Index Business Day after the Initial Trade Date, we may give notice that we will redeem all or a portion of the issued and outstanding notes. To exercise our call right, we must provide notice to the holders prior to the Call Settlement Date, as set forth below, and in the product supplement. The notice will specify the amount of the notes that we will call. If we exercise our call right, you will receive a cash payment for the notes to be called equal to the Call Settlement Amount, which will be paid on the Call Settlement Date.

If the Call Settlement Amount is less than or equal to $0, the payment upon exercise of the call right will be $0.

The Call Settlement Date will be the fifth Business Day following the last Index Business Day in the Call Measurement Period. We may elect to call a portion of the notes on more than one occasion during the term of the notes.

The Call Measurement Period will be a period of 10 consecutive Index Business Days from and including the applicable Call Calculation Date, except as provided below, and subject to adjustment as described in the product supplement under “Additional Terms of the Notes — Market Disruption Events.”

PS-5

If the Calculation Agent determines that the “aggregate market value” of the notes to be called in a whole or partial call is less than or equal to $25,000,000 at the close of trading on the Index Business Day immediately preceding the Call Calculation Date, then the Call Measurement Period will consist solely of the Call Calculation Date, and will not extend for 10 Index Business Days.

The Calculation Agent will determine the aggregate market value for purposes of this section by multiplying the closing Indicative Note Value on the applicable date by the number of units of the notes that are outstanding on that date.

Because The Depository Trust Company (“DTC”) is the only registered holder of the notes, the call notice will be delivered solely to DTC in accordance with its applicable policies and procedures. Beneficial owners of the notes will not receive the call notice directly from us. Beneficial owners should contact their broker, bank, or other intermediary through which they hold notes to obtain information about any notices and related procedures. We are not responsible for, and have no control over, the manner in which any intermediary provides notices to beneficial owners.

Call Settlement Amount:

If we exercise our call right, for each note that is called, you will receive on the Call Settlement Date a cash payment equal to the arithmetic mean of the closing Indicative Note Values on each Index Business Day in the Call Measurement Period.

If we issue a call notice, the “Call Calculation Date” will be the next Index Business Day after the applicable call notice is issued. The Call Settlement Date will be the fifth Business Day following the last Index Business Day in the Call Measurement Period.

Early Redemption at Option of Holder

Early Redemption:	Subject to your compliance with the procedures described in the product supplement under “Additional Terms of the Notes — Early Redemption at the Option of the Holders,” upon early redemption, you will receive per note a cash payment on the relevant Redemption Date equal to (a) the Indicative Note Value as of the Redemption Measurement Date minus (b) the Redemption Fee Amount. We refer to this cash payment as the “Redemption Amount.”

Final Redemption Date:	The final Redemption Date will be the last scheduled Index Business Day prior to the Calculation Date or Call Calculation Date, as applicable.

Redemption Fee Amount:	As of any Redemption Date, an amount per note in cash equal to the product of (a) 0.125% and (b) the Indicative Note Value. We reserve the right from time to time to reduce or waive the Redemption Fee Amount in our sole discretion on a case-by-case basis. In exercising your right to have us redeem your notes, you should not assume you will be entitled to the benefit of any such waiver.

Minimum Redemption Amount:

At least 25,000 notes. To satisfy the minimum redemption amount, your broker or other financial intermediary may bundle your notes for redemption with those of other investors to reach this minimum amount; however, there can be no assurance that they can or will do so. We may from time to time in our sole discretion reduce this minimum requirement in whole or in part. Any such reduction will be applied on a consistent basis for all holders of the notes at the time the reduction becomes effective.

The Minimum Redemption Amount will not be applicable for any redemption validly elected on any Fee Notice Date or the following five Business Days if the Interest Rate Spread increased.

PS-6

Redemption Measurement Date:	The applicable “Redemption Measurement Date” means the first Index Business Day following the applicable Redemption Notice Date, subject to adjustments as described under “— Market Disruption Events.” We reserve the right to accelerate the Redemption Measurement Date to the Redemption Notice Date, in our sole discretion.

Performance Information

Initial Index Level:	1,566.56, which was the Index Closing Level on the Initial Trade Date.

Index Closing Level:	On any Index Business Day, the closing level of the Index as reported on Bloomberg under the applicable symbol set forth above, subject to adjustment as described in the product supplement under “Additional Terms of the Notes — Market Disruption Events.”

Intraday Indicative Value:	The Intraday Indicative Value of the notes at any time during an Exchange Business Day will equal (a) the Deposit Amount minus (b) the Intraday Short Index Amount; provided that if such calculation results in a value less than or equal to $0, the Intraday Indicative Value will be $0. If the Intraday Indicative Value is less than or equal to $0 at any time on any Exchange Business Day, then both the Intraday Indicative Value and the closing Indicative Note Value on that day, and for the remainder of the term of the notes, will be $0.

Intraday Short Index Amount:	The Intraday Short Index Amount will equal the product of (a) the closing Indicative Note Value on the immediately preceding Exchange Business Day times (b) the Daily Leverage Factor times (c) the Intraday Index Performance Factor.

Intraday Index Performance Factor:	The Intraday Index Performance Factor will equal (a) the most recently published level of the Index (based on ticker symbol “MINERS”) divided by (b) the Index Closing Level on the immediately preceding Index Business Day.

Additional Information

Calculation Agent:	BMO Capital Markets Corp.

No Conversion into Common Shares:	The notes will not be subject to conversion into our common shares or the common shares of any of our affiliates under subsection 39.2(2.3) of the Canada Deposit Insurance Corporation Act (the “CDIC Act”).

The notes are not intended to be “buy and hold” investments. The notes are intended to be daily trading tools for sophisticated investors and are not intended to be held to maturity. The notes are designed to reflect a -3x inverse leveraged exposure to the performance of the Index on a daily basis, but the returns on the notes over different periods of time can, and most likely will, differ significantly from three times the return on a direct inverse investment in the Index. Accordingly, the notes should be purchased only by sophisticated investors who understand the potential consequences of investing in the Index and of seeking daily compounding leveraged investment results. Investors should actively and continuously monitor their investments in the notes, even intraday. Because your investment in the notes is linked to a three times leveraged participation in the inverse performance of the Index, compounded daily, an increase in the level of the Index will have a negative effect on the Cash Settlement Amount, Call Settlement Amount or Redemption Amount, as applicable, whereas a decrease in the level of the Index will have a positive effect on those payment amounts. Because your investment in the notes is three times leveraged, any increase in the level of the Index will result in a significantly greater decrease in the Cash Settlement Amount, Call Settlement Amount or Redemption Amount, as applicable (before taking into account the Daily Investor Fee, any negative Daily Interest and the Redemption Fee Amount, if applicable), and you may receive less than your original investment in the notes at maturity, call or upon redemption, or if you sell your notes in the secondary market. Due to leverage, the notes are very sensitive to changes in the level of the Index and the path of such changes. Moreover, because the Daily Investor Fee, any negative Daily Interest and the Redemption Fee Amount, if applicable, may substantially reduce the amount of your return at maturity, call or upon redemption, the level of the Index must decrease significantly in order for you to receive at least the principal amount of your investment at maturity, call or upon redemption, or if you sell your notes. If the level of the Index increases or does not decrease sufficiently to offset the negative effect of the Daily Investor Fee, any negative Daily Interest and the Redemption Fee Amount, if applicable, you will receive less than the principal amount of your investment at maturity, call or upon redemption, or if you sell your notes.

PS-7

The resetting of the leverage on each day is likely to cause the notes to experience a “decay” effect, which is likely to worsen over time and will be greater the more volatile the level of the Index. The “decay” effect refers to the tendency of the notes to lose value over time. See “Risk Factors” and “Hypothetical Examples—Illustrations of the “Decay” Effect on the Notes” herein. As explained in “Risk Factors” in this pricing supplement, because of the nature of daily compounding leveraged instruments such as the notes, the amount payable at maturity, call or upon redemption is likely to be significantly less than the stated principal amount of the notes. In almost any potential scenario, the long-term performance of the notes is likely to be negative, regardless of the performance of the Index, and we do not intend or expect any investor to hold the notes from inception to maturity. It is possible that the notes will incur significant losses even if the long-term performance of the Index is negative.

After the date of this document, we may sell from time to time a portion of the notes at prices that are based on the Indicative Note Value at the time of sale, at prices related to market prices or at negotiated prices. We will receive proceeds equal to 100% of the price at which the notes are sold to the public less any commissions paid to BMO Capital Markets Corp. (“BMOCM”). BMOCM may charge normal commissions in connection with any purchase or sale of the notes. In addition, BMOCM may receive a portion of the Daily Investor Fee. Please see “Supplemental Plan of Distribution (Conflicts of Interest)” for more information.

If there is a substantial demand for the notes, we may issue and sell additional notes to BMOCM, and BMOCM may sell those notes to investors and dealers, potentially frequently. However, we and BMOCM are under no obligation to issue or sell additional notes at any time, and if we and BMOCM do issue and sell additional notes, we or BMOCM may limit or restrict such sales, and we may stop and subsequently resume selling additional notes at any time.

Any limitation or suspension on the issuance or sale of the notes by us or BMOCM may materially and adversely affect the price and liquidity of the notes in the secondary market. Alternatively, the decrease in supply may cause an imbalance in the market supply and demand, which may cause the notes to trade at a premium over the indicative value of the notes. Any premium may be reduced or eliminated at any time. Paying a premium purchase price over the indicative value of the notes could lead to significant losses in the event the investor sells such notes at a time when such premium is no longer present in the marketplace or such notes are redeemed early, including at our option, which we have the discretion to do at any time. Investors should consult their financial advisers before purchasing or selling the notes, especially notes trading at a premium over their indicative value.

Although the title of the notes includes the words “exchange-traded notes”, we are not obligated to maintain the listing of the notes on the NYSE or any other exchange. The notes may cease to be listed on the NYSE or any other exchange because they cease to meet the listing requirements of the exchange or because we elect in our sole discretion to discontinue the listing of the notes on any exchange. We may elect to discontinue the listing of the notes at any time and for any reason, including in connection with a decision to discontinue further issuances and sales of the notes. If the notes cease to be listed on the NYSE or any other exchange, the liquidity of the notes is likely to be significantly adversely affected and the notes may trade at a significant discount to their indicative value. If the notes ceased to be listed on an exchange, the words “exchange-traded notes” will nevertheless continue to be included in their title.

We may use this pricing supplement in the initial sale of the notes. In addition, BMOCM or another of our affiliates may use this pricing supplement in market-making transactions in the notes after their initial sale. Unless we or our agent informs you otherwise in the confirmation of sale or in a notice delivered at the same time as the confirmation of sale, this pricing supplement is being used in a market-making transaction.

* The purpose of this Amendment No. 30 to the pricing supplement dated December 2, 2020 (as amended, the “pricing supplement”) is to offer additional notes with an aggregate principal amount of $125,001,350,000, which we refer to as the “additional notes.” $125,000,000,000 aggregate principal amount of notes, which we refer to as the “original notes,” were outstanding prior to the date of this Amendment No. 30, representing $125,000,000,000 aggregate principal amount of notes issued prior to the date of this Amendment No. 30 less notes with an aggregate principal amount of $1,350,000 held in partial notes by holders that were cancelled upon the completion of the reverse splits described herein. The additional notes constitute a further issuance of, and are consolidated with and form a single tranche with, the original notes. The additional notes have the same CUSIP as the original notes and will trade interchangeably with the original notes. References to the “notes” in this pricing supplement collectively refer to such additional notes and the original notes. The additional notes are expected to settle on or about August 24, 2026. Upon the issuance of such additional notes, the aggregate principal amount of the outstanding notes of this tranche will be $250,000,000,000.

PS-8

Understanding the Value of the Notes

The initial offering price of the notes was determined at the inception of the notes. The initial offering price and the Intraday Indicative Value are not the same as the trading price, which is the price at which you may be able to sell your notes in the secondary market, or the Redemption Amount, which is the amount that you will receive from us in the event that you choose to have your notes repurchased by us. An explanation of each type of valuation is set forth below.

Initial Offering Price to the Public. The initial offering price to the public was equal to the original aggregate principal amount of the notes. The initial offering price reflected the value of the notes only on the Initial Trade Date.

Intraday Indicative Value. The Intraday Indicative Value of the notes at any time during an Exchange Business Day will equal (a) the Deposit Amount minus (b) the Intraday Short Index Amount; provided that if such calculation results in a value equal to or less than $0 as set forth above, the Intraday Indicative Value will be $0. If the Intraday Indicative Value is equal to or less than $0 at any time on any Exchange Business Day as set forth above, then both the Intraday Indicative Value and the closing Indicative Note Value on that Exchange Business Day, and on all future Exchange Business Days, will be $0. The Intraday Short Index Amount will equal the product of (a) the closing Indicative Note Value on the immediately preceding Exchange Business Day times (b) the Daily Leverage Factor times (c) the Intraday Index Performance Factor. The Intraday Index Performance Factor will equal (a) the most recently published level of the Index divided by (b) the Index Closing Level on the immediately preceding Index Business Day.

The Intraday Indicative Value is not the same as, and may differ from, the amount payable upon an early redemption, call or at maturity and the trading price of the notes in the secondary market. Because the Intraday Indicative Value uses an intraday level of the Index for its calculation, a variation in the intraday level of the Index from the previous Index Business Day’s Index Closing Level may cause a significant variation between the closing Indicative Note Value and the Intraday Indicative Value on any date of determination. The Intraday Indicative Value may vary significantly from the previous or next Index Business Day’s closing Indicative Note Value or the price of the notes purchased intraday. The Intraday Indicative Value for the notes will be published every 15 seconds on Bloomberg under the ticker symbol indicated herein.

Trading Price. The market value of the notes at any given time, which we refer to as the trading price, is the price at which you may be able to buy or sell your notes in the secondary market, if one exists. The trading price may vary significantly from the Intraday Indicative Value, because the market value reflects investor supply and demand for the notes.

Redemption Amount. The Redemption Amount is the price per note that we will pay you to redeem the notes upon your request. The Redemption Amount is calculated according to the formula set forth above. The Redemption Amount may vary significantly from the Intraday Indicative Value and the trading price of the notes.

Because the Redemption Amount is based on the Index Closing Level (or the VWAP Closing Level) at the end of the Index Business Day after a notice of redemption is received, you will not know the Redemption Amount you will receive at the time you elect to request that we redeem your notes.

PS-9

Ticker Symbols

Trading price:	GDXD
Intraday indicative value:	GDXDIV
Intraday Index value:	MINERS<Index>

PS-10

RISK FACTORS

An investment in the notes is significantly riskier than an investment in conventional debt securities. The notes are not secured debt and do not guarantee any return of principal at, or prior to, maturity, call or upon early redemption. As described in more detail below, the trading price of the notes may vary considerably before the Maturity Date. Investing in the notes is not equivalent to investing directly in the Index constituents or any securities of the constituent issuers. In addition, your investment in the notes entails other risks not associated with an investment in conventional debt securities. In addition to the “Risk Factors” sections of the product supplement, the prospectus supplement and the prospectus, you should consider carefully the following discussion of risks before investing in the notes.

Risks Relating to the Terms of the Notes

The notes are linked to the inverse performance of the Index.

Your investment in the notes is linked to the inverse, or “short,” performance of the Index. Therefore, notwithstanding the gains resulting from the daily interest, if any, and the cumulative negative effect of the Daily Investor Fee, your notes will generally appreciate as the level of the Index decreases and will decrease in value as the level of the Index increases. You may lose some or all of your investment if the level of the Index increases over the term of your notes.

The notes do not guarantee the return of your investment.

The notes may not return any of your investment. The amount payable at maturity, call or upon early redemption, will reflect a three times daily resetting leveraged participation in the inverse performance of the Index minus the Daily Investor Fee, any negative Daily Interest and, in the case of an early redemption, the Redemption Fee Amount. These amounts will be determined as described in this pricing supplement. Because these fees and charges will reduce the payments on the notes, the Index Closing Levels (or the VWAP Closing Levels, if applicable), measured as a component of the closing Indicative Note Value during the Final Measurement Period or Call Measurement Period, or on a Redemption Measurement Date, will need to have decreased over the term of the notes by an amount, after giving effect to the daily resetting inverse leverage and the compounding effect thereof, sufficient to offset the decrease in the principal amount represented by the Daily Investor Fee, any negative Daily Interest, and the Redemption Fee Amount, if applicable, in order for you to receive an aggregate amount at maturity, upon a call or redemption, or if you sell your notes, that is equal to at least the principal amount of your notes. If the decrease in the Index Closing Levels (or the VWAP Closing Levels), as measured during the Final Measurement Period or Call Measurement Period, or on a Redemption Measurement Date, is insufficient to offset the cumulative negative effect of the Daily Investor Fee, any negative Daily Interest and the Redemption Fee Amount, if applicable, you will lose some or all of your investment at maturity, call or upon early redemption. This loss may occur even if the Index Closing Levels (or VWAP Closing Levels) during the Final Measurement Period or Call Measurement Period, on a Redemption Measurement Date, or when you elect to sell your notes, have decreased since the Initial Trade Date.

The negative effect of the Daily Investor Fee, any negative Daily Interest and the Redemption Fee Amount, if applicable, are in addition to the losses that may be caused by the daily resetting leverage of the notes and volatility in the Index. See “—Leverage increases the sensitivity of your notes to changes in the level of the Index,” “—The notes are not suitable for investors with longer-term investment objectives” and “—The notes are not suitable for all investors. In particular, the notes should be purchased only by sophisticated investors who do not intend to hold the notes as a buy and hold investment, who are willing to actively and continuously monitor their investment and who understand the consequences of investing in and of seeking daily resetting leveraged investment results” below.

PS-11

The notes are not suitable for investors with longer-term investment objectives.

The notes are not intended to be “buy and hold” investments. The notes are intended to be daily trading tools for sophisticated investors, and are not intended to be held to maturity. The notes are designed to achieve their stated investment objective on a daily basis, but their performance over different periods of time can differ significantly from their stated daily objective because the relationship between the level of the Index and the closing Indicative Note Value will begin to break down as the length of an investor’s holding period increases. The notes are not long-term substitutes for inverse positions in the Index constituents.

Investors should carefully consider whether the notes are appropriate for their investment portfolio. Investors should actively and continuously monitor their investments in the notes on an intraday basis, and any decision to hold the notes for more than one day should be made with great care and only as the result of a series of daily (or more frequent) investment decisions to remain invested in the notes for the next one-day period. As discussed below, because the notes are meant to provide leveraged inverse exposure to changes in the daily Index Closing Level (or the VWAP Closing Level, if applicable), their performance over months or years can differ significantly from the performance of the Index during the same period of time. Therefore, it is possible that you will suffer significant losses in the notes even if the long-term performance of the Index is negative (before taking into account the negative effect of the Daily Investor Fee, any negative Daily Interest, and the Redemption Fee Amount, if applicable). It is possible for the level of the Index to decrease over time while the market value of the notes declines over time. You should proceed with extreme caution in considering an investment in the notes.

The notes seek to provide a daily resetting leveraged inverse return based on the performance of the Index (as adjusted for costs and fees) over a period of a single day. The notes do not attempt to, and should not be expected to, provide returns that reflect leverage on the return of the Index for periods longer than a single day.

The daily resetting leverage is expected to cause the notes to experience a “decay” effect, which will impair the performance of the notes if the Index experiences volatility from day to day, and such performance will be dependent on the path of daily returns during the holder’s holding period. The “decay” effect refers to the likely tendency of the notes to lose value over time. At higher ranges of volatility, there is a significant chance of a complete loss of the value of the notes even if the performance of the Index is flat (before taking into account the negative effect of the Daily Investor Fee, any negative Daily Interest, and the Redemption Fee Amount, if applicable). Although the decay effect is more likely to manifest itself the longer the notes are held, the decay effect can have a significant impact on the performance of the notes, even over a period as short as two days. The notes should be purchased only by sophisticated investors who understand the potential consequences of investing in the Index and of seeking daily compounding leveraged inverse investment results. The notes are not appropriate for investors who intend to hold positions in an attempt to generate returns over periods longer than one day. See “Hypothetical Examples—Illustrations of the “Decay” Effect on the Notes” below.

In addition, the daily resetting leverage feature will result in leverage relative to the closing Indicative Note Value that may be greater or less than the stated leverage factor if the value of the notes has changed since the beginning of the day in which you purchase the notes.

Even if held for only one day, the notes are highly vulnerable to sudden large changes in the level of the Index.

Because the notes reflect leveraged inverse exposure to the change in the level of the Index from one day to the next, the notes will experience magnified losses if the Index sharply increases over that one-day period. For example, given the Daily Leverage Factor of 3, a 5% increase in the level of the Index over a given one-day period will result in a 15% loss on the notes for that one-day period, a 10% increase in the level of the Index over a given one-day period will result in a 30% loss on the notes for that one-day period and an approximately 33.33% increase in the level of the Index over a given one-day period will result in a 100% loss on the notes for that one-day period, in each case leaving aside the effects of the applicable fees.

If the Intraday Indicative Value for the notes is equal to or less than $0 during the Core Trading Session on an Exchange Business Day, or the closing Indicative Note Value is equal to or less than $0, you will lose all of your investment in the notes.

If the closing Indicative Note Value or the Intraday Indicative Value of the notes is equal to or less than $0 as set forth above, then the notes will be permanently worth $0 (a total loss of value) and you will lose all of your investment in the notes and the Cash Settlement Amount will be $0. We would be likely to call the notes in full under these circumstances, and you will not receive any payments on the notes.

PS-12

Even if the Index Closing Levels (or VWAP Closing Levels) during the Final Measurement Period or Call Measurement Period, or on a Redemption Measurement Date, have decreased since the Initial Trade Date, you may receive less than the principal amount of your notes due to the Daily Investor Fee, any negative Daily Interest, and the Redemption Fee Amount, if applicable.

The amount of the Daily Investor Fee, any negative Daily Interest, and the Redemption Fee Amount, if applicable, will reduce the payment, if any, you will receive at maturity, call or upon early redemption, or if you sell the notes. Although the Daily Interest will be added to the Deposit Amount, the Daily Interest will be negative on any Index Business Day on which the Daily Interest Rate is negative. On those Index Business Days, the Daily Interest will be subtracted from the Deposit Amount. In addition, if you elect to require us to redeem your notes prior to maturity, you will be charged a Redemption Fee Amount equal to 0.125% of the Indicative Note Value. If the Index Closing Levels (or VWAP Closing Levels), measured as a component of the closing Indicative Note Value during the Final Measurement Period or Call Measurement Period, or on a Redemption Measurement Date, have decreased insufficiently to offset the cumulative negative effect of these fees and charges, you will receive less than the principal amount of your investment at maturity, call or upon early redemption of your notes.

As described in the “Summary” section above (and up to the limits in that section), we may increase the Interest Rate Spread. If we do so, the Daily Interest will decrease, and your return on the notes will be adversely affected. Please see the section “Hypothetical Examples” below.

Leverage increases the sensitivity of your notes to changes in the level of the Index.

Because your investment in the notes is linked to a three times leveraged, compounded daily, participation in the inverse performance of the Index, changes in the level of the Index (or the VWAP Closing Levels) will have a greater impact on the payout on your notes than on a payout on securities that are not so leveraged. In particular, any increase in the level of the Index (or the VWAP Closing Level) will result in a significantly greater decrease in your payment at maturity, call or upon redemption, and you will suffer losses on your investment in the notes substantially greater than you would if the terms of your notes did not contain a leverage component. Accordingly, as a result of this daily resetting leverage and without taking into account any positive effect of the Daily Interest and the cumulative negative effect of the Daily Investor Fee, if the level of the Index (or the VWAP Closing Level) increases over the term of the notes, the daily resetting leverage will magnify any losses at maturity, call or upon redemption.

If we use the VWAP Closing Level to determine the payments on the notes, your return on the notes could be reduced.

We have the right to use the VWAP Closing Level in order to determine the Index Performance Factor, and accordingly, the payments on the notes. The VWAP Closing Level is based upon the volume weighted average prices of the ETFs during the last 15 minutes of the applicable Index Business Day. As a result, on some Index Business Days, the VWAP Closing Level will be higher than the Index Closing Level, particularly if the final trading prices of one or both of the ETFs on a particular Index Business Day are lower than the applicable volume weighted average prices. Accordingly, it is possible that our use of the VWAP Closing Level could result in lower payments on the notes than if the Index Closing Level was used on that Index Business Day.

The notes are subject to our credit risk.

The notes are subject to our credit risk, and our credit ratings and credit spreads may adversely affect the market value of the notes. The notes are senior unsecured debt obligations of the issuer, Bank of Montreal, and are not, either directly or indirectly, an obligation of any third party. Investors are dependent on our ability to pay all amounts due on the notes at maturity, call or upon early redemption or on any other relevant payment dates, and therefore investors are subject to our credit risk and to changes in the market’s view of our creditworthiness. If we were to default on our payment obligations, you may not receive any amounts owed to you under the notes and you could lose your entire investment.

PS-13

Our credit ratings are an assessment of our ability to pay our obligations, including those on the notes. Consequently, actual or anticipated changes in our credit ratings may affect the market value of the notes. However, because the return on the notes is dependent upon certain factors in addition to our ability to pay our obligations on the notes, an improvement in our credit ratings will not reduce the other investment risks related to the notes. Therefore, an improvement in our credit ratings may or may not have a positive effect on the market value of the notes.

You should regularly monitor your holdings of the notes to ensure that they remain consistent with your investment strategies.

The notes are designed to reflect a leveraged inverse exposure to the performance of the Index on a daily basis, as described in this document. As such, the notes will be more volatile than a non-leveraged investment linked to the Index. You should regularly monitor your holdings of the notes to ensure that they remain consistent with your investment strategies.

The notes are not suitable for all investors. In particular, the notes should be purchased only by sophisticated investors who do not intend to hold the notes as a buy and hold investment, who are willing to actively and continuously monitor their investment and who understand the consequences of investing in and of seeking daily resetting inverse leveraged investment results.

The notes require an understanding of path dependence of investment results and are intended for sophisticated investors to use as part of an overall diversified portfolio. The notes are risky and are not suitable for investors who plan to hold them for periods greater than a single day. The notes are designed to achieve their stated investment objective on each day, but the performance of the notes over different periods of time can differ significantly from their stated daily objectives because the relationship between the level of the Index (or the VWAP Closing Level) and the Indicative Note Value will begin to break down as the length of an investor’s holding period increases. The notes are not long-term substitutes for inverse positions in the Index constituents. Accordingly, there is a significant possibility that the returns on the notes will not correlate with returns on the Index (or the VWAP Closing Level) over periods longer than one day.

Investors should carefully consider whether the notes are appropriate for their investment portfolio. The notes entail leverage risk and should be purchased only by investors who understand leverage risk, including the risks inherent in maintaining a constant three times inverse leverage on a daily basis as described in this document, and the consequences of seeking daily inverse leveraged investment results generally. Investing in the notes is not equivalent to a direct investment in the Index constituents because the notes reset their theoretical leveraged exposure to the Index on each day (subject to the occurrence of a Market Disruption Event). This resetting will impair the performance of the notes if the Index experiences volatility from day to day, and such performance is dependent on the path of daily returns during an investor’s holding period. If the notes experience a high amount of realized volatility, there is a significant chance of a complete loss of your investment even if the performance of the Index is flat. In addition, the notes are meant to provide leveraged inverse exposure to changes in the Index Closing Level (or the VWAP Closing Level), which means their performance over months or years can differ significantly from the performance of the Index over the same period of time. It is possible that you will suffer significant losses in the notes even if the long-term performance of the Index is negative (before taking into account the negative effect of the Daily Investor Fee, any negative Daily Interest, and the Redemption Fee Amount, if applicable).

The amount you receive at maturity, call or redemption will be contingent upon the compounded leveraged inverse daily performance of the Index during the term of the notes, as described in this document. There is no guarantee that you will receive at maturity, call or redemption your initial investment or any return on that investment. Significant adverse daily performances for the notes may not be offset by any beneficial daily performances of the same magnitude.

PS-14

Due to the effect of compounding, if the Indicative Note Value increases, any subsequent increase of the level of the Index (or the VWAP Closing Level) will result in a larger dollar reduction from the Indicative Note Value than if the Indicative Note Value remained constant.

If the Indicative Note Value increases, the dollar amount that you can lose in any single Index Business Day from an increase of the level of the Index (or the VWAP Closing Level) will increase correspondingly. This is because the Index Performance Factor will be applied to a larger Indicative Note Value and, consequently, a larger Short Index Amount in calculating any subsequent Indicative Note Value. As such, the dollar amount that you can lose from any increase will be greater than if the Indicative Note Value were maintained at a constant level. This means that if the Indicative Note Value increases, you could lose more than 3% of your initial investment for each 1% daily increase of the level of the Index (or the VWAP Closing Level).

Due to the effect of compounding, if the Indicative Note Value decreases, any subsequent decrease of the level of the Index (or the VWAP Closing Level) will result in a smaller dollar increase on the Indicative Note Value than if the Indicative Note Value remained constant.

If the Indicative Note Value decreases, the dollar amount that you can gain in any single Index Business Day from a decrease of the level of the Index (or the VWAP Closing Level) will decrease correspondingly. This is because the Index Performance Factor will be applied to a smaller Indicative Note Value and, consequently, a smaller Short Index Amount in calculating any subsequent Indicative Note Value. As such, the dollar amount that you can gain from any decrease of the level of the Index (or the VWAP Closing Level) will be less than if the Indicative Note Value were maintained at a constant level. This means that if the Indicative Note Value decreases, it will take larger daily decreases of the level of the Index (or the VWAP Closing Level) to restore the value of your investment back to the amount of your initial investment than would have been the case if the Indicative Note Value were maintained at a constant level. Further, if you invest in the notes, you could gain less than 3% of your initial investment for each 1% daily decrease of the level of the Index (or the VWAP Closing Level).

The leverage of the notes is reset daily, and the leverage of the notes during any given day may be greater than or less than -3.0.

The leverage of the notes is reset daily (subject to the occurrence of a Market Disruption Event). Resetting the Indicative Note Value has the effect of resetting the then-current leverage to approximately -3.0. During any given day, the leverage of the notes will depend on intraday changes in the level of the Index (or the VWAP Closing Level) and any change in the level of the Index (or the VWAP Closing Level) on any day may be greater or less than -3.0. If the level of the Index (or the VWAP Closing Level) on any day has increased from the Index Closing Level (or the VWAP Closing Level) on the preceding day, the leverage of the notes will be greater than -3.0 (e.g., -3.3, -4.0, -6.0); conversely, if the level of the Index (or the VWAP Closing Level) on any day has decreased from the Index Closing Level (or the VWAP Closing Level) on the preceding day, the leverage of the notes will be less than -3.0 (e.g., -2.0, -1.0, -0.5). Thus, the leverage of the notes at the time that you purchase them may be greater or less than the target leverage of -3.0, depending on the performance of the Index since the leverage was reset. See “— The notes are subject to intraday purchase risk” below.

The notes are subject to our call right, which may result in a forced early redemption and a potential loss on your investment.

We may, in our sole discretion, redeem the notes, in whole or in part, on any Index Business Day after the Initial Trade Date. If we exercise this call right, the term of the affected notes will be reduced. Upon redemption, you will receive, for each note called, a cash payment on the Call Settlement Date equal to the Call Settlement Amount, which will be equal to the arithmetic mean of the closing Indicative Note Values on each Index Business Day in the Call Measurement Period. The Call Settlement Amount may be less than the price you paid for the notes, and you may lose some, or all, of your initial investment.

On the Call Settlement Date, BMO will redeem the notes and, in exchange, will pay investors holding the notes an amount in cash equal to the Call Settlement Amount. Once redeemed, the notes will cease to be outstanding on the Call Settlement Date and investors will have no further rights under the notes after the Call Settlement Date. There is no guarantee that you would be able to reinvest the proceeds from an investment in the notes at a comparable return for a similar level of risk in the event the notes are called prior to maturity.

PS-15

If we exercise our call right, the Call Settlement Amount will be determined over a ten-day Call Measurement Period, and you will not participate in any future performance of the Index after such Call Measurement Period.

If we exercise our call right, the Call Measurement Period will consist of ten consecutive Index Business Days. If the level of the Index increases on one or more Index Business Days in the Call Measurement Period, the Call Settlement Amount will be adversely affected, and any such increase could offset decreases on other Index Business Days in the Call Measurement Period.

In addition, the Call Settlement Date will be the fifth Business Day following the last Index Business Day in the Call Measurement Period. Once the Call Measurement Period concludes, the Call Settlement Amount will be determined and you will no longer have the ability to participate in the future performance of the Index. Therefore, if the level of the Index decreases between the last Index Business Day in the Call Measurement Period and the Call Settlement Date, you will not participate in any such decrease and may lose out on substantial gains.

The exercise of our call right may adversely affect the value of, or your ability to sell, your notes in the secondary market.

Our election to exercise our call right may adversely affect your ability to sell your notes, and/or the price at which you may be able to sell your notes in the secondary market prior to the Call Settlement Date.

Investors who purchase the notes in the secondary market at a price greater than the Call Settlement Amount will incur a loss if the notes are called. Similarly, investors who sell the notes in the secondary market at a price below the Call Settlement Amount that they would have received had they held the notes through the Call Settlement Date will forgo the opportunity to receive a higher amount and will experience a lower return than if they had held the notes until the Call Settlement Date. In either case, investors may suffer losses, which could be significant. No additional compensation will be paid for the loss of the potential investment opportunity of holding the notes.

We will exercise our call right without taking your interests into account. Consequently, a potential conflict between our interests and those of the noteholders exists with respect to our call right.

If we exercise our call right, the Call Settlement Amount may be less than the closing Indicative Note Value at the time we give notice.

The Call Settlement Amount will be based on the average of the closing Indicative Note Values during the Call Measurement Period, which will commence after the date we deliver the call notice. The level of the Index and closing Indicative Note Value may fluctuate significantly between the date we deliver the call notice and the Call Measurement Period—including as a result of trading activity by us or our affiliates—potentially resulting in a Call Settlement Amount that is lower than both your purchase price and the indicative value at the time of the call notice.

If we exercise our call right, we will cause a call notice to be delivered solely to DTC.

If we exercise our call right, we will cause a call notice to be delivered solely to DTC, in accordance with its applicable policies and procedures. The notes will be issued in book-entry form and represented by a global security deposited with, and registered in the name of, DTC or its nominee. Accordingly, DTC will be the sole registered holder of the notes, and beneficial owners will not receive notices directly from us.

Beneficial owners should contact their broker, bank, or other intermediary through which they hold notes to obtain information about any notices and related procedures. We are not responsible for, and have no control over, the manner in which any intermediary provides notices to beneficial owners.

The notes do not pay any interest, and you will not have any ownership rights in the Index constituents.

The notes do not pay any interest, and you should not invest in the notes if you are seeking an interest-bearing investment. You will not have any ownership rights in the Index constituents, nor will you have any right to receive dividends or other distributions paid to holders of the Index constituents, except as reflected in the level of the Index. The Cash Settlement Amount, the Call Settlement Amount or Redemption Amount, if any, will be paid in U.S. dollars, and you will have no right to receive delivery of any shares of the Index constituents.

PS-16

The Index Closing Levels or VWAP Closing Levels used to calculate the payment at maturity, call or upon a redemption may be greater than those levels on the Maturity Date, Call Settlement Date or at other times during the term of the notes.

The Index Closing Level or VWAP Closing Level on the Maturity Date, Call Settlement Date or at other times during the term of the notes, including dates near the Final Measurement Period or the Call Measurement Period, as applicable, could be less than any of the Index Closing Levels or VWAP Closing Levels, as applicable, during the Final Measurement Period or Call Measurement Period, as applicable. This difference could be particularly large if there is a significant decrease in the Index Closing Level or VWAP Closing Level after the Final Measurement Period or the Call Measurement Period, as applicable, or if there is a significant increase in the Index Closing Level or VWAP Closing Level around the Final Measurement Period or the Call Measurement Period, as applicable, or if there is significant volatility in the Index Closing Level or VWAP Closing Levels, as applicable, during the term of the notes.

There are restrictions on the minimum number of notes you may request that we redeem and the dates on which you may exercise your right to have us redeem your notes.

If you elect to require us to redeem your notes, except under the circumstances set forth above, you must request that we redeem at least 25,000 notes on any Business Day, through and including the Final Redemption Date. If you own fewer than 25,000 notes, you generally will not be able to elect to require us to redeem your notes. Your request that we redeem your notes is only valid if we receive your Redemption Notice by email no later than 2:00 p.m., New York City time, on the applicable Redemption Notice Date and a completed and signed Redemption Confirmation by 5:00 p.m., New York City time, that same day. If we do not receive such notice and confirmation, your redemption request will not be effective and we will not redeem your notes on the corresponding Redemption Date.

The daily redemption feature is intended to induce arbitrageurs to counteract any trading of the notes at a premium or discount to their indicative value. There can be no assurance that arbitrageurs will employ the redemption feature in this manner.

Because of the timing requirements of the Redemption Notice and the Redemption Confirmation, settlement of the redemption will be prolonged when compared to a sale and settlement in the secondary market. Because your request that we redeem your notes is irrevocable, this will subject you to loss if the level of the Index (or the VWAP Closing Level) increases after we receive your request. Furthermore, our obligation to redeem the notes prior to maturity may be postponed upon the occurrence of a Market Disruption Event.

If you want to sell your notes but are unable to satisfy the minimum redemption requirements, you may sell your notes into the secondary market at any time, subject to the risks described below. A trading market for the notes may not develop. Also, the price you may receive for the notes in the secondary market may differ from, and may be significantly less than, the Redemption Amount.

You will not know the Redemption Amount at the time you elect to request that we redeem your notes.

You will not know the Redemption Amount you will receive at the time you elect to request that we redeem your notes. Your notice to us to redeem your notes is irrevocable and must be received by us no later than 2:00 p.m., New York City time, on the applicable Redemption Notice Date and a completed and signed confirmation of such redemption must be received by us no later than 5:00 p.m., New York City time, on the same day. The Redemption Measurement Date is the Index Business Day following the applicable Redemption Notice Date, unless we elect to move that date to the Redemption Notice Date. You will not know the Redemption Amount until after the Redemption Measurement Date, and we will pay you the Redemption Amount, if any, on the Redemption Date, which is the third Business Day following the applicable Redemption Measurement Date. As a result, you will be exposed to market risk in the event the level of the Index (or the VWAP Closing Level) fluctuates after we confirm the validity of your notice of election to exercise your right to have us redeem your notes, and prior to the relevant Redemption Date.

PS-17

Significant aspects of the tax treatment of the notes are uncertain.

The tax treatment of the notes is uncertain. We do not plan to request a ruling from the Internal Revenue Service or from any Canadian tax authorities regarding the tax treatment of the notes, and the Internal Revenue Service or a court may not agree with the tax treatment described in this pricing supplement.

The Internal Revenue Service has issued a notice indicating that it and the Treasury Department are considering whether, among other issues, an investor in prepaid forward contracts or other similar instruments should be required to accrue income over the term of an instrument such as the notes even though that investor will not receive any payments with respect to the notes until maturity (or early redemption) and whether all or part of the gain an investor may recognize upon sale or maturity of an instrument such as the notes could be treated as ordinary income. The outcome of this process is uncertain and could apply on a retroactive basis.

Please read carefully the section entitled “Supplemental Tax Considerations” in this pricing supplement. You should consult your tax adviser about your own tax situation.

Risks Relating to Liquidity and the Secondary Market

The Intraday Indicative Value and the Indicative Note Value are not the same as the closing price or any other trading price of the notes in the secondary market.

The Intraday Indicative Value at any point in time during the Core Trading Session of an Exchange Business Day will equal (a) the Deposit Amount minus (b) the Intraday Short Index Amount; provided that if such calculation results in a value equal to or less than $0, the Intraday Indicative Value will be $0. Because the Intraday Indicative Value uses an intraday level of the Index for its calculation, a variation in the intraday level of the Index from the previous Index Business Day’s Index Closing Level (or VWAP Closing Level) may cause a significant variation between the closing Indicative Note Value and the Intraday Indicative Value on any date of determination. The Intraday Indicative Value also does not reflect intraday changes in the leverage; it is based on the constant Daily Leverage Factor of 3. Consequently, the Intraday Indicative Value may vary significantly from the previous or next Index Business Day’s closing Indicative Note Value or the price of the notes purchased intraday.

The trading price of the notes at any time is the price at which you may be able to sell your notes in the secondary market at such time, if one exists. The trading price of the notes at any time may vary significantly from the Intraday Indicative Value of the notes at such time due to, among other things, imbalances of supply and demand, lack of liquidity, transaction costs, credit considerations and bid-offer spreads, and any corresponding premium in the trading price may be reduced or eliminated at any time. Paying a premium purchase price over the Intraday Indicative Value of the notes could lead to significant losses in the event the investor sells such notes at a time when that premium is no longer present in the marketplace or the notes are called, in which case investors will receive a cash payment based on the closing Indicative Note Value of the notes during the Call Measurement Period. See “— There is no assurance that your notes will continue to be listed on a securities exchange, and they may not have an active trading market” below. We may, without providing you notice or obtaining your consent, create and issue notes in addition to those offered by this pricing supplement having the same terms and conditions as the notes. However, we are under no obligation to sell additional notes at any time, and we may suspend issuance of new notes at any time and for any reason without providing you notice or obtaining your consent. If we limit, restrict or stop sales of additional notes, or if we subsequently resume sales of such additional notes, the price and liquidity of the notes could be materially and adversely affected, including an increase or decline in the premium purchase price of the notes over the Intraday Indicative Value of the notes. Before trading in the secondary market, you should compare the Intraday Indicative Value with the then-prevailing trading price of the notes.

Publication of the Intraday Indicative Value may be delayed, particularly if the publication of the intraday Index value is delayed. See “Intraday Value of the Index and the Notes—Intraday Indicative Note Values.”

PS-18

There is no assurance that your notes will continue to be listed on a securities exchange, and they may not have an active trading market.

The notes are listed on the NYSE under the ticker symbol “GDXD.” However, no assurance can be given as to the continued listing of the notes for their term or of the liquidity or trading market for the notes. There can be no assurance that a secondary market for the notes will be maintained.

Although the title of the notes includes the words “exchange-traded notes”, we are not obligated to maintain the listing of the notes on the NYSE or any other exchange. The notes may cease to be listed on the NYSE or any other exchange because we elect in our sole discretion to discontinue the listing of the notes on any exchange. We may elect to discontinue the listing of the notes at any time and for any reason, including in connection with a decision to discontinue further issuances and sales of the notes. In addition, the notes may cease to be listed on the NYSE or any other exchange because they cease to meet the listing requirements of the exchange. For example, in the event that there is a material change in the Index that causes the Index to no longer meet the exchange’s listing requirements.

If the notes cease to be listed on the NYSE or any other exchange, the liquidity of the notes is likely to be significantly adversely affected and the notes may trade at a significant discount to their indicative value. If the notes ceased to be listed on an exchange, the words “exchange-traded notes” will nevertheless continue to be included in their title. If the notes are delisted, they will no longer trade on a national securities exchange and the liquidity of the notes is likely to be significantly adversely affected. Trading in delisted notes, if any, would be on an over-the-counter basis. If the notes are removed from their primary source of liquidity, it is possible that holders may not be able to trade their notes at all. We cannot predict with certainty what effect, if any, a delisting would have on the trading price of the notes; however, the notes may trade at a significant discount to their indicative value. If a holder had paid a premium over the Intraday Indicative Value of the notes and wanted to sell the notes at a time when that premium has declined or is no longer present, the investor may suffer significant losses and may be unable to sell the notes in the secondary market.

The liquidity of the market for the notes may vary materially over time, and may be limited if you do not hold at least 25,000 notes.

As stated on the cover of this pricing supplement, we sold a portion of the notes on the Initial Trade Date, and the remainder of the notes may be offered and sold from time to time, through BMOCM, our affiliate, as agent, to investors and dealers acting as principals. Certain affiliates of BMOCM may engage in limited purchase and resale transactions in the notes, and we or BMOCM may purchase notes from holders in amounts and at prices that may be agreed from time to time, although none of us are required to do so. Also, the number of notes outstanding or held by persons other than our affiliates could be reduced at any time due to early redemptions of the notes or due to our or our affiliates’ purchases of notes in the secondary market. Accordingly, the liquidity of the market for the notes could vary materially over the term of the notes. There may not be sufficient liquidity to enable you to sell your notes readily and you may suffer substantial losses and/or sell your notes at prices substantially less than their Intraday Indicative Value or Indicative Note Value, including being unable to sell them at all or only for a minimal price in the secondary market. You may elect to require us to redeem your notes, but such redemption is subject to the restrictive conditions and procedures described in this pricing supplement, including the condition that, except to the extent set forth above, you must request that we redeem a minimum of 25,000 notes on any Redemption Date.

We may sell additional notes at different prices, but we are under no obligation to issue or sell additional notes at any time, and if we do sell additional notes, we may limit or restrict such sales, and we may stop selling additional notes at any time.

In our sole discretion, we may decide to issue and sell additional notes from time to time at a price that is higher or lower than the stated principal amount, based on the Indicative Note Value at that time. The price of the notes in any subsequent sale may differ substantially (higher or lower) from the issue price paid in connection with any other issuance of such notes. Additionally, any notes held by us or an affiliate in inventory may be resold at prevailing market prices. However, we are under no obligation to issue or sell additional notes at any time, and if we do sell additional notes, we may limit or restrict such sales, and we may stop selling additional notes at any time. If we start selling additional notes, we may stop selling additional notes for any reason, which could materially and adversely affect the price and liquidity of such notes in the secondary market.

PS-19

Any limitation or suspension on the issuance or sale of the notes by us or BMOCM may materially and adversely affect the price and liquidity of the notes in the secondary market. Alternatively, the decrease in supply may cause an imbalance in the market supply and demand, which may cause the notes to trade at a premium over the indicative value of the notes. Any premium may be reduced or eliminated at any time. Paying a premium purchase price over the Indicative Note Value could lead to significant losses if you sell those notes at a time when that premium is no longer present in the marketplace or if the notes are called at our option. If we call the notes prior to maturity, investors will receive a cash payment in an amount equal to the Call Settlement Amount, which will not include any premium. Investors should consult their financial advisers before purchasing or selling the notes, especially if they are trading at a premium.

The value of the notes in the secondary market may be influenced by many unpredictable factors.

The market value of your notes may fluctuate between the date you purchase them and the relevant date of determination. You may also sustain a significant loss if you sell your notes in the secondary market. Several factors, many of which are beyond our control, will influence the market value of the notes. We expect that, generally, the level of the Index (or VWAP Closing Level) on any day will affect the value of the notes more than any other single factor. The value of the notes may be affected by a number of other factors that may either offset or magnify each other.

The notes are subject to intraday purchase risk.

The notes may be purchased in the secondary market at prices other than the closing Indicative Note Value, which will have an effect on the effective leverage amount of the notes. Because the exposure is fixed after the close of each trading day (subject to the occurrence of a Market Disruption Event) and does not change intraday as the level of the Index moves in favor of the notes (i.e., the level of the Index decreases), the actual exposure in the notes decreases. The reverse is also true. The table below presents the hypothetical exposure an investor has (ignoring all costs, fees and other factors) when purchasing a note intraday given the movement of the level of the Index since the closing level of the Index (or VWAP Closing Level) on the prior Index Business Day. The resulting effective exposure amount will then be constant for that purchaser until the earlier of (i) a sale or (ii) the end of the relevant day. The table below assumes the closing Indicative Note Value for the notes was $25 on the prior Index Business Day and the closing level of the Index (or VWAP Closing Level) on the prior Index Business Day was 100.00.

A	B	C	D	E
Index Level or VWAP Closing Level	% Change in Index Level or VWAP Closing Level	Hypothetical Price for -3x Notes C=$25*(1-3*B)	Hypothetical Notional Exposure for -3x Notes D=$25*(1+B)*-3	Effective Leverage Amount of -3x Notes E=D/C
120.00	20%	$10.00	-$90.00	-9.00
115.00	15%	$13.75	-$86.25	-6.27
110.00	10%	$17.50	-$82.50	-4.71
105.00	5%	$21.25	-$78.75	-3.71
104.00	4%	$22.00	-$78.00	-3.55
103.00	3%	$22.75	-$77.25	-3.40
102.00	2%	$23.50	-$76.50	-3.26
101.00	1%	$24.25	-$75.75	-3.12
100.00	0%	$25.00	-$75.00	-3.00
99.00	-1%	$25.75	-$74.25	-2.88
98.00	-2%	$26.50	-$73.50	-2.77
97.00	-3%	$27.25	-$72.75	-2.67
96.00	-4%	$28.00	-$72.00	-2.57
95.00	-5%	$28.75	-$71.25	-2.48
85.00	-15%	$36.25	-$63.75	-1.76
80.00	-20%	$40.00	-$60.00	-1.50

PS-20

The table above shows that if the level of the Index increases during the Index Business Day, your effective exposure increases from three times leveraged short. For example, if the level of the Index increases by 20%, your effective exposure increases from -3x to -9x.

The table above also shows that if the level of the Index decreases during the Index Business Day, your effective exposure decreases from three times leveraged short. For example, if the level of the Index decreases by 20%, your effective exposure decreases from -3x to -1.5x.

Risks Relating to Conflicts of Interest and Hedging

Please see the discussion in the product supplement under the caption “Risk Factors—Risks Relating to Conflicts of Interest and Hedging” for important information relating to the different roles that we and our affiliates will play in connection with the offering of the notes, and the variety of conflicts of interest that may arise.

In addition to the conflicts of interest noted in that section, please note that we will have the rights set forth in the “Summary” section above, including the right to substitute the VWAP Closing Level for the closing level of the Index in order to determine the payments on the notes. We may also elect to increase the Interest Rate Spread, up to the limits set forth in the “Summary” section.

Risks Relating to the Index

The holdings of the ETFs are concentrated in the gold and silver mining industries.

All or substantially all of the equity securities held by the ETFs are issued by gold or silver mining companies. An investment in the notes will be exposed to risks in the gold and silver mining industries. As a result of being linked to a single industry or sector, the notes may have increased volatility as the share prices of the ETFs, and therefore, the level of the Index (or the VWAP Closing Level), may be more susceptible to factors that affect that industry or sector. Competitive pressures may have a significant effect on the financial condition of companies in these industries.

In addition, these companies are highly dependent on the price of gold or silver, as applicable. These prices fluctuate widely and may be affected by numerous factors. Factors affecting gold prices include economic factors, including, among other things, the structure of and confidence in the global monetary system, expectations of the future rate of inflation, the relative strength of, and confidence in, the U.S. dollar (the currency in which the price of gold is generally quoted), interest rates and gold borrowing and lending rates, and global or regional economic, financial, political, regulatory, judicial or other events. Gold prices may also be affected by industry factors such as industrial and jewelry demand, lending, sales and purchases of gold by the official sector, including central banks and other governmental agencies and multilateral institutions which hold gold, levels of gold production and production costs, and short-term changes in supply and demand because of trading activities in the gold market. Factors affecting silver prices include general economic trends, technical developments, substitution issues and regulation, as well as specific factors including industrial and jewelry demand, expectations with respect to the rate of inflation, the relative strength of the U.S. dollar (the currency in which the price of silver is generally quoted) and other currencies, interest rates, central bank sales, forward sales by producers, global or regional political or economic events, and production costs and disruptions in major silver producing countries such as Mexico and Peru. The supply of silver consists of a combination of new mine production and existing stocks of bullion and fabricated silver held by governments, public and private financial institutions, industrial organizations and private individuals. In addition, the price of silver has on occasion been subject to very rapid short-term changes due to speculative activities. From time to time, above-ground inventories of silver may also influence the market.

PS-21

The level of the Index and the prices of its components are not necessarily related to the price of gold and silver bullion.

The ETFs invest in shares of gold and silver mining companies, but not in gold bullion or silver bullion. The level of the Index and the prices of the index components may under- or over-perform gold bullion and/or silver bullion over the term of the notes.

Historical values of the Index should not be taken as an indication of the future performance of the Index during the term of the notes.

It is impossible to predict whether the value of the Index will fall or rise. The value of the Index will be influenced by complex and interrelated political, economic, financial and other factors that can affect the Index. Accordingly, any historical values of the Index do not provide an indication of the future performance of the Index.

The Index Sponsor may adjust the Index in a way that may affect its level, and the Index Sponsor and the Intraday Index Calculation Agent have no obligation to consider your interests.

The Index Sponsor, is responsible for maintaining the Index. The Index Sponsor can add, delete or substitute an Index constituent or make other methodological changes that could change the level of the Index (or the VWAP Closing Level). The Index Sponsor will determine, for example, which exchange traded funds have an appropriate business for inclusion in the Index. Changes to the Index constituents may affect the Index (or the VWAP Closing Level), as a newly added equity security may perform significantly better or worse than the Index constituent or constituents it replaces. Additionally, the Index Sponsor or the Intraday Index Calculation Agent may alter, discontinue or suspend calculation or dissemination of the Index. Any of these actions could adversely affect the value of the notes. The Index Sponsor and the Intraday Index Calculation Agent have no obligation to consider your interests in calculating or revising the Index, and you will not have any rights against any of these parties if they take any such action. See “The Index.”

We and our affiliates have no affiliation with the Index Sponsor, and are not responsible for any of its public disclosure of information.

We and our affiliates are not affiliated with the Index Sponsor (except for licensing arrangements discussed under “The Index — License Agreement”) and have no ability to control or predict its actions, including any errors in or discontinuation of public disclosure regarding methods or policies relating to the calculation of the Index. If the Index Sponsor discontinues or suspends the calculation of the Index, it may become difficult to determine the market value of the notes and the payment at maturity, call or upon early redemption. The Calculation Agent may designate a successor index in its sole discretion. If the Calculation Agent determines in its sole discretion that no successor index comparable to the Index exists, the payment you receive at maturity, call or upon early redemption will be determined by the Calculation Agent in its sole discretion. See the section in the product supplement, “Additional Terms of the Notes — Discontinuance or Modification of an Index.”

The Index Sponsor is not involved in the offering of the notes in any way and does not have any obligation of any sort with respect to your notes. We are not affiliated with the Index Sponsor, and the Index Sponsor does not have any obligation to take your interests into consideration for any reason, including when taking any actions that might affect the value of the notes.

We have derived the information about the Index Sponsor and the Index from publicly available information, without independent verification. Neither we nor any of our affiliates have undertaken any independent review of the publicly available information about the Index Sponsor or the Index contained in this pricing supplement. You, as an investor in the notes, should make your own independent investigation into the Index Sponsor and the Index.

The Intraday Index Calculation Agent and/or the Index Sponsor may, in its sole discretion, discontinue the public disclosure of the intraday Index value and the end-of-day closing value of the Index.

The Intraday Index Calculation Agent and the Index Sponsor are under no obligation to holders of the notes to continue to calculate the intraday Index value and end-of-day official closing value of the Index (as applicable), or to calculate similar values for any successor index. If either party discontinues such public disclosure, we may not be able to provide the Intraday Indicative Values related to the Index or the Intraday Indicative Value of the notes.

PS-22

An Index constituent may be replaced upon the occurrence of certain adverse events.

An exchange may delist an Index constituent. Procedures have been established by the Index Sponsor to address such an event. There can be no assurance that the replacement or delisting of the Index constituents, or any other force majeure event, will not have an effect on the level of the Index (or the VWAP Closing Level) that is adverse to the holders of the notes or the manner in which the Index is calculated and, therefore, may have any adverse impact on the value of the notes. An Index constituent may also be removed from the Index, as described under “The Index.”

An investment in the notes is subject to risks associated with foreign securities markets.

Some of the securities composing the ETFs are issued by non-U.S. companies in non-U.S. securities markets. Investments in securities linked to the value of such non-U.S. equity securities involve risks associated with the securities markets in the home countries of the issuers of those non-U.S. equity securities, including risks of volatility in those markets, governmental intervention in those markets and cross shareholdings in companies in certain countries. Also, there is generally less publicly available information about companies in some of these jurisdictions than there is about U.S. companies that are subject to the reporting requirements of the SEC, and generally non-U.S. companies are subject to accounting, auditing and financial reporting standards and requirements and securities trading rules different from those applicable to U.S. reporting companies. The prices of securities in non-U.S. markets may be affected by political, economic, financial and social factors in those countries, or global regions, including changes in government, economic and fiscal policies and currency exchange laws.

The level of the Index (and the VWAP Closing Level) will only be calculated on trading days on which the U.S. markets are open for trading. Accordingly, there may be significant changes in the value of one or more of the Canadian securities that are included in the Index, but which will not be reflected in the Index (or the VWAP Closing Level) until the U.S. markets are open for trading. Accordingly, you may not be able to determine the value of the notes at times when there are significant changes in the value of one or more Index constituents.

Exchange Rate Movements May Impact The Value Of The Notes.

The notes will be denominated in U.S. dollars. Since the value of some of the securities included in the ETFs is quoted in a currency other than U.S. dollars and, as per the ETFs, is converted into U.S. dollars, any amounts payable on the notes will depend in part on the relevant exchange rates.

Additional Risk Factors Relating to the ETFs and their Underlying Indices

Changes that affect the Underlying Indices will affect the market value of the notes and the amount you will receive at maturity.

The policies of the index sponsor of each Underlying Index, concerning the calculation of the Underlying Index, additions, deletions or substitutions of the components of the Underlying Index and the manner in which changes affecting those components, such as stock dividends, reorganizations or mergers, may be reflected in the Underlying Index and, therefore, could affect the share price of the ETFs, the level of the Index (and the VWAP Closing Level), the amounts payable on the notes, and the market value of the notes prior to maturity. The amounts payable on the notes and their market value could also be affected if the index sponsor changes these policies, for example, by changing the manner in which it calculates the Underlying Index, or if the index sponsor discontinues or suspends the calculation or publication of the Underlying Index.

We have no affiliation with the index sponsors of the Underlying Indices and will not be responsible for their actions.

The sponsors of the Underlying Indices are not our affiliates, and will not be involved in the offering of the notes in any way. Consequently, we have no control over the actions of these index sponsors, including any actions of the type that would require the calculation agent to adjust the payment to you at maturity. The index sponsors have no obligation of any sort with respect to the notes. Thus, the index sponsors have no obligation to take your interests into consideration for any reason, including in taking any actions that might affect the value of the notes. None of our proceeds from the issuance of the notes will be delivered to the index sponsors.

PS-23

Adjustments to the ETFs could adversely affect the notes.

The sponsor and adviser of each ETF is responsible for calculating and maintaining that ETF. The sponsor and adviser of each ETF can add, delete or substitute the stocks comprising an ETF or make other methodological changes that could change the share price of the ETFs at any time. If one or more of these events occurs, the calculation of the amount payable at maturity may be adjusted to reflect such event or events. Consequently, any of these actions could adversely affect the amounts payable on the notes and/or the market value of the notes.

The GDX has recently transitioned to tracking a new underlying index, which differs from the prior underlying index in important ways.

Prior to September 19, 2025, the GDX sought to replicate as closely as possible, before fees and expenses, the price and yield performance of the NYSE Arca Gold Miners Index. After market close on September 19, 2025, the GDX’s benchmark index became the MarketVectorTM Global Gold Miners Index. The MarketVectorTM Global Gold Miners Index differs from the NYSE Arca Gold Miners Index in important ways, including use of different market capitalization criteria for inclusion in the index and different weighting schemes, and the composition of the underlier has changed as a result of this transition.

When evaluating the historical performance of the GDX, you should bear in mind that the index tracked by the GDX during the historical period shown in this pricing supplement before market close on September 19, 2025 is different from the index that the GDX tracks currently. The historical performance of the GDX might have been meaningfully different had the underlier tracked the MarketVectorTM Global Gold Miners Index before market close on September 19, 2025.

We cannot predict what effect these changes may have on the performance of the GDX. It is possible that these changes could adversely affect the performance of the GDX and, in turn, your return on the notes.

We and our affiliates do not have any affiliation with the investment adviser of either ETF and are not responsible for its public disclosure of information.

The investment adviser of each ETF advised each ETF on various matters, including matters relating to the policies, maintenance and calculation of that ETF. We and our affiliates are not affiliated with that investment adviser or the ETFs in any way and have no ability to control or predict their actions, including any errors in or discontinuance of disclosure regarding the methods or policies relating to the ETFs. Neither the investment advisers nor the ETFs are involved in the offering of the notes in any way or have any obligation to consider your interests as an owner of the notes in taking any actions relating to the ETFs that might affect the value of the notes. Neither we nor any of our affiliates has independently verified the adequacy or accuracy of the information about the investment adviser or the ETFs contained in any public disclosure of information. You, as an investor in the notes, should make your own investigation into the ETFs.

The correlation between the performance of the ETFs and the performance of the Underlying Indices may be imperfect.

The performance of an ETF is linked principally to the performance of the applicable Underlying Index. However, an ETF generally invests in a representative sample of the stocks included in its Underlying Index, and generally does not hold all or substantially all of the stocks included in such ETF’s Underlying Index. Finally, the performance of an ETF and of its Underlying Index will generally vary due to transaction costs, certain corporate actions and timing variances.

Imperfect correlation between the stocks held by an ETF and the stocks included in its Underlying Index; rounding of prices; changes to an ETF’s Underlying Index; and changes to regulatory policies, may cause the performance of an ETF to differ from the performance of the ETF’s Underlying Index, especially during periods of market volatility when the liquidity and the market price of shares of the ETF and/or securities held by the ETF may be adversely affected, sometimes materially. In addition, because shares of ETFs are traded on exchanges and are subject to market supply and investor demand, the market value of one share of an ETF may differ from its net asset value per share and the shares of an ETF may trade at, above or below their net asset value per share.

PS-24

The ETFs are subject to management risks.

The ETFs are subject to management risk, which is the risk that the investment adviser’s investment strategy, the implementation of which is subject to a number of constraints, may not produce the intended results. For example, an investment adviser may invest a portion of the applicable ETF’s assets in securities not included in the relevant industry or sector but which the investment adviser believes will help the ETF track the relevant industry or sector.

PS-25

HYPOTHETICAL EXAMPLES

Hypothetical Payment at Maturity

The following examples and tables illustrate how the notes would perform at maturity in hypothetical circumstances and are intended to highlight how the return on the notes is affected by the daily performance of the Index, fees, leverage, compounding and path dependency. These hypothetical examples are provided for illustrative purposes only. Past performance of the Index and the hypothetical performance of the notes are not indicative of the future results of the Index or the notes. The actual performance of the Index and the notes will vary, perhaps significantly, from the examples illustrated below.

For ease of review, the following examples cover a 22-day period. However, the notes are not intended to be “buy and hold” investments, and are not intended to be held to maturity. Instead, the notes are intended to be daily trading tools for sophisticated investors to manage daily trading risks as part of an overall diversified portfolio. The notes are designed to reflect a 3x leveraged inverse exposure to the performance of the Index on a daily basis (before taking into account the negative effect of the Daily Investor Fee, any negative Daily Interest, and the Redemption Fee Amount, if applicable). However, due to the daily resetting leverage, the returns on the notes over different periods of time can, and most likely will, differ significantly from three times the return on a direct short investment in the Index. The notes are designed to achieve their stated investment objectives on a daily basis. The performance of the notes over longer periods of time can differ significantly from their stated daily objectives. The notes are considerably riskier than securities that have intermediate- or long-term investment objectives, and are not suitable for investors who plan to hold them for a period of more than one day or who have a “buy and hold” strategy. Investors should actively and continuously monitor their investments in the notes on an intraday basis, and any decision to hold the notes for more than one day should be made with great care and only as the result of a series of daily (or more frequent) investment decisions to remain invested in the notes for the next one-day period. The notes are very sensitive to changes in the level of the Index, and returns on the notes may be negatively impacted in complex ways by the volatility of the Index on a daily or intraday basis. It is possible that you will suffer significant losses in the notes even if the long-term performance of the Index is negative. Accordingly, the notes should be purchased only by sophisticated investors who understand and can bear the potential risks and consequences of the notes that are designed to provide exposure to the inverse leveraged performance of the Index on a daily basis and that will be highly volatile and may experience significant losses, up to the entire amount invested, in a short period of time. You should proceed with extreme caution in considering an investment in the notes.

The resetting of the leverage on each day is likely to cause each note to experience a “decay” effect, which is likely to worsen over time and will be greater the more volatile the level of the Index. The “decay” effect refers to a likely tendency of the notes to lose value over time. Accordingly, the notes are not suitable for intermediate- or long-term investment, as any intermediate- or long-term investment is very likely to sustain significant losses, even if the Index depreciates over the relevant time period. Although the decay effect is more likely to impact the return on the notes the longer the notes are held, the decay effect can have a significant impact on the note performance even over a period as short as two days. The notes are suitable only for sophisticated investors. If you invest in the notes, you should continuously monitor your holdings of the notes and make investment decisions at least on each trading day. Please see the section “—Illustrations of the “Decay” Effect on the Notes” below.

We have shown two sets of examples: 1 to 5 and 6 to 10. Examples 1 to 5 are based upon the minimum Interest Rate Spread of 2.00%. Examples 6 to 10 show the impact if we elect to increase this amount to the maximum extent described above, to an Interest Rate Spread of 4.00%. All of these examples assume that the US Federal Funds Effective Rate remains constant at 0% during the relevant period. The assumed US Federal Funds Effective Rate is not a prediction or indication of that rate throughout the term of the notes. The actual US Federal Funds Effective Rate will fluctuate over time and we cannot predict the actual US Federal Funds Effective Rate on any day.

PS-26

We have included examples in which the level of the Index alternatively decreases and increases at a constant rate of 3.00% per day, with the level of the Index decreasing by 0.99 points by day 22 (Examples 1 and 6), with a Note Return of -9.05% (Example 1) and -9.50% (Example 6); we have also included examples in which the level of the Index increases at a constant rate of 3.00% per day, increasing 91.61 points by day 22 (Examples 2 and 7) and a Note Return of -87.52% (Example 2) and -87.58% (Example 7). Examples 3 to 5 and 8 to 10 highlight the effect of volatility in the Index. In Examples 3 and 8, the level of the Index decreases by a constant 1% per day, with a decrease of 19.84 points by day 22 and a Note Return of 90.61% (Example 3) and 89.72% (Example 8). In contrast, in Examples 4 and 9, at day 22, the level of the Index has decreased 19.63 points; however, due to the volatility of the Index on a daily basis, the Note Return is -72.90% (Example 4) and -73.05% (Example 9), a significant difference from the returns in Examples 3 and 8. Examples 5 and 10 also highlight the effect of volatility in the Index, in that the Index increases and decreases in a volatile manner over the 22-day period, and ends at close to the same level as on day one. The Note Return is -37.25% (Example 5) and -37.57% (Example 10) even though the level of the Index is still at approximately 100.

The following examples are based on a hypothetical Principal Amount of $25 per note and a hypothetical Initial level of the Index of 100. For ease of analysis and presentation, the examples below assume that the notes were purchased on the Initial Trade Date at the Indicative Note Value and disposed of on the Maturity Date, no Market Disruption Events occurred and that the term of the notes is 22 days. In Examples 1-10, the Daily Investor Fee and the Daily Interest assume that there are no weekends or holidays. The examples assume that every calendar day is an Exchange Business Day. The examples do not contemplate a call or early redemption during the relevant period.

These examples highlight the impact of the Daily Investor Fee, leverage and compounding on the payment at maturity under different circumstances. Many other factors will affect the value of the notes, and these figures are provided for illustration only. These hypothetical examples should not be taken as an indication or a prediction of future Index performance or investment results and are intended to illustrate a few of the possible returns on the notes. Because the Indicative Note Value takes into account the net effect of the Daily Investor Fee, which is a fixed percentage of the value of the notes, and the performance of the Index, the Indicative Note Value is dependent on the path taken by the level of the Index to arrive at its ending level. The figures in these examples have been rounded for convenience.

We cannot predict the actual level of the Index at any time during the term of the notes or the market value of the notes, nor can we predict the relationship between the level of the Index and the market value of your notes at any time prior to the Maturity Date. The actual amount that a holder of the notes will receive at maturity or call, or upon early redemption, as the case may be, and the rate of return on the notes will depend on the actual Index Closing Levels during the term of the notes and during the Final Measurement Period or Call Measurement Period, or on a Redemption Measurement Date, the Daily Investor Fee, Daily Interest, Index volatility and the Redemption Fee Amount, if applicable. Moreover, the assumptions on which the hypothetical returns are based are purely for illustrative purposes. Consequently, the amount to be paid in respect of your notes, if any, on the Maturity Date, Call Settlement Date or the relevant Redemption Date, as applicable, may be very different from the information reflected in this section.

These hypothetical examples are provided for illustrative purposes only. Past performance of the Index and the hypothetical performance of the notes are not indicative of the future results of the Index or the notes. The actual performance of the Index and the notes will vary, perhaps significantly, from the examples illustrated below.

PS-27

Examples 1-5: Minimum Amount of the Interest Rate Spread

Example 1: The Index level alternatively decreases and increases by a constant 3.00% per day.

Assumptions
Fee Rate	0.95% per annum
Daily Leverage Factor	3
Daily Deposit Factor	4
Daily Interest Rate	-2.00%
Principal Amount	$25.00
Initial Index Level	100
Note Return	-9.05%
Cumulative Index Return	-0.99%

Day	Index Level	Daily Index Performance	Index Performance Factor	Daily Investor Fee	Fee Accrual	Daily Interest	Deposit Amount	Short Index Amount	Indicative Note Value	Note Return
A	B	C	D	E	F	G	H	I	J	K
	Previous Index Level * (1+C)		Current Index Level / Previous Index Level	Previous Indicative Note Value * Fee Rate / 365	Total of E	Previous Indicative Note Value * Daily Deposit Factor * Daily Interest Rate / 365	Previous Indicative Note Value * Daily Deposit Factor + G - E	Previous Indicative Note Value * Daily Leverage Factor * D	H - I	(Current Indicative Note Value - Previous Indicative Note Value)/ Previous Indicative Note Value

0	100.00						$100	$75	$25
1	97.00	-3.0%	0.97	$0.0007	$0.0007	-$0.00548	$99.99	$72.75	$27.24	8.98%
2	99.91	3.0%	1.03	$0.0007	$0.0014	-$0.00597	$108.97	$84.18	$24.79	-9.02%
3	96.91	-3.0%	0.97	$0.0006	$0.0020	-$0.00543	$99.13	$72.13	$27.01	8.98%
4	99.82	3.0%	1.03	$0.0007	$0.0027	-$0.00592	$108.03	$83.46	$24.57	-9.02%
5	96.83	-3.0%	0.97	$0.0006	$0.0033	-$0.00539	$98.28	$71.51	$26.78	8.98%
6	99.73	3.0%	1.03	$0.0007	$0.0040	-$0.00587	$107.10	$82.74	$24.36	-9.02%
7	96.74	-3.0%	0.97	$0.0006	$0.0047	-$0.00534	$97.44	$70.89	$26.55	8.98%
8	99.64	3.0%	1.03	$0.0007	$0.0054	-$0.00582	$106.18	$82.03	$24.15	-9.02%
9	96.65	-3.0%	0.97	$0.0006	$0.0060	-$0.00529	$96.60	$70.28	$26.32	8.98%
10	99.55	3.0%	1.03	$0.0007	$0.0067	-$0.00577	$105.27	$81.33	$23.94	-9.02%
11	96.56	-3.0%	0.97	$0.0006	$0.0073	-$0.00525	$95.77	$69.68	$26.09	8.98%
12	99.46	3.0%	1.03	$0.0007	$0.0080	-$0.00572	$104.37	$80.63	$23.74	-9.02%
13	96.48	-3.0%	0.97	$0.0006	$0.0086	-$0.00520	$94.95	$69.08	$25.87	8.98%
14	99.37	3.0%	1.03	$0.0007	$0.0093	-$0.00567	$103.47	$79.94	$23.53	-9.02%
15	96.39	-3.0%	0.97	$0.0006	$0.0099	-$0.00516	$94.13	$68.49	$25.65	8.98%
16	99.28	3.0%	1.03	$0.0007	$0.0106	-$0.00562	$102.58	$79.25	$23.33	-9.02%
17	96.30	-3.0%	0.97	$0.0006	$0.0112	-$0.00511	$93.33	$67.90	$25.43	8.98%
18	99.19	3.0%	1.03	$0.0007	$0.0118	-$0.00557	$101.70	$78.57	$23.13	-9.02%
19	96.22	-3.0%	0.97	$0.0006	$0.0124	-$0.00507	$92.52	$67.31	$25.21	8.98%
20	99.10	3.0%	1.03	$0.0007	$0.0131	-$0.00553	$100.83	$77.89	$22.93	-9.02%
21	96.13	-3.0%	0.97	$0.0006	$0.0137	-$0.00503	$91.73	$66.74	$24.99	8.98%
22	99.01	3.0%	1.03	$0.0007	$0.0143	-$0.00548	$99.96	$77.23	$22.74	-9.02%

PS-28

Example 2: The Index level increases by a constant 3.00% per day.

Assumptions
Fee Rate	0.95% per annum
Daily Leverage Factor	3
Daily Deposit Factor	4
Daily Interest Rate	-2.00%
Principal Amount	$25.00
Initial Index Level	100
Note Return	-87.52%
Cumulative Index Return	91.61%

Day	Index Level	Daily Index Performance	Index Performance Factor	Daily Investor Fee	Fee Accrual	Daily Interest	Deposit Amount	Short Index Amount	Indicative Note Value	Note Return
A	B	C	D	E	F	G	H	I	J	K
	Previous Index Level * (1+C)		Current Index Level / Previous Index Level	Previous Indicative Note Value * Fee Rate / 365	Total of E	Previous Indicative Note Value * Daily Deposit Factor * Daily Interest Rate / 365	Previous Indicative Note Value * Daily Deposit Factor + G - E	Previous Indicative Note Value * Daily Leverage Factor * D	H - I	(Current Indicative Note Value - Previous Indicative Note Value)/ Previous Indicative Note Value

0	100.00						$100	$75	$25
1	103.00	3.0%	1.03	$0.0007	$0.0007	-$0.00548	$99.99	$77.25	$22.74	-9.02%
2	106.09	3.0%	1.03	$0.0006	$0.0012	-$0.00498	$90.97	$70.28	$20.69	-9.02%
3	109.27	3.0%	1.03	$0.0005	$0.0018	-$0.00454	$82.76	$63.94	$18.82	-9.02%
4	112.55	3.0%	1.03	$0.0005	$0.0023	-$0.00413	$75.29	$58.17	$17.13	-9.02%
5	115.93	3.0%	1.03	$0.0004	$0.0027	-$0.00375	$68.50	$52.92	$15.58	-9.02%
6	119.41	3.0%	1.03	$0.0004	$0.0031	-$0.00341	$62.32	$48.14	$14.17	-9.02%
7	122.99	3.0%	1.03	$0.0004	$0.0035	-$0.00311	$56.69	$43.80	$12.89	-9.02%
8	126.68	3.0%	1.03	$0.0003	$0.0038	-$0.00283	$51.58	$39.84	$11.73	-9.02%
9	130.48	3.0%	1.03	$0.0003	$0.0041	-$0.00257	$46.92	$36.25	$10.67	-9.02%
10	134.39	3.0%	1.03	$0.0003	$0.0044	-$0.00234	$42.69	$32.98	$9.71	-9.02%
11	138.42	3.0%	1.03	$0.0003	$0.0047	-$0.00213	$38.83	$30.00	$8.83	-9.02%
12	142.58	3.0%	1.03	$0.0002	$0.0049	-$0.00194	$35.33	$27.29	$8.04	-9.02%
13	146.85	3.0%	1.03	$0.0002	$0.0051	-$0.00176	$32.14	$24.83	$7.31	-9.02%
14	151.26	3.0%	1.03	$0.0002	$0.0053	-$0.00160	$29.24	$22.59	$6.65	-9.02%
15	155.80	3.0%	1.03	$0.0002	$0.0055	-$0.00146	$26.60	$20.55	$6.05	-9.02%
16	160.47	3.0%	1.03	$0.0002	$0.0056	-$0.00133	$24.20	$18.70	$5.50	-9.02%
17	165.28	3.0%	1.03	$0.0001	$0.0058	-$0.00121	$22.02	$17.01	$5.01	-9.02%
18	170.24	3.0%	1.03	$0.0001	$0.0059	-$0.00110	$20.03	$15.47	$4.56	-9.02%
19	175.35	3.0%	1.03	$0.0001	$0.0060	-$0.00100	$18.22	$14.08	$4.14	-9.02%
20	180.61	3.0%	1.03	$0.0001	$0.0061	-$0.00091	$16.58	$12.81	$3.77	-9.02%
21	186.03	3.0%	1.03	$0.0001	$0.0062	-$0.00083	$15.08	$11.65	$3.43	-9.02%
22	191.61	3.0%	1.03	$0.0001	$0.0063	-$0.00075	$13.72	$10.60	$3.12	-9.02%

PS-29

Example 3: The Index level decreases by a constant 1.00% per day.

Assumptions
Fee Rate	0.95% per annum
Daily Leverage Factor	3
Daily Deposit Factor	4
Daily Interest Rate	-2.00%
Principal Amount	$25.00
Initial Index Level	100
Note Return	90.61%
Cumulative Index Return	-19.84%

Day	Index Level	Daily Index Performance	Index Performance Factor	Daily Investor Fee	Fee Accrual	Daily Interest	Deposit Amount	Short Index Amount	Indicative Note Value	Note Return
A	B	C	D	E	F	G	H	I	J	K
	Previous Index Level * (1+C)		Current Index Level / Previous Index Level	Previous Indicative Note Value * Fee Rate / 365	Total of E	Previous Indicative Note Value * Daily Deposit Factor * Daily Interest Rate / 365	Previous Indicative Note Value * Daily Deposit Factor + G - E	Previous Indicative Note Value * Daily Leverage Factor * D	H - I	(Current Indicative Note Value - Previous Indicative Note Value)/ Previous Indicative Note Value

0	100.00						$100	$75	$25
1	99.00	-1.0%	0.99	$0.0007	$0.0007	-$0.00548	$99.99	$74.25	$25.74	2.98%
2	98.01	-1.0%	0.99	$0.0007	$0.0013	-$0.00564	$102.97	$76.46	$26.51	2.98%
3	97.03	-1.0%	0.99	$0.0007	$0.0020	-$0.00581	$106.03	$78.73	$27.30	2.98%
4	96.06	-1.0%	0.99	$0.0007	$0.0027	-$0.00598	$109.19	$81.08	$28.11	2.98%
5	95.10	-1.0%	0.99	$0.0007	$0.0035	-$0.00616	$112.44	$83.49	$28.95	2.98%
6	94.15	-1.0%	0.99	$0.0008	$0.0042	-$0.00634	$115.78	$85.97	$29.81	2.98%
7	93.21	-1.0%	0.99	$0.0008	$0.0050	-$0.00653	$119.23	$88.53	$30.70	2.98%
8	92.27	-1.0%	0.99	$0.0008	$0.0058	-$0.00673	$122.78	$91.17	$31.61	2.98%
9	91.35	-1.0%	0.99	$0.0008	$0.0066	-$0.00693	$126.43	$93.88	$32.55	2.98%
10	90.44	-1.0%	0.99	$0.0008	$0.0075	-$0.00713	$130.19	$96.67	$33.52	2.98%
11	89.53	-1.0%	0.99	$0.0009	$0.0083	-$0.00735	$134.06	$99.55	$34.52	2.98%
12	88.64	-1.0%	0.99	$0.0009	$0.0092	-$0.00757	$138.05	$102.51	$35.54	2.98%
13	87.75	-1.0%	0.99	$0.0009	$0.0101	-$0.00779	$142.16	$105.56	$36.60	2.98%
14	86.87	-1.0%	0.99	$0.0010	$0.0111	-$0.00802	$146.39	$108.70	$37.69	2.98%
15	86.01	-1.0%	0.99	$0.0010	$0.0121	-$0.00826	$150.75	$111.94	$38.81	2.98%
16	85.15	-1.0%	0.99	$0.0010	$0.0131	-$0.00851	$155.23	$115.27	$39.97	2.98%
17	84.29	-1.0%	0.99	$0.0010	$0.0141	-$0.00876	$159.85	$118.70	$41.15	2.98%
18	83.45	-1.0%	0.99	$0.0011	$0.0152	-$0.00902	$164.61	$122.23	$42.38	2.98%
19	82.62	-1.0%	0.99	$0.0011	$0.0163	-$0.00929	$169.50	$125.87	$43.64	2.98%
20	81.79	-1.0%	0.99	$0.0011	$0.0174	-$0.00956	$174.55	$129.61	$44.94	2.98%
21	80.97	-1.0%	0.99	$0.0012	$0.0186	-$0.00985	$179.74	$133.47	$46.28	2.98%
22	80.16	-1.0%	0.99	$0.0012	$0.0198	-$0.01014	$185.09	$137.44	$47.65	2.98%

PS-30

Example 4: The Index level decreases in a volatile manner.

Assumptions
Fee Rate	0.95% per annum
Daily Leverage Factor	3
Daily Deposit Factor	4
Daily Interest Rate	-2.00%
Principal Amount	$25.00
Initial Index Level	100
Note Return	-72.90%
Cumulative Index Return	-19.63%

Day	Index Level	Daily Index Performance	Index Performance Factor	Daily Investor Fee	Fee Accrual	Daily Interest	Deposit Amount	Short Index Amount	Indicative Note Value	Note Return
A	B	C	D	E	F	G	H	I	J	K
	Previous Index Level * (1+C)		Current Index Level / Previous Index Level	Previous Indicative Note Value * Fee Rate / 365	Total of E	Previous Indicative Note Value * Daily Deposit Factor * Daily Interest Rate / 365	Previous Indicative Note Value * Daily Deposit Factor + G - E	Previous Indicative Note Value * Daily Leverage Factor * D	H - I	(Current Indicative Note Value - Previous Indicative Note Value)/ Previous Indicative Note Value

0	100.00						$100	$75	$25
1	89.00	-11.0%	0.89	$0.0007	$0.0007	-$0.00548	$99.99	$66.75	$33.24	32.98%
2	92.56	4.0%	1.04	$0.0009	$0.0015	-$0.00729	$132.97	$103.72	$29.25	-12.02%
3	95.34	3.0%	1.03	$0.0008	$0.0023	-$0.00641	$116.98	$90.37	$26.61	-9.02%
4	103.92	9.0%	1.09	$0.0007	$0.0030	-$0.00583	$106.42	$87.01	$19.42	-27.02%
5	109.11	5.0%	1.05	$0.0005	$0.0035	-$0.00426	$77.66	$61.16	$16.50	-15.02%
6	121.12	11.0%	1.11	$0.0004	$0.0039	-$0.00362	$65.99	$54.94	$11.05	-33.02%
7	128.38	6.0%	1.06	$0.0003	$0.0042	-$0.00242	$44.20	$35.14	$9.06	-18.02%
8	134.80	5.0%	1.05	$0.0002	$0.0044	-$0.00199	$36.23	$28.54	$7.70	-15.02%
9	161.76	20.0%	1.20	$0.0002	$0.0046	-$0.00169	$30.79	$27.71	$3.08	-60.02%
10	127.79	-21.0%	0.79	$0.0001	$0.0047	-$0.00067	$12.31	$7.29	$5.02	62.98%
11	122.68	-4.0%	0.96	$0.0001	$0.0048	-$0.00110	$20.06	$14.44	$5.62	11.98%
12	131.27	7.0%	1.07	$0.0001	$0.0050	-$0.00123	$22.46	$18.03	$4.43	-21.02%
13	154.90	18.0%	1.18	$0.0001	$0.0051	-$0.00097	$17.74	$15.70	$2.04	-54.02%
14	165.74	7.0%	1.07	$0.0001	$0.0052	-$0.00045	$8.16	$6.55	$1.61	-21.02%
15	159.11	-4.0%	0.96	$0.0000	$0.0052	-$0.00035	$6.44	$4.64	$1.80	11.98%
16	120.92	-24.0%	0.76	$0.0000	$0.0052	-$0.00040	$7.21	$4.11	$3.10	71.98%
17	106.41	-12.0%	0.88	$0.0001	$0.0053	-$0.00068	$12.40	$8.19	$4.22	35.98%
18	92.58	-13.0%	0.87	$0.0001	$0.0054	-$0.00092	$16.87	$11.01	$5.86	38.98%
19	82.39	-11.0%	0.89	$0.0002	$0.0056	-$0.00128	$23.44	$15.65	$7.79	32.98%
20	76.63	-7.0%	0.93	$0.0002	$0.0058	-$0.00171	$31.17	$21.74	$9.43	20.98%
21	70.50	-8.0%	0.92	$0.0002	$0.0060	-$0.00207	$37.71	$26.02	$11.69	23.98%
22	80.37	14.0%	1.14	$0.0003	$0.0063	-$0.00256	$46.75	$39.97	$6.78	-42.02%

PS-31

Example 5: The Index level increases and decreases in a volatile manner, ending at the same level.

Assumptions
Fee Rate	0.95% per annum
Daily Leverage Factor	3
Daily Deposit Factor	4
Daily Interest Rate	-2.00%
Principal Amount	$25.00
Initial Index Level	100
Note Return	-37.25%
Cumulative Index Return	-0.02%

Day	Index Level	Daily Index Performance	Index Performance Factor	Daily Investor Fee	Fee Accrual	Daily Interest	Deposit Amount	Short Index Amount	Indicative Note Value	Note Return
A	B	C	D	E	F	G	H	I	J	K
	Previous Index Level * (1+C)		Current Index Level / Previous Index Level	Previous Indicative Note Value * Fee Rate / 365	Total of E	Previous Indicative Note Value * Daily Deposit Factor * Daily Interest Rate / 365	Previous Indicative Note Value * Daily Deposit Factor + G - E	Previous Indicative Note Value * Daily Leverage Factor * D	H - I	(Current Indicative Note Value - Previous Indicative Note Value)/ Previous Indicative Note Value

0	100.00						$100	$75	$25
1	102.00	2.0%	1.02	$0.0007	$0.0007	-$0.00548	$99.99	$76.50	$23.49	-6.02%
2	105.06	3.0%	1.03	$0.0006	$0.0013	-$0.00515	$93.97	$72.60	$21.37	-9.02%
3	109.26	4.0%	1.04	$0.0006	$0.0018	-$0.00468	$85.49	$66.69	$18.80	-12.02%
4	98.34	-10.0%	0.90	$0.0005	$0.0023	-$0.00412	$75.21	$50.77	$24.44	29.98%
5	100.30	2.0%	1.02	$0.0006	$0.0029	-$0.00536	$97.75	$74.79	$22.97	-6.02%
6	103.31	3.0%	1.03	$0.0006	$0.0035	-$0.00503	$91.86	$70.97	$20.89	-9.02%
7	92.98	-10.0%	0.90	$0.0005	$0.0041	-$0.00458	$83.57	$56.42	$27.16	29.98%
8	94.84	2.0%	1.02	$0.0007	$0.0048	-$0.00595	$108.63	$83.10	$25.52	-6.02%
9	96.74	2.0%	1.02	$0.0007	$0.0055	-$0.00559	$102.08	$78.10	$23.98	-6.02%
10	87.06	-10.0%	0.90	$0.0006	$0.0061	-$0.00526	$95.93	$64.76	$31.17	29.98%
11	88.80	2.0%	1.02	$0.0008	$0.0069	-$0.00683	$124.69	$95.39	$29.30	-6.02%
12	90.58	2.0%	1.02	$0.0008	$0.0077	-$0.00642	$117.18	$89.65	$27.53	-6.02%
13	81.52	-10.0%	0.90	$0.0007	$0.0084	-$0.00603	$110.12	$74.33	$35.78	29.98%
14	83.15	2.0%	1.02	$0.0009	$0.0093	-$0.00784	$143.13	$109.50	$33.63	-6.02%
15	84.82	2.0%	1.02	$0.0009	$0.0102	-$0.00737	$134.50	$102.90	$31.60	-6.02%
16	76.33	-10.0%	0.90	$0.0008	$0.0110	-$0.00693	$126.40	$85.32	$41.07	29.98%
17	77.86	2.0%	1.02	$0.0011	$0.0121	-$0.00900	$164.29	$125.69	$38.60	-6.02%
18	79.42	2.0%	1.02	$0.0010	$0.0131	-$0.00846	$154.39	$118.12	$36.27	-6.02%
19	81.01	2.0%	1.02	$0.0009	$0.0140	-$0.00795	$145.09	$111.00	$34.09	-6.02%
20	89.11	10.0%	1.10	$0.0009	$0.0149	-$0.00747	$136.35	$112.49	$23.85	-30.02%
21	90.89	2.0%	1.02	$0.0006	$0.0155	-$0.00523	$95.41	$72.99	$22.42	-6.02%
22	99.98	10.0%	1.10	$0.0006	$0.0161	-$0.00491	$89.66	$73.98	$15.69	-30.02%

PS-32

Examples 6 to 10: Maximum Amount of the Interest Rate Spread

Example 6: The Index level alternatively decreases and increases by a constant 3.00% per day.

Assumptions
Fee Rate	0.95% per annum
Daily Leverage Factor	3
Daily Deposit Factor	4
Daily Interest Rate	-4.00%
Principal Amount	$25.00
Initial Index Level	100
Note Return	-9.50%
Cumulative Index Return	-0.99%

Day	Index Level	Daily Index Performance	Index Performance Factor	Daily Investor Fee	Fee Accrual	Daily Interest	Deposit Amount	Short Index Amount	Indicative Note Value	Note Return
A	B	C	D	E	F	G	H	I	J	K
	Previous Index Level * (1+C)		Current Index Level / Previous Index Level	Previous Indicative Note Value * Fee Rate / 365	Total of E	Previous Indicative Note Value * Daily Deposit Factor * Daily Interest Rate / 365	Previous Indicative Note Value * Daily Deposit Factor + G - E	Previous Indicative Note Value * Daily Leverage Factor * D	H - I	(Current Indicative Note Value - Previous Indicative Note Value)/ Previous Indicative Note Value

0	100.00						$100	$75	$25
1	97.00	-3.0%	0.97	$0.0007	$0.0007	-$0.01096	$99.99	$72.75	$27.24	8.95%
2	99.91	3.0%	1.03	$0.0007	$0.0014	-$0.01194	$108.94	$84.17	$24.77	-9.05%
3	96.91	-3.0%	0.97	$0.0006	$0.0020	-$0.01086	$99.09	$72.09	$26.99	8.95%
4	99.82	3.0%	1.03	$0.0007	$0.0027	-$0.01183	$107.96	$83.41	$24.55	-9.05%
5	96.83	-3.0%	0.97	$0.0006	$0.0033	-$0.01076	$98.19	$71.44	$26.75	8.95%
6	99.73	3.0%	1.03	$0.0007	$0.0040	-$0.01173	$106.98	$82.65	$24.33	-9.05%
7	96.74	-3.0%	0.97	$0.0006	$0.0047	-$0.01066	$97.30	$70.80	$26.51	8.95%
8	99.64	3.0%	1.03	$0.0007	$0.0054	-$0.01162	$106.02	$81.91	$24.11	-9.05%
9	96.65	-3.0%	0.97	$0.0006	$0.0060	-$0.01057	$96.43	$70.16	$26.27	8.95%
10	99.55	3.0%	1.03	$0.0007	$0.0067	-$0.01151	$105.06	$81.17	$23.89	-9.05%
11	96.56	-3.0%	0.97	$0.0006	$0.0073	-$0.01047	$95.56	$69.52	$26.03	8.95%
12	99.46	3.0%	1.03	$0.0007	$0.0080	-$0.01141	$104.11	$80.44	$23.68	-9.05%
13	96.48	-3.0%	0.97	$0.0006	$0.0086	-$0.01038	$94.69	$68.90	$25.80	8.95%
14	99.37	3.0%	1.03	$0.0007	$0.0093	-$0.01131	$103.17	$79.71	$23.46	-9.05%
15	96.39	-3.0%	0.97	$0.0006	$0.0099	-$0.01028	$93.84	$68.27	$25.56	8.95%
16	99.28	3.0%	1.03	$0.0007	$0.0105	-$0.01121	$102.24	$78.99	$23.25	-9.05%
17	96.30	-3.0%	0.97	$0.0006	$0.0111	-$0.01019	$92.99	$67.66	$25.33	8.95%
18	99.19	3.0%	1.03	$0.0007	$0.0118	-$0.01110	$101.32	$78.28	$23.04	-9.05%
19	96.22	-3.0%	0.97	$0.0006	$0.0124	-$0.01010	$92.15	$67.05	$25.10	8.95%
20	99.10	3.0%	1.03	$0.0007	$0.0131	-$0.01100	$100.40	$77.57	$22.83	-9.05%
21	96.13	-3.0%	0.97	$0.0006	$0.0137	-$0.01001	$91.32	$66.44	$24.88	8.95%
22	99.01	3.0%	1.03	$0.0006	$0.0143	-$0.01090	$99.50	$76.87	$22.63	-9.05%

PS-33

Example 7: The Index level increases by a constant 3.00% per day.

Assumptions
Fee Rate	0.95% per annum
Daily Leverage Factor	3
Daily Deposit Factor	4
Daily Interest Rate	-4.00%
Principal Amount	$25.00
Initial Index Level	100
Note Return	-87.58%
Cumulative Index Return	91.61%

Day	Index Level	Daily Index Performance	Index Performance Factor	Daily Investor Fee	Fee Accrual	Daily Interest	Deposit Amount	Short Index Amount	Indicative Note Value	Note Return
A	B	C	D	E	F	G	H	I	J	K
	Previous Index Level * (1+C)		Current Index Level / Previous Index Level	Previous Indicative Note Value * Fee Rate / 365	Total of E	Previous Indicative Note Value * Daily Deposit Factor * Daily Interest Rate / 365	Previous Indicative Note Value * Daily Deposit Factor + G - E	Previous Indicative Note Value * Daily Leverage Factor * D	H - I	(Current Indicative Note Value - Previous Indicative Note Value)/ Previous Indicative Note Value

0	100.00						$100	$75	$25
1	103.00	3.0%	1.03	$0.0007	$0.0007	-$0.01096	$99.99	$77.25	$22.74	-9.05%
2	106.09	3.0%	1.03	$0.0006	$0.0012	-$0.00997	$90.94	$70.26	$20.68	-9.05%
3	109.27	3.0%	1.03	$0.0005	$0.0018	-$0.00907	$82.72	$63.91	$18.81	-9.05%
4	112.55	3.0%	1.03	$0.0005	$0.0023	-$0.00825	$75.23	$58.12	$17.11	-9.05%
5	115.93	3.0%	1.03	$0.0004	$0.0027	-$0.00750	$68.43	$52.87	$15.56	-9.05%
6	119.41	3.0%	1.03	$0.0004	$0.0031	-$0.00682	$62.24	$48.08	$14.15	-9.05%
7	122.99	3.0%	1.03	$0.0004	$0.0035	-$0.00620	$56.61	$43.73	$12.87	-9.05%
8	126.68	3.0%	1.03	$0.0003	$0.0038	-$0.00564	$51.49	$39.78	$11.71	-9.05%
9	130.48	3.0%	1.03	$0.0003	$0.0041	-$0.00513	$46.83	$36.18	$10.65	-9.05%
10	134.39	3.0%	1.03	$0.0003	$0.0044	-$0.00467	$42.59	$32.91	$9.69	-9.05%
11	138.42	3.0%	1.03	$0.0003	$0.0047	-$0.00425	$38.74	$29.93	$8.81	-9.05%
12	142.58	3.0%	1.03	$0.0002	$0.0049	-$0.00386	$35.23	$27.22	$8.01	-9.05%
13	146.85	3.0%	1.03	$0.0002	$0.0051	-$0.00351	$32.05	$24.76	$7.29	-9.05%
14	151.26	3.0%	1.03	$0.0002	$0.0053	-$0.00319	$29.15	$22.52	$6.63	-9.05%
15	155.80	3.0%	1.03	$0.0002	$0.0055	-$0.00291	$26.51	$20.48	$6.03	-9.05%
16	160.47	3.0%	1.03	$0.0002	$0.0056	-$0.00264	$24.11	$18.63	$5.48	-9.05%
17	165.28	3.0%	1.03	$0.0001	$0.0058	-$0.00240	$21.93	$16.94	$4.99	-9.05%
18	170.24	3.0%	1.03	$0.0001	$0.0059	-$0.00219	$19.95	$15.41	$4.54	-9.05%
19	175.35	3.0%	1.03	$0.0001	$0.0060	-$0.00199	$18.14	$14.02	$4.13	-9.05%
20	180.61	3.0%	1.03	$0.0001	$0.0061	-$0.00181	$16.50	$12.75	$3.75	-9.05%
21	186.03	3.0%	1.03	$0.0001	$0.0062	-$0.00164	$15.01	$11.60	$3.41	-9.05%
22	191.61	3.0%	1.03	$0.0001	$0.0063	-$0.00150	$13.65	$10.55	$3.10	-9.05%

PS-34

Example 8: The Index level decreases by a constant 1.00% per day.

Assumptions
Fee Rate	0.95% per annum
Daily Leverage Factor	3
Daily Deposit Factor	4
Daily Interest Rate	-4.00%
Principal Amount	$25.00
Initial Index Level	100
Note Return	89.72%
Cumulative Index Return	-19.84%

Day	Index Level	Daily Index Performance	Index Performance Factor	Daily Investor Fee	Fee Accrual	Daily Interest	Deposit Amount	Short Index Amount	Indicative Note Value	Note Return
A	B	C	D	E	F	G	H	I	J	K
	Previous Index Level * (1+C)		Current Index Level / Previous Index Level	Previous Indicative Note Value * Fee Rate / 365	Total of E	Previous Indicative Note Value * Daily Deposit Factor * Daily Interest Rate / 365	Previous Indicative Note Value * Daily Deposit Factor + G - E	Previous Indicative Note Value * Daily Leverage Factor * D	H - I	(Current Indicative Note Value - Previous Indicative Note Value)/ Previous Indicative Note Value

0	100.00						$100	$75	$25
1	99.00	-1.0%	0.99	$0.0007	$0.0007	-$0.01096	$99.99	$74.25	$25.74	2.95%
2	98.01	-1.0%	0.99	$0.0007	$0.0013	-$0.01128	$102.94	$76.44	$26.50	2.95%
3	97.03	-1.0%	0.99	$0.0007	$0.0020	-$0.01162	$105.98	$78.70	$27.28	2.95%
4	96.06	-1.0%	0.99	$0.0007	$0.0027	-$0.01196	$109.11	$81.03	$28.09	2.95%
5	95.10	-1.0%	0.99	$0.0007	$0.0035	-$0.01231	$112.33	$83.42	$28.92	2.95%
6	94.15	-1.0%	0.99	$0.0008	$0.0042	-$0.01268	$115.65	$85.88	$29.77	2.95%
7	93.21	-1.0%	0.99	$0.0008	$0.0050	-$0.01305	$119.07	$88.42	$30.65	2.95%
8	92.27	-1.0%	0.99	$0.0008	$0.0058	-$0.01344	$122.59	$91.03	$31.56	2.95%
9	91.35	-1.0%	0.99	$0.0008	$0.0066	-$0.01383	$126.21	$93.72	$32.49	2.95%
10	90.44	-1.0%	0.99	$0.0008	$0.0074	-$0.01424	$129.93	$96.49	$33.45	2.95%
11	89.53	-1.0%	0.99	$0.0009	$0.0083	-$0.01466	$133.77	$99.34	$34.43	2.95%
12	88.64	-1.0%	0.99	$0.0009	$0.0092	-$0.01509	$137.72	$102.27	$35.45	2.95%
13	87.75	-1.0%	0.99	$0.0009	$0.0101	-$0.01554	$141.79	$105.29	$36.50	2.95%
14	86.87	-1.0%	0.99	$0.0009	$0.0111	-$0.01600	$145.98	$108.40	$37.58	2.95%
15	86.01	-1.0%	0.99	$0.0010	$0.0121	-$0.01647	$150.29	$111.60	$38.69	2.95%
16	85.15	-1.0%	0.99	$0.0010	$0.0131	-$0.01696	$154.73	$114.90	$39.83	2.95%
17	84.29	-1.0%	0.99	$0.0010	$0.0141	-$0.01746	$159.30	$118.29	$41.01	2.95%
18	83.45	-1.0%	0.99	$0.0011	$0.0152	-$0.01798	$164.00	$121.79	$42.22	2.95%
19	82.62	-1.0%	0.99	$0.0011	$0.0163	-$0.01851	$168.85	$125.38	$43.46	2.95%
20	81.79	-1.0%	0.99	$0.0011	$0.0174	-$0.01905	$173.83	$129.09	$44.75	2.95%
21	80.97	-1.0%	0.99	$0.0012	$0.0186	-$0.01962	$178.97	$132.90	$46.07	2.95%
22	80.16	-1.0%	0.99	$0.0012	$0.0198	-$0.02019	$184.25	$136.82	$47.43	2.95%

PS-35

Example 9: The Index level decreases in a volatile manner.

Assumptions
Fee Rate	0.95% per annum
Daily Leverage Factor	3
Daily Deposit Factor	4
Daily Interest Rate	-4.00%
Principal Amount	$25.00
Initial Index Level	100
Note Return	-73.05%
Cumulative Index Return	-19.63%

Day	Index Level	Daily Index Performance	Index Performance Factor	Daily Investor Fee	Fee Accrual	Daily Interest	Deposit Amount	Short Index Amount	Indicative Note Value	Note Return
A	B	C	D	E	F	G	H	I	J	K
	Previous Index Level * (1+C)		Current Index Level / Previous Index Level	Previous Indicative Note Value * Fee Rate / 365	Total of E	Previous Indicative Note Value * Daily Deposit Factor * Daily Interest Rate / 365	Previous Indicative Note Value * Daily Deposit Factor + G - E	Previous Indicative Note Value * Daily Leverage Factor * D	H - I	(Current Indicative Note Value - Previous Indicative Note Value)/ Previous Indicative Note Value

0	100.00						$100	$75	$25
1	89.00	-11.0%	0.89	$0.0007	$0.0007	-$0.01096	$99.99	$66.75	$33.24	32.95%
2	92.56	4.0%	1.04	$0.0009	$0.0015	-$0.01457	$132.94	$103.70	$29.23	-12.05%
3	95.34	3.0%	1.03	$0.0008	$0.0023	-$0.01282	$116.92	$90.33	$26.59	-9.05%
4	103.92	9.0%	1.09	$0.0007	$0.0030	-$0.01166	$106.35	$86.95	$19.40	-27.05%
5	109.11	5.0%	1.05	$0.0005	$0.0035	-$0.00850	$77.58	$61.10	$16.48	-15.05%
6	121.12	11.0%	1.11	$0.0004	$0.0039	-$0.00722	$65.91	$54.88	$11.03	-33.05%
7	128.38	6.0%	1.06	$0.0003	$0.0042	-$0.00484	$44.13	$35.09	$9.04	-18.05%
8	134.80	5.0%	1.05	$0.0002	$0.0044	-$0.00396	$36.17	$28.48	$7.68	-15.05%
9	161.76	20.0%	1.20	$0.0002	$0.0046	-$0.00337	$30.72	$27.65	$3.07	-60.05%
10	127.79	-21.0%	0.79	$0.0001	$0.0047	-$0.00135	$12.28	$7.27	$5.00	62.95%
11	122.68	-4.0%	0.96	$0.0001	$0.0048	-$0.00219	$20.00	$14.40	$5.60	11.95%
12	131.27	7.0%	1.07	$0.0001	$0.0050	-$0.00245	$22.39	$17.97	$4.42	-21.05%
13	154.90	18.0%	1.18	$0.0001	$0.0051	-$0.00194	$17.68	$15.65	$2.03	-54.05%
14	165.74	7.0%	1.07	$0.0001	$0.0051	-$0.00089	$8.12	$6.52	$1.60	-21.05%
15	159.11	-4.0%	0.96	$0.0000	$0.0052	-$0.00070	$6.41	$4.62	$1.80	11.95%
16	120.92	-24.0%	0.76	$0.0000	$0.0052	-$0.00079	$7.18	$4.09	$3.09	71.95%
17	106.41	-12.0%	0.88	$0.0001	$0.0053	-$0.00135	$12.35	$8.15	$4.20	35.95%
18	92.58	-13.0%	0.87	$0.0001	$0.0054	-$0.00184	$16.79	$10.96	$5.83	38.95%
19	82.39	-11.0%	0.89	$0.0002	$0.0056	-$0.00256	$23.33	$15.57	$7.76	32.95%
20	76.63	-7.0%	0.93	$0.0002	$0.0058	-$0.00340	$31.02	$21.64	$9.38	20.95%
21	70.50	-8.0%	0.92	$0.0002	$0.0060	-$0.00411	$37.52	$25.89	$11.63	23.95%
22	80.37	14.0%	1.14	$0.0003	$0.0063	-$0.00510	$46.50	$39.76	$6.74	-42.05%

PS-36

Example 10: The Index level increases and decreases in a volatile manner, ending at the same level.

Assumptions
Fee Rate	0.95% per annum
Daily Leverage Factor	3
Daily Deposit Factor	4
Daily Interest Rate	-4.00%
Principal Amount	$25.00
Initial Index Level	100
Note Return	-37.57%
Cumulative Index Return	-0.02%

Day	Index Level	Daily Index Performance	Index Performance Factor	Daily Investor Fee	Fee Accrual	Daily Interest	Deposit Amount	Short Index Amount	Indicative Note Value	Note Return
A	B	C	D	E	F	G	H	I	J	K
	Previous Index Level * (1+C)		Current Index Level / Previous Index Level	Previous Indicative Note Value * Fee Rate / 365	Total of E	Previous Indicative Note Value * Daily Deposit Factor * Daily Interest Rate / 365	Previous Indicative Note Value * Daily Deposit Factor + G - E	Previous Indicative Note Value * Daily Leverage Factor * D	H - I	(Current Indicative Note Value - Previous Indicative Note Value)/ Previous Indicative Note Value

0	100.00						$100	$75	$25
1	102.00	2.0%	1.02	$0.0007	$0.0007	-$0.01096	$99.99	$76.50	$23.49	-6.05%
2	105.06	3.0%	1.03	$0.0006	$0.0013	-$0.01030	$93.94	$72.58	$21.36	-9.05%
3	109.26	4.0%	1.04	$0.0006	$0.0018	-$0.00936	$85.44	$66.65	$18.79	-12.05%
4	98.34	-10.0%	0.90	$0.0005	$0.0023	-$0.00824	$75.15	$50.73	$24.42	29.95%
5	100.30	2.0%	1.02	$0.0006	$0.0029	-$0.01070	$97.66	$74.72	$22.94	-6.05%
6	103.31	3.0%	1.03	$0.0006	$0.0035	-$0.01006	$91.76	$70.89	$20.87	-9.05%
7	92.98	-10.0%	0.90	$0.0005	$0.0041	-$0.00915	$83.46	$56.34	$27.12	29.95%
8	94.84	2.0%	1.02	$0.0007	$0.0048	-$0.01189	$108.45	$82.98	$25.48	-6.05%
9	96.74	2.0%	1.02	$0.0007	$0.0055	-$0.01117	$101.90	$77.96	$23.94	-6.05%
10	87.06	-10.0%	0.90	$0.0006	$0.0061	-$0.01049	$95.74	$64.63	$31.11	29.95%
11	88.80	2.0%	1.02	$0.0008	$0.0069	-$0.01364	$124.41	$95.19	$29.23	-6.05%
12	90.58	2.0%	1.02	$0.0008	$0.0076	-$0.01281	$116.89	$89.43	$27.46	-6.05%
13	81.52	-10.0%	0.90	$0.0007	$0.0084	-$0.01204	$109.82	$74.14	$35.68	29.95%
14	83.15	2.0%	1.02	$0.0009	$0.0093	-$0.01564	$142.72	$109.19	$33.53	-6.05%
15	84.82	2.0%	1.02	$0.0009	$0.0102	-$0.01470	$134.09	$102.59	$31.50	-6.05%
16	76.33	-10.0%	0.90	$0.0008	$0.0110	-$0.01381	$125.98	$85.05	$40.93	29.95%
17	77.86	2.0%	1.02	$0.0011	$0.0120	-$0.01794	$163.72	$125.26	$38.46	-6.05%
18	79.42	2.0%	1.02	$0.0010	$0.0130	-$0.01686	$153.82	$117.68	$36.13	-6.05%
19	81.01	2.0%	1.02	$0.0009	$0.0140	-$0.01584	$144.52	$110.57	$33.95	-6.05%
20	89.11	10.0%	1.10	$0.0009	$0.0149	-$0.01488	$135.78	$112.03	$23.75	-30.05%
21	90.89	2.0%	1.02	$0.0006	$0.0155	-$0.01041	$94.98	$72.67	$22.31	-6.05%
22	99.98	10.0%	1.10	$0.0006	$0.0161	-$0.00978	$89.24	$73.63	$15.61	-30.05%

Table 1: Expected return on the notes over one year of Index performance, without giving effect to the Daily Investor Fee and the Daily Interest and assuming a constant daily inverse leverage and volatility over time.

PS-37

Table 1 illustrates the effect of two factors that affect the notes’ performance: Index volatility and Index return. Index volatility is a statistical measure of the magnitude of fluctuations in the returns of the Index and is calculated as the standard deviation of the natural logarithms of the Index Performance Factor (calculated daily), multiplied by the square root of the number of Index Business Days per year (assumed to be 252). Table 1 shows estimated note returns for a number of combinations of Index volatility and Index return over a one-year period. To isolate the impact of daily leveraged exposure, the table assumes no Daily Investor Fees and Daily Interest of 0% and that the volatility of the Index remains constant over time. If these assumptions were different, the notes’ performance would be different than that shown. If the effect of the Daily Investor Fee and the Daily Interest were included, the notes’ performance would be different than shown.

Because the return on the notes is linked to a three times leveraged participation in the inverse performance of the Index, compounded daily, the notes might be incorrectly expected to achieve a 30% return on a yearly basis if the Index return was -10%, absent the effects of compounding. However, as Table 1 shows, with an Index volatility of 40%, and given the assumptions listed above, the notes would return -47.48%. In Table 1, shaded areas represent those scenarios where the notes will outperform (i.e., return more than) the inverse Index performance times 3.0 leverage; conversely, areas not shaded represent those scenarios where the notes will underperform (i.e., return less than) the inverse Index performance times 3.0 leverage.

This table highlights the impact of leverage and compounding on the payment at maturity under different circumstances. Many other factors will affect the value of the notes, and these figures are provided for illustration only. This table should not be taken as an indication or a prediction of future Index performance or investment results and are intended to illustrate a few of the possible returns on the notes. Because the Indicative Note Value takes into account the net effect of the Daily Investor Fee, which is a fixed percentage of the value of the notes, and the performance of the Index, the Indicative Note Value is dependent on the path taken by the level of the Index to arrive at its ending level. The figures in this table have been rounded for convenience.

PS-38

		One Year Index Volatility
One Year Index Perform- ance	Three Times the Inverse (-3x) of One Year Index Perform- ance	0%	5%	10%	15%	20%	25%	30%	35%	40%	45%	50%	55%	60%	65%	70%
-75%	225%	6300.00%	6204.72%	5927.29%	5491.78%	4934.42%	4298.65%	3629.59%	2968.83%	2350.51%	1798.94%	1328.03%	942.16%	638.08%	407.28%	238.34%
-70%	210%	3603.70%	3548.56%	3388.02%	3135.98%	2813.44%	2445.52%	2058.33%	1675.95%	1318.12%	998.93%	726.41%	503.10%	327.13%	193.56%	95.80%
-65%	195%	2232.36%	2197.64%	2096.54%	1937.82%	1734.70%	1503.01%	1259.18%	1018.38%	793.04%	592.04%	420.42%	279.80%	168.98%	84.87%	23.30%
-60%	180%	1462.50%	1439.24%	1371.51%	1265.18%	1129.11%	973.89%	810.54%	649.23%	498.27%	363.61%	248.64%	154.43%	80.20%	23.85%	-17.40%
-55%	165%	997.39%	981.06%	933.49%	858.81%	763.24%	654.23%	539.50%	426.21%	320.18%	225.61%	144.86%	78.70%	26.56%	-13.02%	-41.99%
-50%	150%	700.00%	688.09%	653.41%	598.97%	529.30%	449.83%	366.20%	283.60%	206.31%	137.37%	78.50%	30.27%	-7.74%	-36.59%	-57.71%
-45%	135%	501.05%	492.10%	466.05%	425.15%	372.80%	313.10%	250.26%	188.21%	130.14%	78.34%	34.11%	-2.13%	-30.68%	-52.36%	-68.22%
-40%	120%	362.96%	356.07%	336.00%	304.50%	264.18%	218.19%	169.79%	121.99%	77.27%	37.37%	3.30%	-24.61%	-46.61%	-63.30%	-75.53%
-35%	105%	264.13%	258.71%	242.93%	218.15%	186.44%	150.26%	112.20%	74.60%	39.42%	8.04%	-18.75%	-40.71%	-58.01%	-71.14%	-80.75%
-30%	90%	191.55%	187.20%	174.57%	154.73%	129.34%	100.38%	69.90%	39.80%	11.63%	-13.50%	-34.95%	-52.53%	-66.38%	-76.89%	-84.59%
-25%	75%	137.04%	133.51%	123.23%	107.10%	86.46%	62.91%	38.13%	13.66%	-9.24%	-29.67%	-47.11%	-61.40%	-72.66%	-81.21%	-87.47%
-20%	60%	95.31%	92.40%	83.94%	70.65%	53.64%	34.24%	13.82%	-6.35%	-25.22%	-42.05%	-56.42%	-68.20%	-77.48%	-84.52%	-89.67%
-15%	45%	62.83%	60.41%	53.35%	42.27%	28.09%	11.91%	-5.11%	-21.92%	-37.65%	-51.69%	-63.67%	-73.48%	-81.22%	-87.09%	-91.39%
-10%	30%	37.17%	35.13%	29.19%	19.85%	7.91%	-5.72%	-20.06%	-34.22%	-47.48%	-59.30%	-69.39%	-77.66%	-84.18%	-89.13%	-92.75%
-5%	15%	16.64%	14.90%	9.84%	1.91%	-8.25%	-19.84%	-32.03%	-44.07%	-55.34%	-65.39%	-73.98%	-81.01%	-86.55%	-90.76%	-93.83%
0%	0%	0.00%	-1.49%	-5.82%	-12.63%	-21.34%	-31.27%	-41.73%	-52.05%	-61.71%	-70.33%	-77.69%	-83.72%	-88.47%	-92.07%	-94.71%
5%	-15%	-13.62%	-14.90%	-18.65%	-24.53%	-32.05%	-40.63%	-49.66%	-58.58%	-66.92%	-74.37%	-80.73%	-85.93%	-90.04%	-93.15%	-95.43%
10%	-30%	-24.87%	-25.99%	-29.24%	-34.36%	-40.90%	-48.36%	-56.22%	-63.97%	-71.23%	-77.71%	-83.24%	-87.77%	-91.34%	-94.04%	-96.03%
15%	-45%	-34.25%	-35.23%	-38.08%	-42.55%	-48.28%	-54.81%	-61.68%	-68.47%	-74.82%	-80.49%	-85.33%	-89.29%	-92.42%	-94.79%	-96.52%
20%	-60%	-42.13%	-42.99%	-45.50%	-49.44%	-54.48%	-60.23%	-66.28%	-72.25%	-77.84%	-82.83%	-87.09%	-90.58%	-93.33%	-95.41%	-96.94%
25%	-75%	-48.80%	-49.56%	-51.78%	-55.27%	-59.72%	-64.81%	-70.16%	-75.45%	-80.40%	-84.81%	-88.58%	-91.66%	-94.10%	-95.94%	-97.29%
30%	-90%	-54.48%	-55.16%	-57.13%	-60.23%	-64.20%	-68.72%	-73.48%	-78.17%	-82.57%	-86.49%	-89.84%	-92.59%	-94.75%	-96.39%	-97.59%
35%	-105%	-59.36%	-59.96%	-61.72%	-64.49%	-68.03%	-72.07%	-76.31%	-80.51%	-84.44%	-87.94%	-90.93%	-93.38%	-95.31%	-96.78%	-97.85%
40%	-120%	-63.56%	-64.10%	-65.68%	-68.16%	-71.33%	-74.95%	-78.76%	-82.53%	-86.05%	-89.19%	-91.87%	-94.07%	-95.80%	-97.11%	-98.07%
45%	-135%	-67.20%	-67.69%	-69.11%	-71.34%	-74.20%	-77.46%	-80.88%	-84.27%	-87.44%	-90.27%	-92.68%	-94.66%	-96.22%	-97.40%	-98.27%
50%	-150%	-70.37%	-70.81%	-72.10%	-74.11%	-76.69%	-79.64%	-82.73%	-85.79%	-88.66%	-91.21%	-93.39%	-95.18%	-96.58%	-97.65%	-98.43%
55%	-165%	-73.15%	-73.55%	-74.71%	-76.54%	-78.88%	-81.54%	-84.35%	-87.12%	-89.72%	-92.03%	-94.01%	-95.63%	-96.90%	-97.87%	-98.58%
60%	-180%	-75.59%	-75.95%	-77.01%	-78.67%	-80.80%	-83.22%	-85.77%	-88.29%	-90.65%	-92.76%	-94.55%	-96.02%	-97.18%	-98.06%	-98.71%
65%	-195%	-77.74%	-78.07%	-79.04%	-80.55%	-82.49%	-84.70%	-87.03%	-89.33%	-91.48%	-93.39%	-95.03%	-96.38%	-97.43%	-98.24%	-98.82%
70%	-210%	-79.65%	-79.95%	-80.83%	-82.22%	-83.99%	-86.01%	-88.14%	-90.24%	-92.21%	-93.96%	-95.46%	-96.69%	-97.65%	-98.39%	-98.92%
75%	-225%	-81.34%	-81.62%	-82.43%	-83.70%	-85.32%	-87.18%	-89.13%	-91.05%	-92.86%	-94.46%	-95.84%	-96.96%	-97.85%	-98.52%	-99.01%

Numbers in red font highlight scenarios where the notes are expected to perform negatively. Shaded areas represent those scenarios where the notes will outperform (i.e., return more than) the inverse Index performance times the Daily Leverage Factor; conversely, areas not shaded represent those scenarios where the notes will underperform (i.e., return less than) the inverse Index performance times the Daily Leverage Factor. Please note that the table above is not a representation as to the notes’ actual returns, which may be materially different than the scenarios shown above, as a result of a variety of factors, including the decay effects described above, as well as the Daily Investor Fee and any negative Daily Interest.

PS-39

Illustrations of the “Decay” Effect on the Notes

The daily resetting of the notes’ leveraged exposure to the inverse performance of the Index is expected to cause the notes to experience a “decay” effect, which worsens over time and increases with the volatility of the Index. The decay effect refers to the tendency of the notes to lose value over time, regardless of the performance of the Index. The decay effect occurs any time the Index moves in a direction on one day that is different from the direction it moved on the prior day. If the Index decreases one day and increases the next, the resetting of the leveraged exposure based on the lower Index value after the first day means that a higher Indicative Note Value is exposed to the increase of the level of the Index on the next day than if the leveraged exposure had not been reset; and if the Index increases one day and decreases the next, the resetting of the leveraged exposure based on the lower Index value after the first day means that a lower Indicative Note Value is exposed to the decrease on the next day. One consequence of this daily resetting of leverage is that, if the Index moves in one direction from Day 0 to Day 1 and then returns to its Day 0 level on Day 2, the Closing Indicative Note Value of the notes will be lower on Day 2 than it was on Day 0, even though the closing level of the Index is the same on Day 2 as it was on Day 0. As a result of this decay effect, it is extremely likely that the value of the notes will decline to near zero (absent reverse splits) by the Maturity Date, and likely significantly sooner. Accordingly, the notes are not suitable for intermediate- or long-term investment, as any intermediate-or long-term investment is very likely to sustain significant losses, even if the level of the Index decreases over the relevant time period. Although the decay effect is more likely to manifest itself the longer the notes are held, the decay effect can have a significant impact on the performance of the notes, even over a period as short as two days. The notes are not intended to be “buy and hold” investments. Investors should actively and frequently monitor their investments in the notes on a daily or intraday basis, and any decision to hold the notes for more than one day should be made with great care and only as the result of a series of daily (or more frequent) investment decisions to remain invested in the notes for the next one-day period.

The examples below are designed to illustrate the decay effect on the Closing Indicative Note Value of the notes over a short period of time. To isolate the decay effect, the examples below disregard the effects of the Daily Investor Fee and the Daily Interest. If the Daily Investor Fee and any negative Daily Interest were also taken into account, then the hypothetical Closing Indicative Note Values below would be even lower.

Each of the examples below illustrates hypothetical daily fluctuations in the closing level of the Index over a period of 10 Index Business Days. By showing changes over 10 Index Business Days, we are not suggesting that 10 Index Business Days is an appropriate period of time to hold the notes. Rather, we are showing changes over 10 Index Business Days to illustrate how the decay effect increases over a number of days, and to illustrate the risks of holding the notes for more than one Index Business Day. As described elsewhere in this pricing supplement, the notes are intended to be daily trading tools for sophisticated investors to manage daily trading risks.

In each of the examples below, the closing level of the Index is the same at the end of the hypothetical 10 Index Business Day period as it was at the beginning of the period. We are showing examples on this basis to illustrate how the decay effect has an impact on the Closing Indicative Note Value of the notes that is independent from the directional performance of the Index. If the Index were to move in an adverse direction (i.e., higher in the case of the notes) over the relevant time period, the Closing Indicative Note Values would be lower than in the examples illustrated below.

The examples below are based on a hypothetical closing level of the Index of 100 and a hypothetical Closing Indicative Note Value of $100 at the beginning of the hypothetical 10 Index Business Day period.

PS-40

Example 1. The closing level of the Index fluctuates by 1% per day.

In this example, the Index fluctuates by 1% per day (as a percentage of the initial level) over a 10 Index Business Day period.

Day	Index Level	% Change of Index Level from Day 0	Closing Indicative Note Value ($)	% Change of Closing Indicative Note Value from Day 0
0	100.00		100.00
1	101.00	1.00%	97.00	-3.00%
2	100.00	0.00%	99.88	-0.12%
3	99.00	-1.00%	102.88	2.88%
4	100.00	0.00%	99.76	-0.24%
5	101.00	1.00%	96.77	-3.23%
6	100.00	0.00%	99.64	-0.36%
7	99.00	-1.00%	102.63	2.63%
8	100.00	0.00%	99.52	-0.48%
9	101.00	1.00%	96.54	-3.46%
10	100.00	0.00%	99.40	-0.60%

In this example, although the closing level of the Index fluctuated within a narrow range around the initial level and concluded the hypothetical 10 Index Business Day period at the same level at which it started, the Closing Indicative Note Value of the notes experienced a decay of -0.60% (before giving effect to the Daily Investor Fee and any negative Daily Interest).

PS-41

Example 2. The closing level of the Index fluctuates by 5% per day.

In this example, the Index fluctuates by 5% per day (as a percentage of the initial level) over a 10 Index Business Day period.

Day	Index Level	% Change of Index Level from Day 0	Closing Indicative Note Value ($)	% Change of Closing Indicative Note Value from Day 0
0	100.00		100.00
1	105.00	5.00%	85.00	-15.00%
2	100.00	0.00%	97.14	-2.86%
3	95.00	-5.00%	111.71	11.71%
4	100.00	0.00%	94.08	-5.92%
5	105.00	5.00%	79.96	-20.04%
6	100.00	0.00%	91.39	-8.61%
7	95.00	-5.00%	105.10	5.10%
8	100.00	0.00%	88.50	-11.50%
9	105.00	5.00%	75.23	-24.77%
10	100.00	0.00%	85.97	-14.03%

In this example, although the closing level of the Index fluctuated around the initial level and concluded the hypothetical 10 Index Business Day period at the same level at which it started, the Closing Indicative Note Value of the notes experienced a decay of -14.03% (before giving effect to the Daily Investor Fee and any negative Daily Interest).

PS-42

Example 3. The closing level of the Index fluctuates by 12% per day.

In this example, the Index fluctuates by 12% per day (as a percentage of the initial level) over a 10 Index Business Day period.

Day	Index Level	% Change of Index Level from Day 0	Closing Indicative Note Value ($)	% Change of Closing Indicative Note Value from Day 0
0	100.00		100.00
1	112.00	12.00%	64.00	-36.00%
2	100.00	0.00%	84.57	-15.43%
3	88.00	-12.00%	115.02	15.02%
4	100.00	0.00%	67.96	-32.04%
5	112.00	12.00%	43.50	-56.50%
6	100.00	0.00%	57.48	-42.52%
7	88.00	-12.00%	78.17	-21.83%
8	100.00	0.00%	46.19	-53.81%
9	112.00	12.00%	29.56	-70.44%
10	100.00	0.00%	39.07	-60.93%

In this example, although the closing level of the Index fluctuated around the initial level and concluded the hypothetical 10 Index Business Day period at the same level at which it started, the Closing Indicative Note Value of the notes experienced a decay of -60.93% (before giving effect to the Daily Investor Fee and any negative Daily Interest).

In this example, the greater magnitude of the daily changes in the closing level of the Index as compared to both of the prior examples results in significantly greater decay, with a decay of -60.93%. The Closing Indicative Note Value experienced this significant decay even though the closing level of the Index concluded the hypothetical 10 Index Business Day period at the same level at which it started. As this example illustrates, the greater the daily fluctuations in the closing level of the Index (i.e., the greater the volatility), the greater the decay.

* * *

In each example, there is no change in the closing level of the Index from Day 0 to Day 10, in order to isolate the decay effect from other factors that affect the Closing Indicative Note Value. If the level of the Index increases over the same time period, that adverse Index movement would have caused the Closing Indicative Note Value to be even lower. For example, on Day 9 of Example 3 above, the level of the Index was 12% higher than it was on Day 0, and the Closing Indicative Note Value was 70.44% lower on that day than it was on Day 0, for a loss that is greater than 3 times the increase of the Index from Day 0 to Day 9.

The above examples illustrate the following important points about the decay effect over any holding period of more than one day:

The decay effect worsens over time. In each of the examples above, the closing level of the Index returns to the original level of 100 on multiple days during the 10 Index Business Day period. Each time the level returns to 100, the Closing Indicative Note Value is lower than it was on any earlier date on which the closing level was 100. The same is true for each of the other closing levels shown in the examples above.

Although the decay effect worsens over time, it can have a meaningful effect even over a period as short as two days. In Example 3 above, the closing level of the Index falls from 100 to 88 from Day 2 to Day 3 and then returns to 100 on Day 4. Although the closing level of the Index is the same on Day 4 as it was on Day 2, the Closing Indicative Note Value of the notes on Day 4 was lower, and in the case of Example 3, significantly lower, than it was on Day 2.

PS-43

The decay effect worsens as volatility increases. Volatility refers to the average magnitude of daily fluctuations in the closing level of the Index over any period of time. The daily fluctuations in Example 2 are significantly larger than they are in Example 1, and the daily fluctuations in Example 3 are significantly larger than they are in Example 2. As a result, the decline in the Closing Indicative Note Value in Example 2 is significantly greater than it is in Example 1, and the decline in the Closing Indicative Note Value in Example 3 is significantly greater than it is in Example 2.

The daily compounding of returns will adversely affect the Closing Indicative Note Value of the notes any time the closing level of the Index moves in a different direction on one day than it did on the prior day. If the closing level of the Index increases from Day 0 to Day 1 and then decreases by the same amount from Day 1 to Day 2, or if the closing level decreases from Day 0 to Day 1 and then increases by the same amount from Day 1 to Day 2, the Closing Indicative Note Value on Day 2 will be lower than it was on Day 0, even though the closing level of the Index on Day 2 is the same as it was on Day 0.

The 3-to-1 inverse leverage ratio does not hold for any period longer than one day. In Example 3 above, the 70.44% loss reflected in the Closing Indicative Note Value from Day 0 to Day 9 was approximately 5.87 times greater than the 12% decline in the closing level of the Index over the same period.

In fact, the Closing Indicative Note Value of the notes may decline significantly over any given time period even if the closing level of the Index from the beginning to the end of that time period decreases. For example, in Example 3 above, the closing level of the Index has decreased by 12% from Day 0 to Day 7, but the Closing Indicative Note Value was 21.83% lower on Day 7 than it was on Day 0.

PS-44

INTRADAY VALUE OF THE INDEX AND THE NOTES

Intraday Index Values

Each Index Business Day, the Intraday Index Calculation Agent will calculate and publish the intraday Index value every 15 seconds during normal trading hours on Bloomberg under the ticker symbol “MINERS<Index>.”

The Intraday Index Calculation Agent is not affiliated with Bank of Montreal and does not approve, endorse, review or recommend the Index or the notes. The information used in the calculation of the intraday Index value will be derived from sources the Intraday Index Calculation Agent deems reliable, but the Intraday Index Calculation Agent and its affiliates do not guarantee the correctness or completeness of the intraday Index value or other information furnished in connection with the notes or the calculation of the Index. The Intraday Index Calculation Agent makes no warranty, express or implied, as to results to be obtained by Bank of Montreal, holders of the notes, or any other person or entity from the use of the intraday Index value or any data included therein. The Intraday Index Calculation Agent makes no express or implied warranties, and expressly disclaims all warranties of merchantability or fitness for a particular purpose with respect to the intraday Index value or any data included therein. The Intraday Index Calculation Agent, its employees, subcontractors, agents, suppliers and vendors shall have no liability or responsibility, contingent or otherwise, for any injury or damages, whether caused by the negligence of the Intraday Index Calculation Agent, its employees, subcontractors, agents, suppliers or vendors or otherwise, arising in connection with the intraday Index value or the notes, and shall not be liable for any lost profits, losses, punitive, incidental or consequential damages. The Intraday Index Calculation Agent shall not be responsible for or have any liability for any injuries or damages caused by errors, inaccuracies, omissions or any other failure in, or delays or interruptions of, the intraday Index value from whatever cause. The Intraday Index Calculation Agent is not responsible for the selection of or use of the Index or the notes, the accuracy and adequacy of the Index or information used by Bank of Montreal and the resultant output thereof.

The intraday calculation of the level of the Index will be provided for reference purposes only. Published calculations of the level of the Index from the Intraday Index Calculation Agent may occasionally be subject to delay or postponement. Any such delays or postponements will affect the current level of the Index and therefore the value of the notes in the secondary market. The intraday Index value published every 15 seconds will be based on the intraday prices of the Index constituents.

Intraday Indicative Note Values

An Intraday Indicative Value, which is an approximation of the value of the notes, will be calculated and published by Solactive AG (based in part on information provided by the Intraday Index Calculation Agent) or a successor on Bloomberg under the ticker symbol “GDXDIV” every 15 seconds during normal trading hours. The actual trading price of the notes may vary significantly from their Intraday Indicative Value. In connection with the notes, we use the term “indicative value” to refer to the value at a given time equal to (a) the Deposit Amount minus (b) the Intraday Short Index Amount; provided that if such calculation results in a value equal to or less than $0, then both the Intraday Indicative Value and the closing Indicative Note Value will be $0. The Intraday Short Index Amount will equal the product of (a) the closing Indicative Note Value on the immediately preceding Exchange Business Day times (b) the Daily Leverage Factor times (c) the Intraday Index Performance Factor. The Intraday Index Performance Factor equals (a) the most recently published level of the Index divided by (b) the Index Closing Level on the preceding Index Business Day.

For the avoidance of doubt, for purposes of calculating the Intraday Indicative Value, the level of the Index based on the ticker “MINERS” will be used, even if the Calculation Agent has determined to use the VWAP Closing Level to determine the payments due on the notes.

If the Intraday Indicative Value of the notes is equal to or less than $0 at any time on any Exchange Business Day, then both the Intraday Indicative Value and the closing Indicative Note Value of the notes on that day, and for the remainder of the term of the notes, will be $0 (a total loss of value).

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The Intraday Indicative Value is meant to approximate the value of the notes at a particular time. There are three elements of the formula: the Intraday Short Index Amount, the Deposit Amount and the Intraday Index Performance Factor (using, instead of the Index Closing Level for the date of determination, the intraday level of the Index at the time of determination), as described immediately above. Because the intraday level of the Index and the Intraday Short Index Amount are variable, the Intraday Indicative Value translates the change in the level of the Index from the previous Exchange Business Day, as measured at the time of measurement, into an approximation of the expected value of the notes. The Intraday Indicative Value uses an intraday level of the Index for its calculation; therefore, a variation in the intraday level of the Index from the previous Exchange Business Day’s Index Closing Level may cause a significant variation between the closing Indicative Note Value and the Intraday Indicative Value on any date of determination. The Intraday Indicative Value also does not reflect intraday changes in the leverage; it is based on the constant Daily Leverage Factor of 3. Consequently, the Intraday Indicative Value may vary significantly from the previous or next Exchange Business Day’s closing Indicative Note Value or the price of the notes purchased intraday. See “Risk Factors — The notes are subject to intraday purchase risk” and “—The leverage of the notes is reset on each day, and the leverage of the notes during any given day may be greater than or less than -3.0.” The Intraday Indicative Value may be useful as an approximation of what price an investor in the notes would receive if the notes were to be redeemed or if they matured, each at the time of measurement. The Intraday Indicative Value may be helpful to an investor in the notes when comparing it against the notes’ trading price on the NYSE and the most recently published level of the Index.

The Intraday Indicative Value calculation will be provided for reference purposes only. It is not intended as a price or quotation, or as an offer to solicitation for the purpose, sale, or termination of your notes, nor will it reflect hedging or other transactional costs, credit considerations, market liquidity or bid-offer spreads. The levels of the Index provided by the Intraday Index Calculation Agent will not necessarily reflect the depth and liquidity of the Index constituents. For this reason and others, the actual trading price of the notes may be different from their indicative value. For additional information, please see “Risk Factors — The Intraday Indicative Value and the Indicative Note Value are not the same as the closing price or any other trading price of the notes in the secondary market” in this pricing supplement.

The calculation of the Intraday Indicative Value shall not constitute a recommendation or solicitation to conclude a transaction at the level stated, and should not be treated as giving investment advice.

The publication of the Intraday Indicative Value of the notes by Solactive AG may occasionally be subject to delay or postponement. If the intraday Index value is delayed, then the Intraday Indicative Value of the notes will also be delayed. The actual trading price of the notes may be different from their Intraday Indicative Value. The Intraday Indicative Value of the notes published at least every 15 seconds from 9:30 a.m. to 6:00 p.m., New York City time, will be based on the intraday values of the Index, and may not be equal to the payment at maturity, call or redemption.

The indicative value calculations will have been prepared as of a particular date and time and will therefore not reflect subsequent changes in market values or prices or in any other factors relevant to their determination.

If you want to sell your notes but are unable to meet the minimum redemption requirements, you may sell your notes into the secondary market at any time, subject to the risks described under “Risk Factors — Risks Relating to Liquidity and the Secondary Market — There is no assurance that your notes will continue to be listed on a securities exchange, and they may not have an active trading market” and “— The value of the notes in the secondary market may be influenced by many unpredictable factors.” Also, the price you may receive for the notes in the secondary market may differ from, and may be significantly less than, the Redemption Amount.

None of the Index Sponsor, the Intraday Index Calculation Agent or their respective affiliates are affiliated with Bank of Montreal or BMOCM and do not approve, endorse, review or recommend Bank of Montreal, BMOCM or the notes.

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The Intraday Indicative Values of the notes calculated by Solactive AG are derived from sources deemed reliable, but Solactive AG and its affiliates and suppliers do not guarantee the correctness or completeness of the notes, their values or other information furnished in connection with the notes. Solactive AG and its affiliates make no warranty, express or implied, as to results to be obtained by BMOCM, Bank of Montreal, the holders of the notes, or any other person or entity from the use of the notes, or any date or values included therein or in connection therewith. Solactive AG and its affiliates make no express or implied warranties, and expressly disclaim all warranties of merchantability or fitness for a particular purpose with respect to the notes, or any data or values included therein or in connection therewith.

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THE INDEX

We have derived all information contained in this pricing supplement regarding the Index, including, without limitation, its make-up, performance, method of calculation and changes in its constituents, from publicly available sources. Such information reflects the policies of and is subject to change by the Index Sponsor. We have not undertaken any independent review or due diligence of such information. The Index Sponsor has no obligation to continue to publish, and may discontinue the publication of, the Index. The description of the Index is summarized from its governing methodology, which is available at https://www.vettafi.com/indexing/index/miners. Neither the methodology nor any other information included on any website maintained by the Index Sponsor is included or incorporated by reference into this pricing supplement.

Introduction

The Index is a market capitalization-weighted index that tracks the performance of two exchange traded funds, the VanEck® Gold Miners ETF (the “GDX”) and the VanEck® Junior Gold Miners ETF (the “GDXJ”). We refer to each of the GDX and the GDXJ as an “ETF.” The Index is a total return index, in which dividends paid on the ETFs are reflected in the level of the Index.

The ticker symbol of the Index is “MINERS”. The Index Sponsor publishes a closing level for the Index on each Index Business Day; this closing level is based on the closing prices of the ETFs on their primary exchanges. Cboe Global Indices (the “Intraday Index Calculation Agent”) publishes intraday levels of the Index at least every 15 seconds on each Index Business Day.

In addition to the closing level of the Index described above, the Index Sponsor publishes on each Index Business Day a separate closing level of the Index that is based on the volume weighted average prices of the ETFs during the final 15 minutes of trading. The ticker symbol for this level is “MINERSV”.

The MINERS Index value was set to 1,000 as of March 17, 2017.

Index Constituents, Selection and Weighting

To date, the only constituents of the Index have been the GDX and the GDXJ. The universe of potential Index constituents is reviewed for potential additions or deletions each quarter as part of the reconstitution process.

All members of the Index’s universe of ETFs with a market capitalization greater than US$1 billion and average daily trading values in excess of US$1 million may be selected for inclusion in the Index.

The Index constituents are weighted according to their total market capitalizations via “Index Shares,” which are reflected upon each reconstitution’s “Effective Date” and set as described below.

The Index Sponsor determines a proposed update to the list of Index constituents based on the Index rules, together with data available as of the market close on the last trading day of the second month of each calendar quarter (the “Snapshot Date”).

The Index Committee (as defined below) will approve or reject any changes, and notify the Index Sponsor of its decisions no later than the Thursday following the first Friday of the third month of each calendar quarter (the “Rebalancing Month”).

No later than the Thursday following the first Friday of the Rebalancing Month, the Index Committee or its designee will issue a press release announcing any additions to and/or deletions from the Index, and post that press release to the Index Sponsor’s website.

The Index Sponsor will provide new Index Shares to the Committee or its designee based on closing prices as of the second Friday of the Rebalancing Month (the “Weight Date”). Each constituent’s Index Market Capitalization will equal its Index Shares multiplied by its share price. The Index Shares are the numbers of shares for each constituent set for the stock positions in a hypothetical portfolio created to calculate the level of the Index. The Index Shares may include fractional shares, because the shares are set to meet the target Index Market Capitalizations. The target Index Market Capitalizations are set to reflect the relative market capitalization sizes of the Index constituents in accordance with the Index’s market capitalization-weighting methodology.

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The Index Sponsor will distribute the new Index Market Capitalizations to relevant parties via email and/or File Transfer Protocol (FTP) after the Weight Date.

The reconstitution or rebalancing will be effective at the close of trading on the third Friday of the Rebalancing Month (the “Effective Date”). However, the rebalancing weights will remain fixed from the second Friday until their implementation on the Effective Date. The Index Sponsor will post all final rebalancing data and information on its FTP server before the market open on the trading day following the Effective Date.

Index Maintenance

In addition to the scheduled quarterly reviews, the Index is reviewed on an ongoing basis. Changes in index composition and related weight adjustments are necessary whenever there are extraordinary events such as delistings, mergers or takeovers involving one or more index components. In these cases, each event will be taken into account as soon as it is effective. Whenever possible, the changes in the Index’s components will be announced at least two business days prior to their implementation date. Changes in shares outstanding are reflected at each rebalancing, as well as between rebalancings for certain corporate actions such as share splits or consolidations.

Additions may be made to the Index at the close of trading on the quarterly rebalancing dates in the case of the creation or a listing of new ETFs that has occurred more than 22 trading days prior to the rebalancing date.

Deletions may be made to remove ETFs that fail to meet the inclusion criteria as of the Snapshot Date for a reconstitution or rebalancing, or in the event a constituent is delisted, is acquired or merges with another entity. If an Index component no longer meets the eligibility requirements, it may be removed from the Index.

If two index constituents merge, their component positions will be replaced by the surviving entity immediately. If an index constituent merges with a non-component entity, it will be removed from the Index, and its weight will be redistributed to all the remaining constituents on a proportional basis.

If an index component is taken over by another index component, the former will be removed from the Index immediately upon completion of the takeover. If an index component is taken over by a non-component entity, it will be removed from the Index and its weight will be redistributed to all the remaining constituents on a proportional basis.

Index Calculation and Adjustments

Calculation Agents. The Index is calculated on an end-of-day basis by the Index Sponsor, and on an intraday basis by Cboe Global Indices (the “Intraday Index Calculation Agent”).

Input Data Sources. Closing share prices for the end-of-day index calculation, and last-traded share prices for intraday index calculations are provided by Refinitiv. If the current trading price of an issue is unavailable, the previous trading session’s closing price is used. However, if the index component is affected by any corporate action that requires an adjustment, then the adjusted price is used.

Volume-weighted average share prices (VWAPs) for the Index’s VWAP-variant calculation are provided by Cboe Market Data Services based on composite data for trades that occurred during the last 15 minutes of trading (usually between 15:45 ET and 16:00 ET). If no trades occurred for a constituent during that time period, the constituent’s closing price is used instead of its VWAP.

The number of outstanding shares is determined separately for each class of securities. This information is obtained from regulatory filings and a variety of data vendors. The data also may be sourced from the companies themselves.

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Corporate actions affecting an index constituent are sourced from public news services, regulatory filings and data vendors. The companies themselves may be used as an additional source.

Float data are obtained from a variety of sources, including data vendors, exchanges, regulators and the index components themselves.

Calculation of Index Shares

As of each Effective Date, the Index Shares for an index constituent are calculated as follows:

Where:

•	Si is the number of Index Shares for Constituent i
•	Ci is the closing price (in USD) for Constituent i on the Effective Date
•	Ti is the Target Weight for Constituent i determined by the Index rules
•	A is the (reset) Aggregate Index Market Capitalization (the sum of all the Constituents’ Index Market Capitalizations, in this case set for rebalancing purposes)

Once made effective, the Index Shares then remain constant until the next rebalancing, except when adjusted intraquarter for an event such as those whose resulting adjustments are described below.

Calculation of the Index Divisor

For a given Index Business Day, the Index Divisor is calculated as follows:

Where:

•	Dt is today’s Index Divisor
•	Vy is the previous trading day’s Total Return variant level
•	Sti is today’s number of Index Shares for Constituent i
•	Oti is today’s opening price (in USD and based on the previous closing price with a possible adjustment) for Constituent i
•	n is the number of Constituents in the Index

Therefore, in the absence of a change in the aggregate Index Market Capitalization from the market close on one trading day to the market open on the next trading day, the Index Divisor remains constant over that time frame.

Calculation of the Index Level

On a given Index Business Day, the Index’s value is calculated as follows:

Where:

•	Vt is today’s Index variant level
•	Sti is today’s number of Index Shares for Constituent i
•	Cti is today’s closing price (in USD) for Constituent i
•	Dt is today’s Index Divisor
•	n is the number of Constituents in the Index

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The Index level reflects the reinvestment of any dividend gone ex into its originating Constituent by adjusting that Constituent’s Index Shares and Index Price for the market open on the dividend’s ex-date as described below.

Calculation of the VWAP Closing Level of the Index

On a given trade date, the VWAP closing level of the Index is calculated as follows:

Where:

•	Vt is today’s VWAP variant level
•	Sti is today’s number of Index Shares for Constituent i
•	Wti is today’s volume-weighted average price (in USD) for Constituent i
•	Dt is today’s Index Divisor
•	n is the number of Constituents in the Index

The VWAP variant reflects the reinvestment of any dividend gone ex into its originating Constituent by adjusting that Constituent’s Index Shares for the dividend’s ex-date as described below.

Adjustments for Corporate Actions

An index divisor may decrease (▼) or increase (▲) or keep constant (■) when corporate actions occur for a component security. Index Shares may also be adjusted; if incorporating an adjustment to a constituent’s share price, the calculation of the new Index Shares shall use the closing price or an adjusted price derived therefrom as opposed to the volume-weighted average price (VWAP) or an adjusted VWAP derived therefrom. Assuming shareholders receive “B” new shares and “A” shares are originally held for the following corporate actions:

■ A) CASH DIVIDEND (REGULAR OR SPECIAL)

adjusted price = closing price - dividend announced by the company adjusted shares = closing index market capitalization / adjusted price per share

■ B) SPLIT OR REVERSE SPLIT

adjusted price = closing price * A / B

new number of shares = old number of shares * B / A

■ C) SHARE DIVIDEND

adjusted price = closing price * A / (A + B)

new number of shares = old number of shares * (A + B) / A

▼D) IN-KIND DIVIDEND OF A DIFFERENT COMPANY SECURITY

adjusted price = (closing price * A - price of the different company security * B) / A

▼E) RETURN OF CAPITAL AND SHARE CONSOLIDATION

adjusted price = (closing price - dividend announced by company) * A / B new number of shares = old number of shares * B / A

▲ F) COMBINATION SHARE DISTRIBUTION (DIVIDEND OR SPLIT) [AND RIGHTS OFFERING]

Shareholders receive B new shares from the distribution and C new shares from the rights offering for every A shares held:

* If rights are applicable after the distribution (one action applicable to other).

adjusted price = [closing price * A + subscription price * C * (1 + B / A)] / [ (A + B) * (1 + C / A) ]

new number of shares = old number of shares * [(A + B) * (1 + C / A)] / A

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* If the distribution is applicable after rights (one action applicable to other).

adjusted price = [closing price * A + subscription price * C] / [(A + C) * (1 + B / A)]

new number of shares = old number of shares * [ ( A + C ) * ( 1 + B / A) ]

▲ G) IN-KIND DISTRIBUTION AND RIGHTS (NEITHER ACTION IS APPLICABLE TO THE OTHER)

adjusted price = [closing price * A + subscription price * C] / [A + B + C]

new number of shares = old number of shares * [A + B + C]

Calculation of Intraday Index Values

The Intraday Index Calculation Agent calculates intraday index values for the Index using price data on each reported trade it receives on each component security. The Intraday Index Calculation Agent distribute index values to vendors at set 15-second intervals, provided the Index level has changed from the previously distributed value.

The index calculations will start each US trading day at 9:30 ET. At that time, the Index will begin changing as new prices or exchange rates are processed.

Index calculation will cease each US trading day at 16:00 ET (unless earlier due to an early closing of the relevant markets) and official summaries are disseminated between 17:00 ET and 19:00 ET.

If, during periods when the Index is calculated, one or more relevant securities exchanges are closed, the index calculation will continue using the last closing price for those stocks that trade on the closed exchange(s).

Data Correction Policy

To maintain a high standard of data integrity, a series of procedures have been implemented to ensure accuracy, timeliness and consistency of Index information. Input prices are monitored using a variety of computerized range-check warning systems. Fault tolerant methods are employed in the collection of market and corporate action data. Various verification and audit tasks are performed to ensure the quality of the data feeds and related market data. While every effort is taken to ensure the accuracy of the information used for the index calculation, an index error may occur due to incorrect or missing data, including trading prices, shares outstanding and corporate actions, due to operational errors or other reasons.

Intraday Corrections

Reasonable efforts are employed to prevent erroneous data from affecting the indexes. Corrections will be made for erroneous prices and incorrect or missing corporate actions as soon as possible after detection. Since the Index is calculated on an intraday basis, an incorrect index value tick will not be corrected retroactively. Incorrect daily high/low index values will be corrected as soon as practicable.

Index-Related Data and Divisor Corrections

Incorrect pricing and corporate action data for individual issues in the database will be corrected upon detection. In addition, an incorrect divisor, if discovered within five days of its occurrence, will be fixed on the day it is discovered to prevent an error from being carried forward. If a divisor error is discovered more than five days after occurrence, the adjustment will depend upon how significant the error is, how far back the error occurred and the feasibility of performing the adjustment.

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Index Committee

The Index is administered by the S-Network Gold Miners Index Committee (the “Index Committee”), which consists of at least three members. The Index Committee is responsible for maintaining the universe from which ETFs shall be selected for inclusion in the Index. The composition of the Index Committee may from time to time be changed to reflect changes in market conditions. The Index Committee will review the ETFs to be included in the Index, and may reject any ETF that it believes does not meet its overall standards for risk and sound business practice.

The Index Committee will meet at least four times per year, either in person or via teleconference, to discuss index issues, and organize the quarterly or special reconstitution or quarterly rebalancing.

The Index Committee has the responsibility of setting the rules of the Index to accurately depict market conditions and reflect market, legal and other developments, and may, when necessary, make adjustments to the ruleset.

Historical Index Information

We obtained the closing levels of the Index in the graph below from Bloomberg Finance L.P., without independent verification. The following graph sets forth daily Index Closing Levels of the Index for the period from January 4, 2021 to August 21, 2026. The Index Closing Level on August 21, 2026 was 4,705.82. The historical performance of the Index should not be taken as an indication of the future performance of the Index.

HISTORICAL RESULTS ARE NOT INDICATIVE OF FUTURE RESULTS.

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License Agreement

Under the terms of a license agreement with the Index Sponsor, the following disclosure is required to be included in this section:

MicroSectorsTM is a registered trademark of REX Shares, LLC. We have entered into a sub-license agreement with REX Shares, LLC (“REX” or the “Structuring Agent”), which licenses the Index from VettaFi LLC (“VettaFi”). The license agreement with the Structuring Agent also provides for the use of certain trade names, trademarks and service marks. We have also entered into a services agreement with REX to provide certain services related to product design, content generation and document dissemination.

The notes are not sponsored, endorsed, sold or promoted by VettaFi, or its third-party licensors. Neither VettaFi nor its third-party licensors make any representation or warranty, express or implied, to the owners of the notes or any member of the public regarding the advisability of investing in securities generally or in the notes particularly or in the ability of the notes to track the performance of the Index. VettaFi and its third-party licensors are not responsible for and have not participated in the determination of the timing of, prices at, or quantities of the notes to be issued or in the determination or calculation of the equation by which the notes will be converted into cash. VettaFi has no obligation or liability in connection with the administration, marketing or trading of the notes.

Neither VettaFi nor its affiliates or third party licensors guarantee the adequacy, accuracy timeliness and/or the completeness of the Index or any data included therein or any communications, including but not limited to, oral or written communications (including electronic communications) with respect thereto. VettaFi, its affiliates and their third-party licensors shall not be subject to any damages or liability for any errors, omissions, or interruptions therein. VettaFi makes no express or implied warranties and expressly disclaims all warranties of merchantability or fitness for a particular purpose or use with respect to the Index or any data included therein. Without limiting any of the foregoing, in no event whatsoever shall VettaFi, its affiliates or their third-party licensors have any liability for any indirect, special, incidental punitive or consequential damages, including but not limited to loss of profits, trading losses, lost time or goodwill, even if they have been advised of the possibility of such damages, whether in contract, tort, strict liability or otherwise.

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THE ETFs

Included below is a brief description of the ETFs that are included in the Index. This information has been obtained from publicly available sources, without independent verification.

The sponsor of each ETF is required to file information specified by the SEC periodically. Information provided to or filed with the SEC under the Securities Act of 1933, as amended (the “Securities Act”), and the Investment Company Act of 1940, as amended (the “Investment Company Act”) can be located by reference to the applicable ETF’s SEC file numbers (as set forth below) and can be inspected through the SEC’s website at www.sec.gov. In addition, information may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. None of such publicly available information is incorporated by reference into this pricing supplement.

This pricing supplement relate only to the notes offered thereby and does not relate to any ETF. We have derived all disclosures contained in this pricing supplement regarding the ETFs from the publicly available documents described in the preceding paragraph. In connection with the offering of the notes, neither we nor any agent has participated in the preparation of such documents or made any due diligence inquiry with respect to any ETF. Neither we nor any agent has independently verified the accuracy or completeness of any information with respect to any ETF in connection with the offer and sale of notes. Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described in the preceding paragraph) that would affect the trading price of an ETF have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning a Fund could affect any payments on the notes and therefore the trading prices of such notes.

We and/or our affiliates may presently or from time to time engage in business with an ETF. In the course of such business, we and/or our affiliates may acquire non-public information with respect to such ETF, and neither we nor any of our affiliates undertakes to disclose any such information to you. In addition, one or more of our affiliates may publish research reports with respect to an ETF. The statements in the preceding two sentences are not intended to affect the rights of investors in the notes under the securities laws.

VanEck® Gold Miners ETF

The VanEck® Gold Miners ETF is issued by the VanEck® ETF Trust, a registered open-end management company.

The VanEck® Gold Miners ETF seeks to replicate, before fees and expenses, the price and yield performance of the MarketVectorTM Global Gold Miners Index. The MarketVectorTM Global Gold Miners Index is a float-adjusted modified market capitalization-weighted index designed to track the performance of the global gold and silver mining segment. Before market close on September 19, 2025, the VanEck® Gold Miners ETF’s underlying index was the NYSE Arca Gold Miners Index. The VanEck® Gold Miners ETF’s SEC file numbers are 333-123257 and 811-10325. The VanEck® Gold Miners ETF is listed on the NYSE under the ticker symbol “GDX.”

The notes are not sponsored, endorsed, sold or promoted by VanEck. VanEck makes no representations or warranties to the owners of the notes or any member of the public regarding the advisability of investing in the notes. VanEck has no obligation or liability in connection with the operation, marketing, trading or sale of the notes. For additional information about the VanEck® Gold Miners ETF, see the VanEck’s website, https://www.vaneck.com. Information on that website is not included or incorporated by reference in this pricing supplement.

The MarketVectorTM Global Gold Miners Index

We obtained all information contained in this pricing supplement regarding the MarketVectorTM Global Gold Miners Index (referred to in this section as the “Global Gold Miners Index”), including, without limitation, its make-up, method of calculation, and changes in its components, from publicly available information. That information reflects the policies of, and is subject to change by, MarketVector Indexes GmbH (“MVIS”), the index sponsor of the Global Gold Miners Index. The Global Gold Miners Index was developed by MVIS and is maintained and published by MVIS. The Global Gold Miners Index is calculated by Solactive AG. MVIS has no obligation to continue to publish, and may discontinue publication of, the Global Gold Miners Index at any time. Neither we nor any agent has independently verified the accuracy or completeness of any information with respect to the Global Gold Miners Index in connection with the offer and sale of the notes.

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In addition, information about the Global Gold Miners Index may be obtained from other sources including, but not limited to, the Global Gold Miners Index sponsor’s website. We are not incorporating by reference into this pricing supplement the website or any material it includes. Neither we nor any agent makes any representation that such publicly available information regarding the Global Gold Miners Index is accurate or complete.

The Global Gold Miners Index is designed to track the performance of the global gold and silver mining segment, which includes companies that derive at least 50% (25% for current components) of their revenues from gold mining/royalties/streaming and/or silver mining/royalties/streaming or with mining projects that have the potential to generate at least 50% (25% for current components) of their revenues from gold and/or silver when developed. The Global Gold Miners Index was launched on June 3, 2025, with a base index value of 1,000 as of April 30, 2006.

The Global Gold Miners Index is reported by Bloomberg L.P. under the ticker symbol “MVGDX.”

Index Composition and Maintenance

Index Universe

The index universe includes only common securities and securities with similar characteristics from financial markets that are freely investable for foreign investors and that provide real-time and historical component and currency pricing. Limited partnerships are excluded. Companies from financial markets that are not freely investable for foreign investors or that do not provide real-time and historical component and currency pricing may still be eligible if they have a listing on an eligible exchange and if they meet all the size and liquidity requirements on that exchange. Securities listed on (1) exchanges in Bahrain, China (domestic market), India, Kuwait, Luxembourg, Oman, Qatar, Russia, Saudi Arabia, United Arab Emirates and Vietnam or (2) Paris Euronext Auction, Hamburger Boerse, Boerse Berlin, Oslo Euronext Growth or London Stock Exchange are excluded.

Investable Index Universe

Only companies with a free float (or shares available to foreign investors) of 5% or more for existing index components or 10% or more for new components are eligible for inclusion the Global Gold Miners Index. In addition, stocks that are currently not in the Global Gold Miners Index must meet the following size and liquidity requirements:

1.	a full market capitalization exceeding $ 150 million;

2.	a three-month average-daily-trading volume of at least US $1 million at the current review and also at the previous two reviews; and

3.	at least 250,000 shares traded per month over the last six months at the current review and also at the previous two reviews.

For stocks already in the Global Gold Miners Index the following applies:

1.	a full market capitalization exceeding $ 75 million;

2.	a three-month average-daily-trading volume of at least $ 0.2 million at the current review and also at the previous two reviews; and

3.	a three-month average-daily-trading volume of at least $0.6 million at current review or at one of the previous two reviews; or at least 200,000 shares traded per month over the last six months at the current review or at one of the previous two reviews.

In case the number of investable stocks drops below the minimum component number, additional companies are flagged eligible by MVIS’s decision until the number of eligible stocks equals the minimum component count.

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Only one share line of each company is eligible. In case more than one share line fulfills the above size and liquidity rules, only the largest share line by free float market capitalization is eligible. MVIS can, in exceptional cases (e.g., significantly higher liquidity), decide for a different share line.

In case the free float market capitalization of a non-component share line:

1.	exceeds the free float market capitalization of a share line of the same company which is an index component by at least 25%; and

2.	fulfills all size and liquidity eligibility criteria for non-components,

the current component share line will be replaced by the larger one. MVIS can, in exceptional cases (e.g., significantly higher liquidity), decide to keep the current share line instead.

Index Constituent Selection

The Global Gold Miners Index is reviewed and rebalanced on a quarterly basis in March, June, September and December. The target coverage of the Global Gold Miners Index is 90% of the free float market capitalization of the investable universe with at least 25 companies. The constituents of the Global Gold Miners Index are selected using the following procedure:

1.	All securities in the eligible universe are sorted in terms of free-float market capitalization in descending order.

2.	Securities covering the top 85% of the free-float market capitalization of the eligible universe qualify for selection.

3.	Current components between 85% and 98% of the free-float market capitalization of the eligible universe also qualify for selection.

4.	If the coverage is still below 90% of the free-float market capitalization of the eligible universe or the number of components in the Global Gold Miners Index is still below 25, the largest remaining securities will be selected until both the target coverage and minimum number of components are reached.

5.	In case the number of eligible securities is below the minimum of 25, additional securities are added by MVIS’s decision until the number of securities selected for inclusion in the Global Gold Miners Index reaches the minimum of 25 securities.

In addition to the periodic reviews, the Global Gold Miners Index is continually reviewed for corporate events (e.g., mergers, takeovers, spin-offs, delistings and bankruptcies) that affect the index components.

Index Calculation

The value of the Global Gold Miners Index is calculated using the Laspeyres’ formula, with stock prices converted to U.S. dollars:

where (for all stocks (i) in the relevant MVIS Index):

pi = stock price (rounded to four decimal places);

qi = number of shares;

ffi = free float factor (rounded to two decimal places);

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fxi = exchange rate (local currency to U.S. Dollar) (rounded to 12 decimal places);

cfi = sector-weighting cap factor (if applicable, otherwise set to 1) (rounded to 16 decimal places);

M = free float market capitalization of the relevant MVIS Index; and

D = divisor (rounded to six decimal places).

Free Float

The Global Gold Miners Index is free float-adjusted — that is, the number of shares outstanding is reduced to exclude closely held shares (amount larger than 5% of the company’s full market capitalization) from the index calculation. At times, other adjustments are made to the share count to reflect foreign ownership limits or sanctions. These are combined with the block-ownership adjustments into a single factor. To avoid unwanted double counting, either the block-ownership adjustment or the restricted stocks adjustment is applied, whichever produces the higher result. Free float factors are reviewed quarterly.

Index Company-Weighting Cap Factors

Companies in the Global Gold Miners Index are ranked according to their free float market capitalization, as modified by the company-weighting cap factors. The Global Gold Miners Index uses the company-weighting cap factors to ensure diversification to avoid overweighting. The company-weighting cap factors are reviewed quarterly and applied, if necessary. The following weighting scheme applies to the Global Gold Miners Index:

1.	All index components are weighted by their free-float market capitalization.

2.	All index components exceeding 4.5%, but at least the largest five and no more than the largest 10 constituents, are grouped together (the “Large-Weights”). All other index constituents are also grouped together (the “Small-Weights”).

3.	The aggregated weighting of the Large-Weights is capped at 45%:

a.	If the aggregated weight of all Large-Weights exceeds 45%, a capping factor is calculated and applied to bring the weight down to 45% and at the same time, a second capping factor is calculated and applied to increase the aggregated weight of the Small-Weights to 55%.

b.	Large-Weights: The maximum weight for any single security is 20% and the minimum weight is 5%. If a security is above the maximum or below the minimum weight, then the weight will be reduced to the maximum weight or increased to the minimum weight and the excess weight will be redistributed proportionally across all other Large-Weights.

c.	Small-Weights: The maximum weight for any single security is 4.5%. If a security is above the maximum weight, then the weight will be reduced to the maximum weight and the excess weight shall be redistributed proportionally across all other Small-Weights.

In case the aggregated weight of all index components with less than 50% of their revenue derived from the activities described above exceeds 20%, a weighting cap factor will be applied to ensure the aggregated weight of such index components does not exceed 20%. The excess weight shall be proportionally redistributed among the uncapped index components with more than 50% exposure to such activities within the Small-Weights.

VanEck® Junior Gold Miners ETF

The VanEck® Junior Gold Miners ETF is issued by the VanEck® ETF Trust, a registered open-end management company. The VanEck® Junior Gold Miners ETF seeks to replicate as closely as possible, before fees and expenses, the price and yield performance of the MVIS® Global Junior Gold Miners Index (referred to in this section as the “Junior Gold Miners Index”). The VanEck® Junior Gold Miners ETF’s SEC file numbers are 333-123257 and 811-10325. The VanEck® Junior Gold Miners ETF is listed on the NYSE under the ticker symbol “GDXJ.”

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The notes are not sponsored, endorsed, sold or promoted by VanEck. VanEck makes no representations or warranties to the owners of the notes or any member of the public regarding the advisability of investing in the notes. VanEck has no obligation or liability in connection with the operation, marketing, trading or sale of the notes. For additional information the VanEck® Junior Gold Miners ETF, see the VanEck’s website, https://www.vaneck.com. Information on that website is not included or incorporated by reference in this pricing supplement.

The MVIS® Global Junior Gold Miners Index

All information contained in this pricing supplement regarding the Junior Gold Miners Index, including, without limitation, its make-up, method of calculation and changes in its components, has been derived from publicly available information, without independent verification. This information reflects the policies of, and is subject to change by, MarketVector Indexes GmbH (“MVIS”). The Junior Gold Miners Index was developed by MVIS and is maintained and published by MVIS. TheJunior Gold Miners Index is calculated by Solactive AG. MVIS has no obligation to continue to publish, and may discontinue publication of, the Junior Gold Miners Index.

The Junior Gold Miners Index is designed to track the performance of the global gold and silver mining small-cap segment, which includes companies that derive at least 50% (25% for current components) of their revenues from gold mining/royalties/streaming and/or silver mining/royalties/streaming or with mining projects that have the potential to generate at least 50% of their revenues from gold and/or silver when developed. The Junior Gold Miners Index was launched on August 31, 2009, with a base index value of 1,000 as of December 31, 2003. The Junior Gold Miners Index is reported by Bloomberg L.P. under the ticker symbol “MVGDXJ.”

Index Composition and Maintenance

Index Universe

The index universe includes only common stocks and stocks with similar characteristics from financial markets that are freely investable for foreign investors and that provide real-time and historical component and currency pricing. Limited partnerships are excluded. Companies from financial markets that are not freely investable for foreign investors or that do not provide real-time and historical component and currency pricing may still be eligible if they have a listing on an eligible exchange and if they meet all the size and liquidity requirements on that exchange. Only stocks that have a full market capitalization exceeding $50 million are eligible for the index universe. Securities listed on exchanges in Bahrain, China (domestic market), India, Kuwait, Oman, Qatar, Russia, Saudi Arabia, United Arab Emirates and Vietnam are excluded.

Only companies with a free float (or shares available to foreign investors) of 5% or more for existing index components or 10% or more for new components are eligible for inclusion the Junior Gold Miners Index. In addition, stocks that are currently not in the Junior Gold Miners Index must meet the following size and liquidity requirements:

1.	a full market capitalization exceeding $ 150 million;

2.	a three-month average-daily-trading volume of at least US $1 million at the current review and also at the previous two reviews; and

3.	at least 250,000 shares traded per month over the last six months at the current review and also at the previous two reviews.

For stocks already in the Junior Gold Miners Index the following applies:

1.	a full market capitalization exceeding $ 75 million;

2.	a three-month average-daily-trading volume of at least $ 0.2 million at the current review and also at the previous two reviews; and

3.	a three-month average-daily-trading volume of at least $0.6 million at current review or at one of the previous two reviews; or at least 200,000 shares traded per month over the last six months at the current review or at one of the previous two reviews.

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In case the number of investable stocks drops below the minimum component number, additional companies are flagged eligible by MVIS’s decision until the number of eligible stocks equals the minimum component count.

Only one share line of each company is eligible. In case more than one share line fulfills the above size and liquidity rules, only the largest share line by free float market capitalization is eligible. MVIS can, in exceptional cases (e.g., significantly higher liquidity), decide for a different share line.

In case the free float market capitalization of a non-component share line:

1.	exceeds the free float market capitalization of a share line of the same company which is an index component by at least 25%; and

2.	fulfills all size and liquidity eligibility criteria for non-components,

the current component share line will be replaced by the larger one. MVIS can, in exceptional cases (e.g., significantly higher liquidity), decide to keep the current share line instead.

Index Constituent Selection

The Junior Gold Miners Index is reviewed on a semi-annual basis in March and September. The target coverage of the Junior Gold Miners Index is 100% of the free float market capitalization of the investable small-cap universe with at least 25 companies. The constituents of the Junior Gold Miners Index are selected using the following procedure:

1.	Companies are valued by full market capitalization (all secondary lines are grouped). All companies (and not securities) are sorted by full market capitalization in descending order, using the most liquid listing.

2.	Companies covering the top 60% of the full market capitalization are excluded. Only companies ranking between 60% and 98% qualify for the selection. However, existing components ranking between 55% and 60% or 98% and 99% also qualify for the selection.

3.	All companies which qualified in step 2 are now viewed as securities (companies with secondary lines are ungrouped and treated separately). Only securities that meet all requirements of the investable index universe are added to the Junior Gold Miners Index.

4.	In case the number of eligible companies is below 25, additional companies are added by MVIS’s decision until the number of stocks equals 25.

In addition to the periodic reviews, the Junior Gold Miners Index is continually reviewed for corporate events (e.g., mergers, takeovers, spin-offs, delistings and bankruptcies) that affect the index components.

Index Calculation

The value of the Junior Gold Miners Index is calculated using the Laspeyres’ formula, with stock prices converted to U.S. dollars:

where (for all stocks (i) in the relevant MVIS Index):

pi = stock price (rounded to four decimal places);

qi = number of shares;

ffi = free float factor (rounded to two decimal places);

fxi = exchange rate (local currency to U.S. Dollar) (rounded to 12 decimal places);

cfi = sector-weighting cap factor (if applicable, otherwise set to 1) (rounded to 16 decimal places);

M = free float market capitalization of the relevant MVIS Index; and

D = divisor (rounded to six decimal places).

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Free Float

The Junior Gold Miners Index is free float-adjusted — that is, the number of shares outstanding is reduced to exclude closely held shares (amount larger than 5% of the company’s full market capitalization) from the index calculation. At times, other adjustments are made to the share count to reflect foreign ownership limits or sanctions. These are combined with the block-ownership adjustments into a single factor. To avoid unwanted double counting, either the block-ownership adjustment or the restricted stocks adjustment is applied, whichever produces the higher result. Free float factors are reviewed quarterly.

Index Company-Weighting Cap Factors

Companies in the Junior Gold Miners Index are ranked according to their free float market capitalization, as modified by the company-weighting cap factors. The Junior Gold Miners Index uses the company-weighting cap factors to ensure diversification to avoid overweighting. The company-weighting cap factors are reviewed quarterly and applied, if necessary. The following weighting scheme applies to the Junior Gold Miners Index:

1.	All companies are ranked by their free-float market capitalization. The top five stocks get the following weights:

a.	The largest stock’s weight will be fixed to 7%.

b.	The 2nd largest stock’s weight will be fixed to 6.5%.

c.	The 3rd largest stock’s weight will be fixed to 6%.

d.	The 4th largest stock’s weight will be fixed to 5.5%.

e.	The 5th largest stock’s weight will be fixed to 5%.

2.	The aggregate weight of the remaining stocks is 70%. The maximum weight allowed for the remaining stocks is 4.5%. If a stock exceeds the maximum weight, the weight will be reduced to the maximum weight and the excess weight shall be redistributed proportionally across the index constituents out of the top 5 stocks. This process is repeated until no stocks have weights exceeding the maximum weight.

3.	The maximum weight for silver stocks is 4.5% and the weight of silver stocks in total must not constitute more than 20% of the index. In this case a sector-weighting cap factor will be applied which is calculated to ensure that the aggregate weight of all gold stocks will not be less than 80% and the aggregate weighting of all silver stocks will not be greater than 20%.

The following scheme is applied in the quarters in which the index rebalanced:

1.	The top five stocks from the previous index review receive the same weights as of the previous review. The rest of companies are ranked by their free-float market capitalization.

2.	In case one of the top five components of the previous index review does not exist anymore in the current rebalance, the subsequent company in the rank will move up in rank until there is a fixed list of top five components.

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3.	The aggregate weight of the remaining stocks is 70%. The maximum weight allowed for the remaining stocks is 4.5%. If a stock exceeds the maximum weight, the weight will be reduced to the maximum weight and the excess weight shall be redistributed proportionally across the index constituents out of the top 5 stocks. This process is repeated until no stocks have weights exceeding the maximum weight.

4.	The maximum weight for silver stocks is 4.5% and the weight of silver stocks in total must not constitute more than 20% of the index. In this case a sector-weighting cap factor will be applied which is calculated to ensure that the aggregate weight of all gold stocks will not be less than 80% and the aggregate weighting of all silver stocks will not be greater than 20%.

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SUPPLEMENTAL TAX CONSIDERATIONS

The following is a general description of certain tax considerations relating to the notes. It does not purport to be a complete analysis of all tax considerations relating to the notes. Prospective purchasers of the notes should consult their tax advisers as to the consequences under the tax laws of the country of which they are resident for tax purposes and the tax laws of Canada and the U.S. of acquiring, holding and disposing of the notes and receiving payments under the notes. This summary is based upon the law as in effect on the date of this pricing supplement and is subject to any change in law that may take effect after such date.

Supplemental Canadian Tax Considerations

In the opinion of Torys LLP, our Canadian federal income tax counsel, the following summary describes the principal Canadian federal income tax considerations generally applicable to a purchaser who acquires from us as the beneficial owner the notes offered by this document, and who, at all relevant times, for purposes of the Income Tax Act (Canada) and the Income Tax Regulations (collectively, the “Tax Act”), (1) is not, and is not deemed to be, resident in Canada; (2) deals at arm’s length with us and with any transferee resident (or deemed to be resident) in Canada to whom the purchaser disposes of notes, (3) is not affiliated with us, (4) does not receive any payment of interest on a note in respect of a debt or other obligation to pay an amount to a person with whom we do not deal at arm’s length, (5) does not use or hold notes in a business carried on in Canada and (6) is not a “specified shareholder” of ours as defined in the Tax Act for this purpose or a non-resident person not dealing at arm’s length with such “specified shareholder” (a “Holder”). Special rules, which are not discussed in this summary, may apply to a non-Canadian holder that is an insurer that carries on an insurance business in Canada and elsewhere.

This summary does not address the possible application of the “hybrid mismatch arrangement” rules contained in the Tax Act (the “Hybrid Mismatch Rules”) to a Holder (i) that disposes of a note to a person or entity with which it does not deal at arm’s length or to an entity that is a “specified entity” with respect to the Holder or in respect of which the Holder is a “specified entity”, (ii) that disposes of a note under, or in connection with, a “structured arrangement”, or (iii) in respect of which we are a “specified entity” (as such terms are defined in subsection 18.4(1) of the Tax Act). Such Holders should consult their own tax advisers.

This summary is based on the current provisions of the Tax Act and on counsel’s understanding of the current administrative policies and assessing practices of the Canada Revenue Agency published in writing prior to the date hereof. This summary takes into account all specific proposals to amend the Tax Act publicly announced by or on behalf of the Minister of Finance (Canada) prior to the date of this document other than the proposed amendments to the Hybrid Mismatch Rules released for consultation on July 23, 2026 (the “Proposed Amendments”) and assumes that all Proposed Amendments will be enacted in the form proposed. However, no assurances can be given that the Proposed Amendments will be enacted as proposed, or at all. This summary does not otherwise take into account or anticipate any changes in law or administrative policy or assessing practice whether by legislative, administrative or judicial action nor does it take into account tax legislation or considerations of any province, territory or foreign jurisdiction, which may differ from those discussed herein.

This summary is of a general nature only and is not, and is not intended to be, legal or tax advice to any particular holder. This summary is not exhaustive of all Canadian federal income tax considerations. Accordingly, prospective purchasers of the notes should consult their own tax advisers having regard to their own particular circumstances.

Interest paid or credited or deemed for purposes of the Tax Act to be paid or credited on a note (including amounts on account of, or in lieu of payment of, or in satisfaction of interest, any amount paid at maturity in excess of the principal amount and interest deemed to be paid on a note in certain cases where a note is redeemed in whole or in part, cancelled, repurchased or purchased by us or any other person resident or deemed to be resident in Canada from a Holder or is otherwise assigned or transferred by a Holder to us or any other resident or deemed resident of Canada, other than a note which is an “excluded obligation,” as defined in the Tax Act for this purpose) to a Holder generally will not be subject to Canadian non-resident withholding tax, unless any portion of such interest (other than on a “prescribed obligation,” as defined in the Tax Act for this purpose) is contingent or dependent on the use of or production from property in Canada or is computed by reference to revenue, profit, cash flow, commodity price or any other similar criterion or by reference to dividends paid or payable to shareholders of any class or series of shares of the capital stock of a corporation (“participating debt interest”). The administrative policy of the Canada Revenue Agency is that interest paid on a debt obligation is generally not participating debt interest unless, in general, it is reasonable to consider that there is a material connection between the index or formula to which any amount payable under the debt obligation is calculated and the profits of the issuer. With respect to any interest or deemed interest on a note, including any portion of the principal amount of a note in excess of the issue price, such interest or deemed interest, as the case may be, paid or credited to a Holder should not be subject to Canadian non-resident withholding tax.

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If an amount of interest paid by us on a note were to be non-deductible by us in computing our income as a result of the application of subsection 18.4(4) of the Tax Act, such amount of interest would be deemed to have been paid by us as a dividend, and not to have been paid by us as interest, and be subject to Canadian non-resident withholding tax. Subsection 18.4(4) would apply only if a payment of interest by us on a note constituted the deduction component of a “hybrid mismatch arrangement” under which the payment arises within the meaning of paragraph 18.4(3)(b) of the Tax Act.

No payment of interest by us on a note should be considered to arise under a “hybrid mismatch arrangement” as no such payment should be considered to arise under or in connection with a “structured arrangement”, both as defined in subsection 18.4(1) of the Tax Act, on the basis that (i) based on pricing data and analysis provided to Torys LLP by us in relation to these notes, it should not be reasonable to consider that any economic benefit arising from any “deduction/non-inclusion mismatch” as defined in subsection 18.4(6) of the Tax Act is reflected in the pricing of the notes, and (ii) it should also not be reasonable to consider that the notes were designed to, directly or indirectly, give rise to any “deduction/non-inclusion mismatch”.

Generally, there are no other taxes on income (including taxable capital gains) payable by a Holder on interest, discount, or premium in respect of a note or on the proceeds received by a Holder on the disposition of a note (including redemption, cancellation, purchase or repurchase).

U.S. Federal Income Tax Considerations

The following is a general description of certain material U.S. federal income tax considerations relating to the notes. It does not purport to be a complete analysis of all U.S. federal income tax considerations relating to the notes. Prospective purchasers of the notes should consult their tax advisers as to the consequences under the tax laws of the country of which they are resident for tax purposes and the tax laws of Canada and the U.S. of acquiring, holding and disposing of the notes and receiving payments under the notes. This summary is based upon the law as in effect on the date of this pricing supplement and is subject to any change in law that may take effect after such date.

The following section supersedes the discussion of U.S. federal income taxation in the accompanying prospectus, prospectus supplement and product supplement in its entirety. This section is based on the Internal Revenue Code of 1986, as amended (the “Code”), its legislative history, existing and proposed regulations under the Code, published rulings and court decisions, all as currently in effect. These laws are subject to change, possibly on a retroactive basis.

This summary applies only to investors who are initial investors and hold their notes as “capital assets” for U.S. federal income tax purposes. This section is general in nature and does not address specific considerations that may be relevant to classes of investors subject to special rules, such as entities treated as partnerships, subchapter S corporations, other pass-through entities, governments (or instrumentalities or agencies thereof), dealers in securities, traders in securities that elect to use a mark-to-market method of tax accounting for their notes, banks, financial institutions, insurance companies, tax-exempt organizations, regulated investment companies, real estate investment trusts, persons that hold notes as part of a straddle or a hedging or conversion transaction, persons subject to Section 451(b) of the Code, U.S. expatriates or persons whose functional currency for tax purposes is not the U.S. dollar. This discussion does not address any alternative minimum tax or Medicare contribution tax considerations.

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If an entity treated as a partnership holds the notes, the U.S. federal income tax treatment of a partner will generally depend on the status of the partner and the tax treatment of the partnership. Partnerships holding the notes and their partners should consult their tax advisers with regard to the U.S. federal income tax treatment of an investment in the notes.

We will not attempt to ascertain whether the issuer of any of the Index constituents would be treated as a “passive foreign investment company” within the meaning of Section 1297 of the Code or as a “United States real property holding corporation” within the meaning of Section 897 of the Code. If the issuer of one or more of such stocks were so treated, certain adverse U.S. federal income tax consequences could possibly apply to U.S. investors (in the case of a passive foreign investment company) or non-U.S. investors (in the case of a United States real property holding corporation). Investors should refer to any available information filed with the SEC by the issuers of the Index constituents and consult their tax advisers regarding the possible consequences to them in this regard.

NO STATUTORY, JUDICIAL OR ADMINISTRATIVE AUTHORITY DIRECTLY DISCUSSES HOW THE NOTES SHOULD BE TREATED FOR U.S. FEDERAL INCOME TAX PURPOSES. AS A RESULT, THE U.S. FEDERAL INCOME TAX CONSEQUENCES OF AN INVESTMENT IN THE NOTES ARE UNCERTAIN. BECAUSE OF THE UNCERTAINTY, INVESTORS SHOULD CONSULT THEIR TAX ADVISERS IN DETERMINING THE U.S. FEDERAL INCOME TAX AND OTHER TAX CONSEQUENCES OF THEIR INVESTMENT IN THE NOTES, INCLUDING THE APPLICATION OF STATE, LOCAL OR OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN U.S. FEDERAL OR OTHER TAX LAWS.

U.S. Holders

For purposes of this discussion, a U.S. holder is a person that, for U.S. federal income tax purposes, is a beneficial owner of a note and (i) a citizen or individual resident of the United States, (ii) a domestic corporation, or (iii) an estate or trust the income of which is subject to U.S. federal income taxation regardless of its source.

This discussion assumes that no Canadian withholding or other taxes will be imposed with respect to the notes. U.S. holders should consult their tax advisers regarding the tax consequences to them of any Canadian or other non-U.S. tax imposed with respect to the notes.

Intended Tax Treatment of the Notes. In the opinion of our special U.S. tax counsel, Davis Polk & Wardwell LLP, it is reasonable to treat a note with the terms described in this pricing supplement as a pre-paid cash-settled forward contract in respect of the Index for U.S. federal income tax purposes and by purchasing the notes, each U.S. holder agrees (in the absence of a change in law or Internal Revenue Service (“IRS”) guidance) to treat the notes accordingly. If the notes are so treated, a U.S. holder should generally recognize capital gain or loss upon the sale, exchange, redemption or settlement of the notes in an amount equal to the difference between the amount a U.S. holder receives at such time and the U.S. holder’s tax basis in the notes. In general, a U.S. holder’s tax basis in the notes will be equal to the price the U.S. holder paid for the notes. Capital gain recognized by a non-corporate U.S. holder is generally taxed at preferential rates where the property is held for more than one year. The deductibility of capital losses is subject to limitations.

Alternative Treatments. Due to the absence of authorities that directly address the treatment of the notes, alternative tax treatments of the notes are also possible and the IRS might assert that a treatment other than that described above is more appropriate. For example, the IRS might assert that the notes should be treated as a single debt instrument. Such a debt instrument would generally be subject to the special tax rules governing contingent payment debt instruments. If the notes are so treated, a U.S. holder would generally be required to accrue interest currently at a “comparable yield” over the term of the notes even though that U.S. holder will not receive any payments from us prior to maturity or early redemption. Any such interest income is expected to be U.S.-source. In addition, any gain a U.S. holder might recognize upon the sale, exchange, redemption or settlement of the notes would be ordinary income and any loss recognized by a U.S. holder at such time would be ordinary loss to the extent of interest that same U.S. holder included in income in the current or previous taxable years in respect of the notes, and thereafter, would be capital loss. Moreover, under such characterization a given note may not be “fungible” with notes with different issue dates for U.S. federal income tax purposes.

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The IRS could also assert that a U.S. holder should be required to treat any amounts attributable to the Daily Investor Fee and any Redemption Fee Amount as separate investment expenses. The deduction of any such deemed expenses would not generally be permitted to a U.S. holder who is an individual, trust or estate. Such limitation would correspondingly increase the amount of gain and income or decrease the amount of loss recognized by a U.S. holder with respect to an investment in the notes.

It is possible that a deemed taxable exchange could occur on one or more of the Effective Dates or upon any extension by us of the Maturity Date. Additionally, it is possible that the notes could be treated as a series of derivative contracts, each of which matures on the next Effective Date. If a deemed taxable exchange occurred or if the notes were properly characterized as a series of derivative contracts, a U.S. holder would be treated as disposing of the notes on each Effective Date or extension, as the case may be, in return for new notes that mature on the next Effective Date, on the Maturity Date, or on the extended Maturity Date, as the case may be, and subject to the application of the wash sale rules, the U.S. holder accordingly could recognize capital gain or loss on each Effective Date or extension, as the case may be, equal to the difference between the U.S. holder’s tax basis in the notes (which would be adjusted to take into account any prior recognition of gain or loss) and the fair market value of the notes on such date.

Because of the absence of authority regarding the appropriate tax characterization of the notes, it is also possible that the IRS could seek to characterize the notes in a manner that results in other tax consequences that are different from those described above. For example, the IRS could possibly assert that any gain or loss that a U.S. holder may recognize upon the sale, exchange, redemption or settlement of the notes should be treated as ordinary income or loss.

The IRS has released a notice that may affect the taxation of U.S. holders of the notes. According to the notice, the IRS and the Treasury Department are considering whether the holder of instruments such as the notes should be required to accrue ordinary income on a current basis. It is not possible to determine what guidance will ultimately be issued, if any. It is possible, however, that under such guidance, U.S. holders of the notes will ultimately be required to accrue income currently and this could be applied on a retroactive basis. The IRS and the Treasury Department are also considering other relevant issues, including whether additional gain or loss from such instruments should be treated as ordinary or capital and whether the special “constructive ownership rules” of Section 1260 of the Code might be applied to such instruments. Further, future legislation, including legislation based on bills previously introduced in Congress, may tax all derivative instruments on a mark-to-market basis, requiring U.S. holders of such derivative instruments to take into account annually gains and losses on such instruments as ordinary income. The adoption of such legislation or similar proposals may significantly impact the tax consequences from an investment in the notes, including the timing and character of income and gain on the notes. U.S. holders should consult their tax adviser as to the tax consequences of possible alternative characterizations of the notes for U.S. federal income tax purposes and proposals to change the taxation of certain derivative instruments.

Information With Respect to Foreign Financial Assets. An individual U.S. holder who, during any taxable year, holds any interest in “specified foreign financial assets” with an aggregate value in excess of $50,000 (and in some circumstances, a higher threshold) may be required to file an information report with respect to such assets with his or her tax returns. “Specified foreign financial assets” may include financial accounts maintained by foreign financial institutions, as well as any of the following, but only if they are not held in accounts maintained by financial institutions: (i) stocks and securities issued by non-U.S. persons, (ii) financial instruments and contracts held for investment that have non-U.S. issuers or counterparties, and (iii) interests in foreign entities. Under these rules the notes, or non-U.S. financial accounts through which the notes are held, may be treated as “specified foreign financial assets.” U.S. holders are urged to consult their tax advisers regarding the application of this reporting requirement to their ownership of the notes.

Non-U.S. Holders

The following discussion applies to non-U.S. holders of the notes. A non-U.S. holder is a person that, for U.S. federal income tax purposes, is a beneficial owner of a note and (i) a non-resident alien individual, (ii) a foreign corporation, or (iii) a foreign estate or trust.

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Except as discussed below, a non-U.S. holder will generally not be subject to U.S. federal income or withholding tax for amounts paid in respect of the notes, provided that (i) the non-U.S. holder complies with any applicable certification requirements, (ii) the payment is not effectively connected with the conduct by the non-U.S. holder of a U.S. trade or business, and (iii) if the non-U.S. holder is a non-resident alien individual, such non-U.S. holder is not present in the U.S. for 183 days or more during the taxable year of the sale, exchange, redemption or settlement of the notes and is not a former citizen or resident of the United States. In the case of (ii) above, the non-U.S. holder generally would be subject to U.S. federal income tax with respect to any income or gain in the same manner as if the non-U.S. holder were a U.S. holder and, in the case of a non-U.S. holder that is a corporation, the non-U.S. holder may also be subject to a branch profits tax equal to 30% (or such lower rate provided by an applicable U.S. income tax treaty) of a portion of its earnings and profits for the taxable year that are effectively connected with its conduct of a trade or business in the U.S., subject to certain adjustments. If the notes are recharacterized as debt for U.S. federal income tax purposes, amounts paid in respect of the notes to a non-U.S. holder will not be subject to U.S. federal withholding tax, provided that the non-U.S. holder (i) does not own, directly or by attribution, ten percent or more of the total combined voting power of all classes of Bank of Montreal stock entitled to vote, (ii) is not a “controlled foreign corporation” related, directly or indirectly, to Bank of Montreal, (iii) is not a bank receiving interest under Section 881(c)(3)(A) of the Code and (iv) provides to the relevant withholding agent a properly completed IRS Form W-8, appropriate to the non-U.S. holder’s particular circumstances, that certifies under penalties of perjury that such person is not a U.S. person.

Under Section 871(m) of the Code (“Section 871(m)”), a “dividend equivalent” payment is treated as a dividend from sources within the United States. Such payments generally would be subject to a 30% U.S. withholding tax if paid to a non-U.S. holder. Under U.S. Treasury Department regulations, payments (including deemed payments) with respect to equity-linked instruments (“ELIs”) that are “specified ELIs” may be treated as dividend equivalents if such specified ELIs reference, directly or indirectly, equities that could pay U.S.-source dividends for U.S. federal income tax purposes (each an “underlying security”). Subject to certain exceptions, Section 871(m) generally applies to securities that substantially replicate the economic performance of one or more underlying securities, as determined based on tests set forth in the applicable Treasury regulations. In light of the economic terms of the notes, we do not expect that payments on the notes will be subject to withholding under Section 871(m) of the Code. However, if we determine that withholding under Section 871(m) is applicable, we will not pay any additional amounts with respect to this tax.

As discussed above, alternative characterizations of the notes for U.S. federal income tax purposes are possible. Should we conclude that an alternative characterization applies by reason of change or clarification of the law, administrative guidance or otherwise and consequently conclude that we are required to withhold on payments on the notes, we will withhold tax at the applicable statutory rate. The IRS has also indicated that it is considering whether income in respect of instruments such as the notes should be subject to withholding tax. Prospective investors should consult their own tax advisers in this regard.

Backup Withholding and Information Reporting

Payments on the notes or of proceeds from a sale or other disposition of the notes may be subject to information reporting. U.S. holders may also be subject to backup withholding on these payments unless they provide proof of an applicable exemption or a correct taxpayer identification number and otherwise comply with applicable requirements of the backup withholding rules. Non-U.S. holders will not be subject to backup withholding if they provide a properly completed Form W-8 appropriate to their circumstances. Amounts withheld under the backup withholding rules are not additional taxes and may be refunded or credited against U.S. federal income tax liability, provided the required information is timely furnished to the IRS.

FATCA

Legislation commonly referred to as “FATCA” imposes a 30% U.S. withholding tax on certain U.S. source payments, including U.S.-source interest (and original issue discount), dividends, dividend-equivalent payments (as described above) and other fixed or determinable annual or periodical gain, profits, and income (“Withholdable Payments”), if paid to a foreign financial institution (including amounts paid to a foreign financial institution on behalf of a holder), unless such institution enters into an agreement with the Treasury Department to collect and provide to the Treasury Department substantial information regarding U.S. account holders, including certain account holders that are foreign entities with U.S. owners, with such institution. Account holders subject to information reporting requirements pursuant to FATCA may include holders of the notes or non-U.S. financial institutions through which the notes may be held. FATCA also generally imposes a withholding tax of 30% on Withholdable Payments made to a non-financial foreign entity unless such entity provides the withholding agent with a certification that it does not have any substantial U.S. owners or a certification identifying the direct and indirect substantial U.S. owners of the entity. Foreign financial institutions and non-financial foreign entities located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules.

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The U.S. Treasury Department has proposed regulations that eliminate the requirement of FATCA withholding on payments of gross proceeds upon the sale or disposition of financial instruments. The U.S. Treasury Department has indicated that taxpayers may rely on these proposed regulations pending their finalization. If we (or the applicable withholding agent) determine withholding is appropriate with respect to the notes, tax will be withheld at the applicable statutory rate, and we will not pay any additional amounts in respect of such withholding. Investors are urged to consult with their own tax advisers regarding the possible implications of FATCA on their investment in the notes.

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BENEFIT PLAN INVESTOR CONSIDERATIONS

The following section supersedes the sections entitled “Employee Retirement Income Security Act” in the accompanying prospectus and product supplement in its entirety.

A fiduciary of a pension, profit-sharing or other employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or an entity whose underlying assets include “plan assets” by reason of such plan’s investment in the entity (collectively, “Plans”) should consider the fiduciary standards of ERISA in the context of the Plan’s particular circumstances before authorizing an investment in the notes. Accordingly, among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the Plan, and whether the investment would involve a prohibited transaction under Section 406 of ERISA or Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”).

Section 406 of ERISA and Section 4975 of the Code prohibit Plans, as well as individual retirement accounts, Keogh plans and other arrangements subject to Section 4975 of the Code and entities whose underlying assets are considered to include “plan assets” of any such plan, account or arrangement (also “Plans”), from engaging in certain transactions involving “plan assets” with persons who are “parties in interest” under ERISA or “disqualified persons” under the Code (collectively, “parties in interest”) with respect to the Plan. A violation of these prohibited transaction rules may result in civil penalties or other liabilities under ERISA and/or an excise tax under Section 4975 of the Code for those parties in interest that engage in a prohibited transaction, unless relief is available under an applicable statutory, regulatory or administrative exemption. In addition, fiduciaries of the Plan that engaged in such non-exempt prohibited transaction may be subject to penalties and liabilities under ERISA and the Code as well.

Because of our business, we and our current and future affiliates may be parties in interest with respect to many Plans. The acquisition, holding or disposition of the notes by a Plan with respect to which we or certain of our affiliates is or becomes a party in interest may constitute or result in a prohibited transaction under ERISA or Section 4975 of the Code, unless the notes are acquired pursuant to and in accordance with an applicable exemption. The U.S. Department of Labor has issued five prohibited transaction class exemptions, or “PTCEs,” that may provide exemptive relief if required for direct or indirect prohibited transactions that may arise from the purchase or holding of the notes. These exemptions are:

•	PTCE 84-14, an exemption for certain transactions determined or effected by independent qualified professional asset managers;

•	PTCE 90-1, an exemption for certain transactions involving insurance company pooled separate accounts;

•	PTCE 91-38, an exemption for certain transactions involving bank collective investment funds;

•	PTCE 95-60, an exemption for transactions involving certain insurance company general accounts; and

•	PTCE 96-23, an exemption for plan asset transactions managed by in-house asset managers.

In addition, ERISA Section 408(b)(17) and Section 4975(d)(20) of the Code provide statutory exemptive relief for certain arm’s-length transactions with a person that is a party in interest solely by reason of providing services to Plans or being an affiliate of such a service provider. Under this exemption, the purchase and sale of the notes will not constitute a prohibited transaction under ERISA or Section 4975 of the Code, provided that neither the issuer of the notes nor any of its affiliates have or exercise any discretionary authority or control or render any investment advice with respect to the assets of any Plan involved in the transaction, and provided further that the Plan pays no more and receives no less than “adequate consideration” in connection with the transaction (the so-called “service provider exemption”). There can be no assurance that any of these statutory or class exemptions will be available with respect to transactions involving the notes.

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Certain employee benefit plans and arrangements, including those that are governmental plans (as defined in section 3(32) of ERISA), certain church plans (as defined in Section 3(33) of ERISA) and non-U.S. plans (as described in Section 4(b)(4) of ERISA (collectively, “Non-ERISA Arrangements”) are not subject to the requirements of ERISA or Section 4975 of the Code but may be subject to similar provisions under applicable federal, state, local, non-U.S. or other laws, regulations or rules (“Similar Laws”). Fiduciaries of Non-ERISA Arrangements should consider the foregoing issues in general terms as well as any further issues arising under any applicable Similar Laws before purchasing the notes.

Any purchaser or holder of the notes or any interest therein will be deemed to have represented (both on behalf of itself and any Plan) by its purchase and holding of the notes that either (i) it is not a Plan or Non-ERISA Arrangement and is not purchasing the notes on behalf of or with the assets of any Plan or Non-ERISA Arrangement or (ii) the purchase, holding and subsequent disposition of the notes will not constitute or result in a non-exempt prohibited transaction under ERISA or Section 4975 of the Code or a violation of any Similar Law.

Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is important that fiduciaries or other persons considering purchasing the notes on behalf of or with the assets of any Plan or Non-ERISA Arrangement consult with their counsel regarding the potential consequences of any purchase, holding or disposition under ERISA, Section 4975 of the Code and/or Similar Laws, as applicable, and the availability of any exemptive relief.

The notes are contractual financial instruments. The financial exposure provided by the notes is not a substitute or proxy for, and is not intended as a substitute or proxy for, individualized investment management or advice for the benefit of any purchaser or holder of the notes. The notes have not been designed and will not be administered in a manner intended to reflect the individualized needs and objectives of any purchaser or holder of the notes.

Each purchaser or holder of any notes acknowledges and agrees that:

•	the purchaser or holder or its fiduciary has made and shall make all investment decisions for the purchaser or holder and the purchaser or holder has not relied and shall not rely in any way upon us or any of our affiliates to act as a fiduciary or adviser of the purchaser or holder with respect to (i) the design and terms of the notes, (ii) the purchaser or holder’s investment in the notes, (iii) the holding of the notes or (iv) the exercise of or failure to exercise any rights we or any of our affiliates, or the purchaser or holder, has under or with respect to the notes;

•	we and our affiliates have acted and will act solely for our own account in connection with (i) all transactions relating to the notes and (ii) all hedging transactions in connection with our or our affiliates’ obligations under the notes;

•	any and all assets and positions relating to hedging transactions by us or any of our affiliates are assets and positions of those entities and are not assets and positions held for the benefit of the purchaser or holder;

•	our interests and the interests of our affiliates are adverse to the interests of the purchaser or holder; and

•	neither we nor any of our affiliates is a fiduciary or adviser of the purchaser or holder in connection with any such assets, positions or transactions, and any information that we or any of our affiliates may provide is not intended to be impartial investment advice.

Each purchaser and holder of the notes has exclusive responsibility for ensuring that its purchase and holding of the notes does not violate the fiduciary or prohibited transaction rules of ERISA or Section 4975 of the Code or provisions of any Similar Laws. The sale of any notes to any Plan or Non-ERISA Arrangement is in no respect a representation by us or any of our affiliates or representatives that such an investment is appropriate for, and meets all relevant legal requirements with respect to investments by Plans or Non-ERISA Arrangements generally or any particular Plan or Non-ERISA Arrangement. Neither this discussion nor anything provided in this prospectus is or is intended to be investment advice directed at any potential Plan or Non-ERISA Arrangement purchasers.

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SUPPLEMENTAL PLAN OF DISTRIBUTION (CONFLICTS OF INTEREST)

The terms and conditions set forth in the distribution agreement between Bank of Montreal and the Agents party thereto, including BMOCM, govern the sale and purchase of the notes.

BMOCM, an affiliate of ours, is the agent for this offering. On the Initial Trade Date, we sold an aggregate of $4,000,000 principal amount of the notes through BMOCM and through one or more dealers purchasing as principal through BMOCM for the initial Principal Amount of $25 per note. After giving effect to the $125,001,350,000 in principal amount of the notes that we will issue on August 24, 2026, an aggregate of $250,000,000,000 in principal amount of the notes will be outstanding. We will receive proceeds equal to 100% of the offering price of any remaining or additional notes that are sold after the date of this document.

Additional notes may be offered and sold from time to time through BMOCM and one or more dealers at a price that is higher or lower than the stated principal amount, based on the Indicative Note Value at that time. Sales of the notes after the date of this document will be made at market prices prevailing at the time of sale, at prices related to market prices or at negotiated prices. BMOCM may lend the notes to broker-dealers and other market participants who may have made short sales of such notes and who may cover such short positions by purchasing such notes from BMOCM.

We are not obligated to issue and sell additional notes at any time to BMOCM, and BMOCM is not obligated to sell additional notes to investors or dealers at any time. If we discontinue issuances and sales of the notes, or if BMOCM discontinues sales of the notes of any series, the price and liquidity of those notes may be subject to significant distortions. See “Risk Factors—We may sell additional notes at different prices, but we are under no obligation to issue or sell additional notes at any time, and if we do sell additional notes, we may limit or restrict such sales, and we may stop selling additional notes at any time.”

We will receive proceeds equal to 100% of the price that the notes are sold to the public, less any commissions paid to BMOCM or any other dealer. BMOCM and its affiliates may also profit from expected hedging activity related to these offerings, even if the value of the notes declines. We may not sell the full amount of notes offered by this pricing supplement, and may discontinue sales of the notes at any time.

BMOCM and any other agent and dealer in the initial and any subsequent distribution are expected to charge normal commissions for the purchase of the notes.

We may use this pricing supplement in the initial sale of the notes. In addition, BMOCM or another of our affiliates may use this pricing supplement in market-making transactions in the notes after their initial sale. Unless we or our agent informs you otherwise in the confirmation of sale or in a notice delivered at the same time as the confirmation of sale, this pricing supplement is being used in a market-making transaction.

Broker-dealers, including BMOCM, may make a market in the notes, although none of them are obligated to do so and any of them may stop doing so at any time without notice. This prospectus (such term includes this pricing supplement and the accompanying product supplement, prospectus supplement and prospectus) may be used by such dealers and our affiliates in connection with market-making transactions. In these transactions, dealers may resell a note covered by this prospectus that they acquire from us, BMOCM or other holders after the original offering and sale of the notes, or they may sell any notes covered by this prospectus in short sale transactions. This prospectus will be deemed to cover any short sales of notes by market participants who cover their short positions with notes borrowed or acquired from us or our affiliates in the manner described above. This pricing supplement (including the accompanying prospectus supplement, product supplement and prospectus) will be deemed to cover any short sales of the notes by market participants who borrow notes from us or our affiliates or who cover their short positions with notes acquired from us or our affiliates.

Broker-dealers and other market participants are cautioned that some of their activities, including covering short sales with notes borrowed from us or one of our affiliates, may result in their being deemed participants in the distribution of the notes in a manner that would render them statutory underwriters and subject them to the prospectus delivery and liability provisions of the Securities Act of 1933 (the “Securities Act”). A determination of whether a particular market participant is an underwriter must take into account all the facts and circumstances pertaining to the activities of the participant in the particular case, and the example mentioned above should not be considered a complete description of all the activities that would lead to designation as an underwriter and subject a market participant to the prospectus delivery and liability provisions of the Securities Act.

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BMOCM or another FINRA member will provide certain services relating to the distribution of the notes and may be paid a fee for its services equal to all, or a portion of, the Daily Investor Fee. BMOCM may also pay fees to other dealers pursuant to one or more separate agreements. Any portion of the Daily Investor Fee paid to BMOCM or such other FINRA member will be paid on a periodic basis over the term of the notes. Although BMOCM will not receive any discounts in connection with such sales, BMOCM is expected to charge normal commissions for the purchase of any such notes.

BMOCM will act as our agent in connection with any redemptions at the investor’s option, and the Redemption Fee Amount applicable to any such redemptions will be paid to us. Additionally, it is possible that BMOCM and its affiliates may also profit from expected hedging activities related to this offering, even if the value of the notes declines.

We may deliver notes against payment therefor on a date that is greater than one business day following the date of sale of any notes. Under Rule 15c6-1 of the Securities Exchange Act of 1934, trades in the secondary market generally are required to settle in one business day, unless parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to transact in notes that are to be issued more than one business day after the related trade date will be required to specify alternative settlement arrangements to prevent a failed settlement.

Each of BMOCM and any other broker-dealer offering the notes have not offered, sold or otherwise made available and will not offer, sell or otherwise make available any of the notes to, any retail investor in the European Economic Area (“EEA”). For these purposes, a “retail investor” means a person who is one (or more) of: (a) a retail client, as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); or (b) a customer, within the meaning of Directive (EU) 2016/97, as amended, where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (c) not a qualified investor as defined in Regulation (EU) (2017/1129) (the “EU Prospectus Regulation”). Consequently, no key information document required by Regulation (EU) No 1286/2014 (as amended, the “EU PRIIPs Regulation”) for offering or selling the notes or otherwise making them available to retail investors in the EEA has been prepared, and therefore, offering or selling the notes or otherwise making them available to any retail investor in the EEA may be unlawful under the EU PRIIPs Regulation.

Each of BMOCM and any other broker-dealer offering the notes have not offered, sold, distributed or otherwise made available and will not offer, sell, distribute or otherwise make available any of the notes to, any retail investor in the United Kingdom. For these purposes, a retail investor means a person who is either one or both of the following (i) not a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018 (the “EUWA”); or (ii) not a qualified investor as defined in paragraph 15 of Schedule 1 to the Public Offers and Admissions to Trading Regulations 2024. Consequently no disclosure document required by the FCA Product Disclosure Sourcebook (“DISC”) for offering, selling or distributing the notes or otherwise making them available to retail investors in the United Kingdom has been prepared and therefore offering, selling or distributing the notes or otherwise making them available to any retail investor in the United Kingdom may be unlawful under DISC and the Consumer Composite Investments (Designated Activities) Regulations 2024.

Reissuances or Reopened Issues

We may, at our sole discretion, “reopen” or reissue the notes. We may issue additional notes at any time, without your consent and without notifying you. The notes do not limit our ability to incur other indebtedness or to issue other securities. Also, we are not subject to financial or similar restrictions by the terms of the notes. For more information, please refer to “Description of the Notes We May Offer—General” in the accompanying prospectus supplement and “Description of Debt Securities—General” in the accompanying prospectus.

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These further issuances, if any, will be consolidated to form a single class with the originally issued notes and will have the same CUSIP number and will trade interchangeably with the notes immediately upon settlement. Any additional issuances will increase the aggregate principal amount of the outstanding notes of the class, plus the aggregate principal amount of any notes bearing the same CUSIP number that are issued pursuant to any future issuances of notes bearing the same CUSIP number. The price of any additional offering will be determined at the time of pricing of that offering.

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VALIDITY OF THE NOTES

In the opinion of Osler, Hoskin & Harcourt LLP, the issue and sale of the notes has been duly authorized by all necessary corporate action of the Bank of Montreal in conformity with the indenture, and when the notes have been duly completed in accordance with the indenture, the notes will have been validly executed, authenticated, issued and delivered, to the extent that validity of the notes is a matter governed by the laws of the Province of Ontario and the federal laws of Canada applicable therein and will be valid obligations of the Bank of Montreal, subject to the following limitations (i) the enforceability of the indenture may be limited by the Canada Deposit Insurance Corporation Act (Canada), the Winding-up and Restructuring Act (Canada) and bankruptcy, insolvency, reorganization, receivership, moratorium, arrangement or winding-up laws or other similar laws affecting the enforcement of creditors’ rights generally; (ii) the enforceability of the indenture may be limited by equitable principles, including the principle that equitable remedies such as specific performance and injunction may only be granted in the discretion of a court of competent jurisdiction; (iii) pursuant to the Currency Act (Canada) a judgment by a Canadian court must be awarded in Canadian currency and that such judgment may be based on a rate of exchange in existence on a day other than the day of payment; and (iv) the enforceability of the indenture will be subject to the limitations contained in the Limitations Act, 2002 (Ontario), and such counsel expresses no opinion as to whether a court may find any provision of the indenture to be unenforceable as an attempt to vary or exclude a limitation period under that Act. This opinion is given as of the date hereof and is limited to the laws of the Provinces of Ontario and the federal laws of Canada applicable therein. In addition, this opinion is subject to certain assumptions about (i) the trustee’s authorization, execution and delivery of the indenture, (ii) the genuineness of signatures and (iii) certain other matters, all as stated in the letter of such counsel dated March 25, 2025, which has been filed as Exhibit 5.3 to Bank of Montreal’s Form 6-K filed with the SEC and dated March 25, 2025.

In the opinion of Davis Polk & Wardwell LLP, as special United States products counsel to the Bank of Montreal, when the notes offered by this pricing supplement have been issued by the Bank of Montreal pursuant to the indenture, the trustee has made the appropriate entries or notations to the master global note that represents such notes (the “master note”), and such notes have been delivered against payment as contemplated herein, such notes will be valid and binding obligations of the Bank of Montreal, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability (including, without limitation, concepts of good faith, fair dealing and the lack of bad faith) and possible judicial or regulatory actions or applications giving effect to governmental actions or foreign laws affecting creditors’ rights, provided that such counsel expresses no opinion as to (i) the enforceability of any waiver of rights under any usury or stay law; or (ii) the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law on the conclusions expressed above. This opinion is given as of the date hereof and is limited to the laws of the State of New York. Insofar as the foregoing opinion involves matters governed by the laws of the Provinces of Ontario and Québec and the federal laws of Canada, you have received, and we understand that you are relying upon, the opinion of Osler, Hoskin & Harcourt LLP, Canadian counsel for the Bank of Montreal, set forth above. In addition, this opinion is subject to customary assumptions about the trustee’s authorization, execution and delivery of the indenture and the authentication of the master note and the validity, binding nature and enforceability of the indenture with respect to the trustee, all as stated in the opinion of Davis Polk & Wardwell LLP dated March 25, 2025, which has been filed as an exhibit to Bank of Montreal’s report on Form 6-K filed with the SEC on March 25, 2025.

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ANNEX A

NOTICE OF EARLY REDEMPTION

To: [     ].com

Subject: Notice of Early Redemption, CUSIP No.: 06368M302

[BODY OF EMAIL]

Name of broker: [ ]

Name of beneficial holder: [ ]

Number of Notes to be redeemed: [ ]

Applicable Redemption Measurement Date: [ ], 20[ ]*

Broker Contact Name: [ ]

Broker Telephone #: [ ]

Broker DTC # (and any relevant sub-account): [ ]

The undersigned acknowledges that in addition to any other requirements specified in the pricing supplement relating to the notes being satisfied, the notes will not be redeemed unless (i) this notice of redemption is delivered to BMO Capital Markets Corp. (“BMO Capital Markets”) by 2:00 p.m. (New York City time) on the Index Business Day prior to the applicable Redemption Measurement Date; (ii) the confirmation, as completed and signed by the undersigned is delivered to BMO Capital Markets by 5:00 p.m. (New York City time) on the same day the notice of redemption is delivered; (iii) the undersigned has booked a delivery vs. payment (“DVP”) trade on the applicable Redemption Measurement Date, facing BMO Capital Markets DTC 5257 and (iv) the undersigned instructs DTC to deliver the DVP trade to BMO Capital Markets as booked for settlement via DTC at or prior to 10:00 a.m. (New York City time) on the applicable Redemption Date.

The undersigned further acknowledges that the undersigned has read the section “Risk Factors — You will not know the Redemption Amount at the time you elect to request that we redeem your notes” in the pricing supplement relating to the notes and the undersigned understands that it will be exposed to market risk on the Redemption Measurement Date.

_______________________

* Subject to adjustment as described in the pricing supplement relating to the notes.

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ANNEX B

BROKER’S CONFIRMATION OF REDEMPTION

[TO BE COMPLETED BY BROKER]

Dated:

BMO Capital Markets Corp.

BMO Capital Markets, as Calculation Agent

e-mail: [       ]

To Whom It May Concern:

The holder of $[ ] MicroSectorsTM Gold Miners -3X Inverse Leveraged Exchange Traded Notes due June 29, 2040, CUSIP No. 06368M302 (the “notes”) hereby irrevocably elects to receive a cash payment on the Redemption Date* of [holder to specify] with respect to the number of notes indicated below, as of the date hereof, the redemption right as described in the pricing supplement relating to the notes (the “Prospectus”). Terms not defined herein have the meanings given to such terms in the Prospectus.

The undersigned certifies to you that it will (i) book a DVP trade on the applicable Redemption Measurement Date with respect to the number of notes specified below at a price per note equal to the Redemption Amount, facing BMO Capital Markets DTC 5257 and (ii) deliver the trade as booked for settlement via DTC at or prior to 10:00 a.m. (New York City time) on the applicable Redemption Date.

The undersigned acknowledges that in addition to any other requirements specified in the Prospectus being satisfied, the notes will not be redeemed unless (i) this confirmation is delivered to BMO Capital Markets by 5:00 p.m. (New York City time) on the same day the notice of redemption is delivered; (ii) the undersigned has booked a DVP trade on the applicable Redemption Measurement Date, facing BMO Capital Markets DTC 5257; and (iii) the undersigned will deliver the DVP trade to BMO Capital Markets as booked for settlement via DTC at or prior to 10:00 a.m. (New York City time) on the applicable Redemption Date.

Very truly yours,
[NAME OF DTC PARTICIPANT HOLDER]

Name:
Title:
Telephone:
Fax:
E-mail:

Number of notes surrendered for redemption: ________

DTC # (and any relevant sub-account): ________

Contact Name: ________

Telephone: ________

Fax: ________

E-mail: ________

(At least 25,000 notes must be redeemed at one time (except as specified in the pricing supplement) to receive a cash payment on any Redemption Date.)

_______________________

* Subject to adjustment as described in the pricing supplement relating to the notes.

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